UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No._ )

Filed by the Registrant:	X
____

Filed by a Party other than the Registrant:	____

Check the appropriate box:

_______	Preliminary Proxy Statement

_______	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

X _______	Definitive Proxy Statement

_______	Definitive Additional Materials

_______	Soliciting Material Pursuant to §240.14a-12

Navistar International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X _______	No fee required.

_______	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NAVISTAR INTERNATIONAL CORPORATION

4201 WINFIELD ROAD

P.O. BOX 1488

WARRENVILLE, ILLINOIS 60555

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, FEBRUARY 16, 2010

11:00 A.M. – CENTRAL TIME

HYATT LISLE HOTEL

1400 CORPORETUM DRIVE

LISLE, ILLINOIS 60532

January 12, 2010

To our stockholders:

On behalf of the Board of Directors of Navistar International Corporation you are cordially invited to attend our 2010 Annual Meeting of Stockholders to:

☐	Elect as directors the nominees named in the attached proxy statement;

☐	Ratify the selection of our Independent Registered Public Accounting Firm;

☐	Approve an amendment to our 2004 Performance Incentive Plan to increase the number of shares available for issuance thereunder from 3,250,000 to 5,750,000;

☐	Approve an amendment to our 2004 Performance Incentive Plan to modify the performance measures; and

☐	Conduct any other business properly brought before the meeting.

This proxy statement and the form of proxy are first being made available to our stockholders on January 12, 2010. In order to attend our 2010 Annual Meeting of Stockholders, you must have an admission ticket to attend. Procedures for requesting an admission ticket are detailed on page 69 of this proxy statement. Attendance and voting is limited to stockholders of record at the close of business on January 4, 2010.

By Order of the Board of Directors,

Curt A. Kramer Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON FEBRUARY 16, 2010:

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE AT

HTTP://IR.NAVISTAR.COM/ANNUALPROXY.CFM

Page i

PART ONE – ATTENDANCE AND VOTING MATTERS

FREQUENTLY ASKED QUESTIONS REGARDING ATTENDANCE AND VOTING

Q:  Why am I receiving this proxy statement?

A:   You are receiving this proxy statement because the Board of Directors (the “Board”) of Navistar International Corporation (“Navistar” or the “Company”) is soliciting your proxy to vote your shares at our 2010 annual meeting of stockholders (the “Annual Meeting”). This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares.

Q:  What is the purpose of the Annual Meeting?

A:   The purpose of the Annual Meeting is to have stockholders act upon the matters outlined in the notice of annual meeting and this proxy statement, which include (i) the election of the nominees named in this proxy statement as directors, (ii) the ratification of Navistar’s independent registered public accounting firm, (iii) the approval of an amendment to our 2004 Performance Incentive Plan to increase the number of shares available for issuance thereunder from 3,250,000 to 5,750,000 and (iv) the approval of an amendment to our 2004 Performance Incentive Plan to modify the performance measures. In addition, management may report on the performance of Navistar and respond to questions from stockholders.

Q:  Who can attend the Annual Meeting?

A:   Anyone wishing to attend the Annual Meeting must have an admission ticket issued in his or her name. Admission is limited to:

•	stockholders of record on January 4, 2010, or
•	a stockholder’s authorized proxy holder or representative.

You must provide evidence of your ownership of shares with your ticket request. The specific requirements for obtaining an admission ticket are specified in the “Admission & Ticket Request Procedure” on page 69 of this proxy statement.

Q:  What is the difference between a stockholder of record and stock held in “street name”?

A:   A stockholder of record or registered stockholder is a stockholder whose ownership of Navistar stock is reflected directly on the books and records of our transfer agent, Mellon Investor Services (the “Transfer Agent”). If you hold stock through a bank, broker or other intermediary, you hold your shares in “street name” and are not a stockholder of record. For shares held in a street position, the record owner of the shares is your bank, broker or other intermediary. Navistar only has access to ownership records for the registered shares so, if you are not a registered stockholder, for the purpose of requesting a ticket to attend the Annual Meeting, the Company needs additional documentation to evidence your stock ownership as of the record date, such as, a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your voting instruction card.

Q:  When is the record date and who is entitled to vote?

A:   The Board set January 4, 2010, as the record date for the Annual Meeting. Holders of Navistar common stock on that date are entitled to one vote per share. As of January 4, 2010, there were approximately 70,827,477 shares of Navistar common stock outstanding. If you are a participant in any of the Company’s 401(k) or retirement savings plans, your proxy card will represent the number of shares allocated to your account under the plan and will serve as a direction to the plan’s trustee as to how the shares in your account are to be voted.

A list of all registered holders will be available for examination by stockholders during normal business hours at 4201 Winfield Road, Warrenville, Illinois 60555 at least ten days prior to the Annual Meeting and will also be available for examination at the Annual Meeting.

Q:  How do I vote?

A:   For stockholders of record: You may vote by any of the following methods:

•	in person – stockholders who obtain an admission ticket (following the specified procedure) and attend the Annual Meeting will receive a ballot for voting.

•	by mail – use the proxy and/or voting instruction card provided.

•	by phone or via the Internet – follow the instructions on the enclosed proxy and/or voting instruction card.

If you vote by phone or via the Internet, please have your proxy and/or voting instruction card available. The control number appearing on your card is necessary to process your vote. A phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail.

For holders in street name: You will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Q:  How can I authorize someone else to vote for me?

A:   If you want to authorize someone other than the individual(s) named on the proxy card to vote for you:

•	cross out the individual(s) named and insert the name of the individual you are authorizing to vote; or

•	provide a written authorization to the individual you are authorizing to vote along with your proxy card.

For holders in street name: You should contact your broker to obtain documentation with authorization to attend or vote at the Annual Meeting.

To obtain an admission ticket for your authorized proxy representative, see the requirements specified in the “Admission & Ticket Request Procedure” on page 69 of this proxy statement.

Q:  How can I change or revoke my proxy?

A:   For stockholders of record: You may change or revoke your proxy at any time before it is exercised by (i) submitting a written notice of revocation to Navistar c/o the Corporate Secretary at 4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois 60555, (ii) providing a later dated proxy, (iii) voting by telephone or Internet at a later time or (iv) attending the Annual Meeting and voting in person. For all methods of voting, the last vote cast will supersede all previous votes.

For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Q:  Is my vote confidential?

A:   Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Broadridge Financial Solutions, Inc., the independent proxy tabulator used by Navistar, counts the votes and acts as the inspector of election for the meeting.

Q:  Will my shares be voted if I do not provide my proxy?

A:   If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange (“NYSE”) rules, your broker may vote shares held in street name on certain “routine” matters.

NYSE rules consider the ratification of the selection of independent auditors and the modification of the performance measurements and goals under Section 162(m) of the Internal Revenue Code to be routine matters. As a result, your broker is permitted to vote your shares on those matters at its discretion without instruction from you. When a proposal is not a routine matter, such as the election of directors or the approval of an increase in the number of shares authorized and available for issuance under our 2004 Performance Incentive Plan and the beneficial owner of the shares has not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

Q:  What is the quorum requirement for the Annual Meeting?

A:   Under Navistar’s bylaws, holders of at least one-third of the shares of Navistar common stock outstanding must be present in person or represented by proxy in order to constitute a quorum. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.

Q:  What vote is necessary for action to be taken on proposals?

A:   Directors are elected by a plurality vote of the shares present at the Annual Meeting, meaning that the director nominees with the most affirmative votes are elected to fill the available seats. As outlined in our Corporate Governance Guidelines, any director who receives more “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation to the Nominating and Governance Committee for consideration and recommendation to the Board. All other actions require an affirmative vote of the majority of shares present or represented at the Annual Meeting. Abstentions and broker non-votes have the effect of a vote against matters other than ratification of the selection of independent auditors and the modification of the performance measurements and goals under Section 162(m) of the Internal Revenue Code, which are considered routine matters as discussed above.

Votes submitted by mail, telephone or Internet will be voted by the individuals named on the card (or the individual properly authorized) in the manner indicated. If you do not specify how you want your shares voted, they will be voted in accordance with management’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.

Q:  What is house-holding?

A:   If you and other residents at your mailing address own shares of Navistar common stock in street name, your broker or bank may have notified you that your household will receive only one annual report and proxy statement for each corporation in which you hold stock through that broker or bank. In this practice known as “house-holding,” you were deemed to have consented to that process. House-holding benefits both you and the Company because it reduces the volume of duplicate information received at your household and helps the Company to reduce expenses. Accordingly, the Company and your broker or bank will send one copy of our annual report and proxy statement to your address. Each stockholder will continue to receive a separate proxy card or voting instruction card. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Navistar International Corporation, 4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois 60555, (630) 753-2143.

Q:  What does it mean if I receive more than one proxy card?

A:   Whenever possible, registered shares and plan shares for multiple accounts with the same registration will be combined into the same proxy card. Shares with different registrations cannot be combined and as a result, the stockholder may receive more than one proxy card. For example, registered shares held individually by John Doe will not be combined on the same proxy card as registered shares held jointly by John Doe and his wife.

Street shares are not combined with registered or plan shares and may result in the stockholder receiving more than one proxy card. For example, street shares held by a broker for John Doe will not be combined with registered shares for John Doe.

If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted. If you receive more than one card for accounts that you believe could be combined because the registration is the same, contact our stock transfer agent (for registered shares) or your broker (for street shares) to request that the accounts be combined for future mailings.

Q:  Who pays for the solicitation of proxies?

A:   Navistar pays the cost of soliciting proxies. This solicitation is being made by mail, but also may be made by telephone, e-mail or in person. We have hired The Altman Group, Inc. to assist in the solicitation of proxies. The Altman Group’s fees are estimated to be $10,500, plus out-of-pocket expenses, to assist in the solicitation. Proxies may also be solicited by our directors, officers and employees who will not be additionally compensated for those activities. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

Q:  When are stockholder proposals or nominations due for the 2011 annual meeting?

A:   Our annual meeting of stockholders is typically held on the third Tuesday in February. Accordingly, we expect to hold our 2011 annual meeting of stockholders on or around February 15, 2011. Under the rules of the SEC, we must receive any stockholder proposals to be included in our proxy statement for the 2011 annual meeting of stockholders no later than the close of business on September 14, 2010.

To otherwise seek to present a proposal at an annual meeting of stockholders or nominate directors, under our bylaws notice must be given not more than 180 days and not less than 120 days in advance of the first anniversary of the preceding year’s meeting. Therefore, based on the date of our Annual Meeting, advance notice of any nominations for directors and any other proposals sought to be presented at the 2011 annual meeting of stockholders must be received between August 20, 2010 and October 19, 2010. All stockholder proposals and director nominations must be in accordance with our bylaws and delivered to Navistar by mail c/o the Corporate Secretary at 4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois 60555.

Q:  Are there any matters to be voted on at the Annual Meeting that are not included in the proxy?

A:   We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

Q:  May stockholders ask questions at the Annual Meeting?

A:   Yes. During the Annual Meeting, stockholders may ask questions or make remarks directly related to the matters being voted on. In order to ensure an orderly meeting, we ask that stockholders direct questions and comments to the Chairman. In order to provide the opportunity to every stockholder who wishes to speak, each stockholder’s remarks will be limited to two minutes. Stockholders may speak a second time only after all other stockholders who wish to speak have had their turn.

PART TWO – PROPOSALS AND CORPORATE GOVERNANCE INFORMATION

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations section of our website at http://ir.navistar.com/documentdisplay.cfm?DocumentID=1309. These guidelines reflect the Board’s commitment to oversee the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing stockholder value over the long term.

BOARD OF DIRECTORS

☑   PROPOSAL 1—ELECTION OF DIRECTORS

Our Board consists of 10 directors. One director is appointed by the United Automobiles, Aerospace and Agricultural Implement Workers of America (the “UAW”) and is not part of our classified Board. The remaining 9 directors are divided into three equal classes for purposes of election (i.e., Class I, Class II and Class III). Only members of Class II of our classified Board are up for election at the Annual Meeting. The nominees were evaluated and recommended by the Nominating and Governance Committee in accordance with the process for nominating directors as found on page 14 of this proxy statement. If elected, the Class II Directors will hold office for an additional three year term expiring in 2013, or until their earlier death, resignation or retirement.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES PRESENTED IN PROPOSAL 1.

Class II Directors Whose Term Expires at the 2010 Annual Meeting – THIS IS THE ONLY CLASS OF DIRECTORS UP FOR ELECTION AT THE ANNUAL MEETING.

Eugenio Clariond,* 66, Director since 2002. He retired as Chairman of the Board of Directors and Chief Executive Officer of Group IMSA, S.A., a producer of steel processed products, steel and plastic construction products and aluminum and other related products, in 2006. He served as Chief Executive Officer from 1985 through 2006 and as Chairman from 2003 through 2006. He is a director of Grupo Financiero Banorte, S.A., Mexichem S.A., the Mexico Fund, Inc. and Johnson Controls, Inc. He is also Chairman of the Mexican Fund for Nature Conservancy and President of the USA-Mexico Business Council. Committees: Finance and Nominating and Governance.

Diane H. Gulyas,* 53, Director since 2009. She is the President responsible for E.I. DuPont De Nemours and Company’s (“DuPont”) performance polymers, which contains three business units – engineering polymers, elastomers and films, with annual revenues of approximately $4 billion. She joined DuPont in 1978 and spent her first 10 years in a variety of sales, marketing, technical and systems development positions, primarily in the company’s polymers business. She later served as vice president and general manager for DuPont’s advanced fiber business and then group vice president of the $3 billion electronic and communication technologies platform. In April 2004, she was named chief marketing and sales officer, where she was responsible for corporate branding and marketing communications, market research, e-business and marketing/sales capability worldwide. She was named to her current position in October 2009. Committee: Finance.

William H. Osborne,* 49, Director since 2009. He is President and Chief Executive Officer of Federal Signal Corporation, a $1 billion manufacturer and marketer of fire, safety and municipal infrastructure equipment, since September 2008. Prior to joining Federal Signal Corporation he served in a number of senior-level positions with Ford Motor Company. Most recently, he served as president and chief executive officer of Ford of Australia from February 2008 to September 2008. Previously, he served as president and chief executive officer of Ford of Canada from November 2005 to January 2008, and as Executive Director, Pickup Truck and Commercial Vehicles, North American Truck Business of Ford Motor Company from December 2003 to November 2005. His earlier assignments included a variety of roles in product design, development and engineering. Prior to joining Ford, he held positions at Chrysler and General Motors from 1977 to 1990. He is also a director of Federal Signal Corporation. Committee: Finance.

THE FOLLOWING CLASSES OF DIRECTORS ARE NOT UP FOR ELECTION AT THE ANNUAL MEETING.

Class III Directors Whose Term Expires at the 2011 Annual Meeting

James H. Keyes,* 69, Director since 2002. He retired as Chairman of the Board of Johnson Controls, Inc., an automotive system and facility management and control company, in 2003, a position he had held since 1993. He served as Chief Executive Officer of Johnson Controls, Inc. from 1988 until 2002. He is a director of Pitney Bowes, Inc. and on the Board of Trustees of Fidelity Mutual Funds. Committees: Audit (Chair), Compensation, Nominating and Governance and Executive.

John D. Correnti,* 62, Director since 1994. He is Chairman and Chief Executive Officer of Steel Development Co., LLC, a steel mill operational and development company. Prior to this position he was President and Chief Executive Officer of SeverCorr, LLC, a manufacturer of high quality flat-rolled steel products, from 2005 until 2008 and Chairman of the Board of Directors and Chief Executive Officer of Birmingham Steel Corporation, a manufacturer of steel and steel products, from 1999 to 2002. Mr. Correnti served as Chief Executive Officer, President and Vice Chairman of Nucor Company, a mini mill manufacturer of steel products, from 1996 to 1999, and as its President and Chief Operating Officer and as a director from 1991 to 1996. He is a director of Corrections Corporation of America and also serves on the Clarkson University Board of Trustees and the Mississippi University for Women Foundation Board. Committees: Audit, Nominating and Governance and Compensation (Chair).

Daniel C. Ustian, 59, Director since 2002. He is President and Chief Executive Officer of Navistar since 2003 and Chairman of the Board of Directors of Navistar since 2004. He is also Chairman of Navistar, Inc. since 2004 and President and Chief Executive Officer of Navistar, Inc. since 2003 and a director since 2002. Prior to these positions he was President and Chief Operating Officer, from 2002 to 2003, and President of the Engine Group of Navistar, Inc. from 1999 to 2002, and he served as Group Vice President and General Manager of Engine & Foundry from 1993 to 1999. He is a member of the Business Roundtable and the Society of Automotive Engineers. Committee: Executive.

Class I Directors Whose Term Expires at the 2012 Annual Meeting

David D. Harrison,* 62, Director since 2007. He served as Executive Vice President and Chief Financial Officer of Pentair, Inc., a $3 billion global manufacturing company, with more than 15,000 employees, from 2000 until his retirement in February 2007. Prior to joining Pentair, he held several executive positions with General Electric Co. and Borg Warner Corp., including positions in Europe and Canada. Mr. Harrison is currently managing partner of HCI, Inc., a real estate investment firm, a director of National Oilwell Varco, Inc., a leading global manufacturer of oil well drilling equipment and a director of James Hardie, a world leader in fibre cement technology. Committees: Audit and Compensation.

Steven J. Klinger,* 50, Director since 2008. He has been President and Chief Operating Officer of Smurfit-Stone Container Corporation since 2006. On January 26, 2009, Smurfit-Stone Container Corporation filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Prior to this position, he served as Executive Vice President, Packaging, Pulp & Global Procurement at Georgia-Pacific Corporation from 2003 to 2006 and President of Packaging, Georgia-Pacific from 2000 to 2002. Prior to 2000, he held numerous other positions within Georgia-Pacific. He is also a director of Smurfit-Stone Container Corporation since December 2008. Committees: Audit and Compensation.

Michael N. Hammes,* 68, Director since 1996. He served as Chairman and Chief Executive Officer of Sunrise Medical Inc., which designs, manufacturers and markets home medical equipment worldwide, from 2000 until his retirement as CEO in 2007 and as Chairman in 2008. He was Chairman and Chief Executive Officer of the Guide Corporation, an automotive lighting business, from 1998 to 2000. He was also Chairman and Chief Executive Officer of The Coleman Company, Inc., a manufacturer and distributor of camping and outdoor recreational products and hardware/home products, from 1993 to 1997. He is Chairman of James Hardie, a public company and the world leader in fibre cement technology. In addition, Mr. Hammes is a member of the board of two private companies (DynaVox Mayer-Johnson and DeVilbiss) and chairman of another private company (Joerns Healthcare Inc.). All of these private companies are involved in medical equipment for the health care industry. Committees: Compensation, Finance (Chair), Nominating and Governance (Chair) and Executive. He is also Lead Director of Navistar since December 2007.

Additional Director Who Is Not Elected by Stockholders

Dennis D. Williams,* ** 56, Director since 2006. The UAW employs Mr. Williams as a director of UAW Region 4, a position he has held since 2001. Prior to this position, Mr. Williams served as Assistant Director of Region 4 since 1995. Prior to joining the UAW, Mr. Williams was employed by Case Company from 1977 to 1988. Mr. Williams also served for four years in the United States Marine Corps. Committee: Finance.

*	Indicates each director deemed independent in accordance with our Corporate Governance Guidelines and Section 303A of the NYSE Listed Company Manual Corporate Governance Standards.

**

In July 1993, we restructured our postretirement health care and life insurance benefits pursuant to a settlement agreement, which required, among other things, the addition of a seat on our Board. The director’s seat is filled by a person appointed by the UAW. This director is not part of our classified Board and is not elected by stockholders at the Annual Meeting. Mr. Williams was elected as a director in June 2006 to fill the seat previously held by David McAllister, the former UAW director who held this position from 2001 until his removal by the UAW in June 2006.

RELATED PARTY TRANSACTIONS AND APPROVAL POLICY

We established the Navistar International Corporation Executive Stock Ownership Program in 1997 to more closely align the interests of stockholders and our senior management. Under this program all of our executive officers and certain senior managers are required to purchase and hold a specified amount of our common stock equal to a multiple of his or her annual base salary. Certain executive officers received full-recourse loans for the purchase price of our common stock they purchased through the program. Effective July 30, 2002, we ceased offering to our executive officers loans under this program. The loans extended to our executive officers prior to July 30, 2002, however, remain in effect in accordance with their then existing terms and conditions. These existing loans accrue interest at the applicable federal rate (as determined by Section 1274(d) of the Internal Revenue Code) on the purchase date (or date of refinance) for loans of stated maturity, compounded annually, are unsecured obligations and have a nine-year term.

For current outstanding loans, principal and interest is due at maturity in a balloon payment. The payment of the loan will be accelerated if a participant’s employment is terminated for cause or for certain other reasons prior to, or following, a change of control. The loan may be prepaid at any time at the participant’s option.

The following executive officers of the Company have outstanding loans under this program. The table indicates the largest amount of the indebtedness outstanding during fiscal 2009, the interest rate charged and the aggregate outstanding balance as of December 31, 2009.

Name	Maximum Indebtedness During Fiscal 2009($)	Aggregate Outstanding Balance as of December 31, 2009($)	Interest Rate (%)

Gregory W. Elliott	$132,306	$132,306	4.77% & 5.02%

Daniel C. Ustian	$410,761	$410,761	4.77%

Our Policy and Procedures with Respect to Related Person Transactions governs the review, approval and ratification of transactions involving the Company and related persons where the amount involved exceeds $120,000. Related persons include our executive officers, directors, director nominees, 5% stockholders and immediate family members of such persons and entities in which one of these persons has a direct or indirect material interest. Under this policy, prior to entering into any related-person transaction, the General Counsel or Corporate Secretary of Navistar is to be notified of the facts and circumstances of the proposed transaction, including: (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The General Counsel or Corporate Secretary then assesses whether the proposed transaction is a related-person transaction for purposes of the policy and SEC rules. If the General Counsel or Corporate Secretary determines that the proposed transaction is a related-person transaction, the proposed transaction is then submitted to the Audit Committee of the Board for its consideration. The Audit Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence, in the event such person is a director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related-person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee approves only those proposed transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined by the Audit Committee in good faith. In the event that the Company becomes aware of a related-person transaction that has not been previously approved or ratified, a similar process will be undertaken in order to determine if the existing transaction should continue or be terminated and/or if any disciplinary action is appropriate. The General Counsel or Corporate Secretary may also develop, implement and maintain from time to time certain administrative procedures to ensure the effectiveness of this policy.

A copy of our Policy and Procedures with Respect to Related Person Transactions is available on the Investor Relations section of our website at http://ir.navistar.com/documentdisplay.cfm?DocumentID=3617.

For fiscal year 2009 and to the date of this proxy statement, the following five related-person transactions occurred:

•

The first occurred in June 2009 and related to a lump sum payment in the amount of $2.5 million to the surviving spouse of the Company’s former Director and Chief Financial Officer, Terry M. Endsley. Mr. Endsley passed away in April 2009. The Compensation Committee determined that in light of Mr. Endsley’s career-long commitment, major contributions to the Company, positive impact during the restatement process and the fact that he missed the Company’s Management Retirement Objective (“MRO”) eligibility by months at the time of his death, it was appropriate to make this lump sum payment to Mrs. Endsley. Since Mr. Endsley was a Director and Chief Financial Officer during a portion of fiscal year 2009, he and his spouse were subject to our Policy and Procedures with Respect to Related Person Transactions. The Audit Committee determined that the lump sum payment to the surviving spouse of the Company’s former Director and Chief Financial Officer, Terry M. Endsley, is not inconsistent with the best interests of the Company and approved the transaction.

•

The second originally occurred in June 2009 and was ratified in December 2009 and related to Diane H. Gulyas, a Director of the Company, and her service as fundraising chair of the United Way, Delaware. The Company contributed in excess of $120,000 to the United Way in support of its fundraising campaign and expects to do so again in 2010. None of these contributions were made to United Way, Delaware and Ms. Gulyas did not participate in the solicitation of these contributions, nor did she receive any direct or indirect material benefit from that relationship. After consideration of the matter the Audit Committee determined that this related person transaction is not inconsistent with the best interests of the Company and ratified and approved the transaction.

•

The third originally occurred in August 2008 and related to our Vice President and Treasurer, James M. Moran, in regards to his wife Kristin Moran’s employment as the General Counsel of our finance subsidiary, Navistar Financial Corporation. As General Counsel of Navistar Financial Corporation, Mrs. Moran receives compensation in excess of $120,000 per year. Since Mrs. Moran’s employment pre-dated Mr. Moran’s appointment as our Vice President and Treasurer, that relationship was permissible under the applicable provisions of our Policy and Procedures with Respect to Related Person Transactions and did not require Audit Committee approval. Any material change in the terms of Mrs. Moran’s employment would, however, need to be approved by the Audit Committee.

•

The fourth originally occurred in December 2007 and was ratified in December 2009 and related to the retention of Evercore Trust Company as an investment manager for certain of our employee benefit plan trusts as more fully described in footnote (D) to the table disclosing more than 5% owners of our common stock on page 29 of this proxy statement. As compensation for its investment manager services, Evercore Trust Company is paid an aggregate yearly service fee of $250,000. The Audit Committee determined that the investment manager service provided by Evercore Trust Company is not inconsistent with the best interests of the Company and ratified and approved the transaction.

•

The fifth occurred in September 2009 and relates to our Chief Financial Officer, Andrew Cederoth, whose brother in law, Daniel McEachern, is a sourcing manager at Navistar, Inc. As sourcing manager at Navistar, Mr. McEachern received compensation in excess of $120,000 per year. Since Mr. McEachern’s employment predated Mr. Cederoth’s appointment as our Executive Vice President and Chief Financial Officer, that relationship was permissible under the applicable provisions of our Policy and Procedures with Respect to Related Person Transactions and did not require Audit Committee approval. Any material change in the terms of Mr. McEachern’s employment would, however, need to be approved by the Audit Committee.

DIRECTOR INDEPENDENCE DETERMINATIONS

We believe that a majority of our members of our Board should be independent non-employee directors. Our Board has affirmatively determined that each of Messrs. Clariond, Correnti, Hammes, Harrison, Keyes, Klinger, Osborne and Williams and Ms. Gulyas qualifies as an “independent director” in accordance with the NYSE’s independence requirements and our own internal guidelines for determining director independence and is financially literate. All of the members of our Audit Committee, Compensation Committee, Finance Committee and the Nominating and Governance Committee are independent and financially literate.

Both the NYSE requirements and our own guidelines include a series of objective tests for determining the independence of a director, such as that the director is not an employee of Navistar and has not engaged in various types of commercial or charitable relationships with Navistar. A copy of our existing guidelines for determining director independence, as included in our Corporate Governance Guidelines, is available on the Investor Relations section of our website at http://ir.navistar.com/documentdisplay.cfm?DocumentID=1309. Our Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by the directors and Navistar with regard to each director’s business and personal activities as they may relate to Navistar, its management and/or its independent registered public accounting firm. We intend to explain in our public filings the basis for any determination by the Board that a relationship is not material if the relationship does not satisfy one of the specific categories of immaterial relations contained in our existing guidelines.

NOMINATING DIRECTORS

If you want to recommend a director candidate, you must do so in accordance with our bylaws that require advance notice to the Company and provide the information described therein. If you are interested in recommending a director candidate, you should request a copy of the bylaw provisions by writing to our Corporate Secretary at 4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois 60555.

The Nominating and Governance Committee identifies nominees for directors from various sources, including suggestions from Board members and management, and in the past has used third party consultants to assist in identifying and evaluating potential nominees. The Nominating and Governance Committee will consider persons recommended by the stockholders in the same manner as a committee-recommended nominee. The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	have the highest personal and professional ethics and integrity and values that are compatible with the Company’s values;

•	have had experiences and achievements that have given them the ability to exercise good business judgment;

•	can make significant contributions to the Company’s success;

•	are willing to devote the necessary time to the work of the Board and its committees which includes being available for the entire time of meetings;

•	can assist and evaluate the Company’s management;

•	are involved only in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders;

•

understand and meet their responsibilities to the Company’s stockholders including the duty of care (making informed decisions) and the duty of loyalty (maintaining confidentiality and avoiding conflicts of interest); and

•	have the potential to serve on the Board for at least five years.

The Nominating and Governance Committee believes that consideration should also be given to having a diversity of backgrounds, skills, and perspectives among the directors, and that generally directors should not be persons whose primary activity is investment banking, law, accounting, or consulting. In addition, the selection of directors should consider the need to strengthen the Board by providing a diversity of persons in terms of their expertise, age, sex, race, education, and other attributes which contribute to the Board’s diversity. As outlined in our Corporate Governance Guidelines, any director who receives more “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation to the Nominating and Governance Committee for consideration and recommendation to the Board. The Board will publicly disclose its decision.

BOARD MEETINGS, COMMUNICATIONS AND COMMITTEES

The Board has documented its governance practices in our Corporate Governance Guidelines. These governance standards embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. In December 2009, the Board conducted an evaluation of the directors, the committees and the Board.

The Board has five standing committees: an Audit Committee, a Compensation Committee, an Executive Committee, a Finance Committee and a Nominating and Governance Committee. Each of the committees, except for the Executive Committee, is governed by a written charter, copies of which are available on the Investor Relations section of our website at http://ir.navistar.com/documents.cfm.

In fiscal year 2009, the full Board met 13 times. In addition, the Board’s independent directors met 2 times in regularly scheduled executive sessions to evaluate the performance of the Chief Executive Officer and to discuss corporate strategies. The Chairs of our Audit, Compensation, Nominating and Governance and Finance committees of the Board each preside as the chair at meetings or executive sessions of outside directors at which the principal items to be considered are within the scope of the authority of his or her committee. Any interested party may communicate with the chair of any of these committees by sending an e-mail to presiding.director@navistar.com or by writing to the Presiding Director c/o the Corporate Secretary, at 4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois 60555. In addition, you can contact any of our directors or our Board as a group by writing to them c/o the Corporate Secretary at the same address. All communications will be received and processed by the Corporate Secretary in his discretion. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate employee within the Company. Solicitations, junk email and obviously frivolous or inappropriate communications will not be forwarded. You will receive a written acknowledgement from the Corporate Secretary’s Office upon receipt of your communication.

All of the directors attended 75% or more of all the meetings of the Board and the committees on which he or she serves. The Company encourages all Board members to attend all meetings, including the Annual Meeting. Nine out of the then eleven directors attended our 2009 annual meeting of stockholders.

Below is a table indicating committee membership and a description of each committee of the Board.

Committee Membership(1) (as of January 12, 2010)

	Audit	Compensation	Executive	Finance	Nominating & Governance
William H. Osborne				✓
Eugenio Clariond				✓	✓
John D. Correnti	✓	✓*			✓
Diane H. Gulyas				✓
Michael N. Hammes		✓	✓	✓*	✓*
David D. Harrison	✓	✓
James H. Keyes	✓*	✓	✓		✓
Steven J. Klinger	✓	✓
Daniel C. Ustian			✓*
Dennis D. Williams				✓

(1)	On August 25, 2009, Y. Marc Belton retired from the Board and each committee he served on and Terry M. Endsley passed away on April 14, 2009.

*	Indicates the chair of the committee

Audit Committee – The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee reviewed the fiscal 2009 audit plans of the Company’s independent registered public accounting firm and internal audit staff, reviewed the audit of the Company’s accounts with the independent public accountants and the internal auditors, considered the adequacy of audit scope and reviewed and discussed with the auditors and management the auditors’ reports. The Audit Committee also reviewed environmental surveys and compliance activities for the Company’s facilities and the expense accounts of executive officers and directors. The Audit Committee also reviews and decides on conflicts of interest and related person transactions that may affect executive officers and directors. In December 2009 the Board designated Mr. James H. Keyes, Mr. Steven J. Klinger and Mr. David D. Harrison as Audit Committee financial experts, as defined by applicable law, rules and regulations. In fiscal year 2009, the Audit Committee held 9 meetings. The Audit Committee conducted an evaluation of its performance in December 2009.

Compensation Committee – The Compensation Committee makes recommendations to the Board with respect to the election and responsibilities of all executive officers, reviews and approves the compensation of executive officers who are not also directors of the Company, recommends to the independent members of the Board the compensation of executive officers who also are directors of the Company, administers the Company’s equity compensation plans, furnishes an annual Compensation Committee Report on executive compensation and reviews and discusses the Compensation Discussion & Analysis (“CD&A”) with management and recommends to the Board the inclusion of the CD&A in the Company’s proxy statement. Upon management’s recommendation, the Compensation Committee also reviews basic changes to non-represented employees’ base compensation and incentive and benefit plans. Additional information on the roles and responsibilities of the Compensation Committee is provided in the CD&A on page 32 of this proxy statement. The Compensation Committee held 5 meetings in fiscal year 2009. The Compensation Committee conducted an evaluation of its performance in December 2009.

Executive Committee – The Executive Committee is composed of 3 directors, 2 of whom are independent directors. The Executive Committee represents the Board between meetings for the purpose of consulting with officers, considering matters of importance and either taking action or making recommendations to the Board. The Executive Committee held no meetings in fiscal year 2009.

Finance Committee – The Finance Committee reviews the Company’s financing requirements, custody and management of assets which fund the pension and retirement savings plans of the Company’s subsidiaries, procedures by which projections and estimates of cash flow are developed, dividend policy and operating and capital expenditure budgets. The Finance Committee held 6 meetings in fiscal year 2009. The Finance Committee conducted an evaluation of its performance in December 2009.

Nominating and Governance Committee – The Nominating and Governance Committee is responsible for the organization of the Board, reviewing and making recommendations to the Board concerning nominees for election as directors and reviewing and recommending corporate governance practices, policies of the Company and changes to the Company’s charter and by-laws. In addition, the Nominating and Governance Committee leads the Board in its self-evaluation process. The Nominating and Governance Committee held 5 meetings in fiscal year 2009. The Nominating and Governance Committee conducted an evaluation of its performance in December 2009.

CODE OF CONDUCT

Our Code of Conduct embodies a code of ethics (the “Code”) applicable to all of our directors, officers and employees which establishes the principles, policies and conduct for professional behavior in the workplace. Every director, officer and employee is required to read and follow the Code. A copy of our Code of Conduct is available on the Investor Relations section of our website at http://ir.navistar.com/documentdisplay.cfm?DocumentID=4850. Any waiver of the Code for executive officers or directors of the Company requires the approval of the Audit Committee and must be promptly disclosed to the Company’s stockholders. We intend to disclose on the Investor Relations section of our website (http://ir.navistar.com/documents.cfm) any amendments to, or waivers from, the Code that is required to be publicly disclosed under the rules of the SEC.

The Audit Committee has established procedures for employees, vendors and others interested parties to communicate concerns with respect to our accounting, internal controls or financial reporting to the Audit Committee, which has responsibility for these matters. Concerns may be reported as follows:

Via the Navistar Business Abuse and Compliance Hotline	Write to the Audit Committee	E-mail the Audit Committee
1 -877-734-2548 or via the Internet at tnwinc.com/webreport/default.asp	Audit Committee c/o Corporate Secretary Navistar International Corporation 4201 Winfield Road P.O. Box 1488 Warrenville, IL 60555	Audit.committee@navistar.com

AUDIT COMMITTEE REPORT

Management of the Company has the primary responsibility for the integrity of the accounting, auditing and financial reporting practices of the Company, including the system of internal controls. The Independent Registered Public Accounting Firm (the “Auditors”) are responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. In this regard, the Audit Committee meets periodically with management, the internal auditors and the Auditors. The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in conducting any such investigations. The Audit Committee is responsible for selecting and, if appropriate, replacing our auditors, KPMG LLP (“KPMG”).

The Audit Committee has discussed with the Company’s auditors the overall scope and execution of the independent audit and has reviewed and discussed the audited financial statements with management. Discussions about the Company’s audited financial statements included the auditors’ judgments about not only the acceptability of the accounting principles, but also the quality, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards No. 114 The Auditor’s Communication With Those Charged With Governance. The Auditors provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the auditors’ independence with management and the Auditors. The Audit Committee concluded that the Auditors’ independence had not been impaired.

Based on the above-mentioned review and discussions with management and KPMG, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2009 for filing with the SEC. In addition, the Audit Committee has engaged KPMG to serve as the Company’s Independent Registered Accounting Firm for 2010.

Audit Committee

James H. Keyes, Chairman

John D. Correnti

David D. Harrison

Steven J. Klinger

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

In January 2009 our Audit Committee approved the engagement of KPMG as our independent registered public accounting firm. The following table presents aggregate fees billed or expected to be billed by KPMG for audit services and fees for audit-related services (including associated out-of-pocket costs) incurred for the years ended October 31, 2009 and 2008, on our behalf:

(in millions)	2009	2008
Audit fees	$21.3	$25.3
Audit-related fees	0.4	0.2
Tax fees	–	–
All Other fees	–	–
Total fees	$21.7	$25.5

A description of the types of services provided in each category is as follows:

Audit Fees – These are fees for professional services for the audit of our annual consolidated financial statements, limited review of our quarterly consolidated financial statements, and services that are normally provided in connection with statutory and regulatory filings. This includes fees for the audit of Navistar Financial Corporation (“NFC”) and fees in connection with the SEC investigation related to our financial statements.

Audit-Related Fees – These are fees for the assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including procedures related to our and NFC’s financing transactions.

Tax Fees – These are fees for professional services rendered for tax compliance, tax advice and tax planning. For 2009 and 2008, the Company incurred less than $100,000 in tax fees.

All Other Fees – These are fees for permissible products and services provided by KPMG that do not meet the above categories. For 2009 and 2008, the Company did not incur any other fees.

The Audit Committee pre-approved all audit and non-audit services provided to us in accordance with the Audit Committee’s pre-approval policy. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee annually considers for pre-approval all proposed audit and non-audit services which are known early in the year to be performed in the coming year by our independent registered public accounting firm and the estimated fees for such services. Additional fees related to certain audit-related or non-audit services proposed to be provided by our independent registered public accounting firm may be pre-approved by management, so long as the fees for such additional services individually or in the aggregate do not exceed $400,000 in any 12-month period, and are reported to the Audit Committee at the next regularly scheduled committee meeting. Other proposed audit-related or non-audit services (not within the scope of the approved engagement) may be considered and, if appropriate, pre-approved by the chair of the Audit Committee if the related additional fees are estimated to be less than $250,000, otherwise the Audit Committee must pre-approve all additional audit-related and non-audit services to be performed by our independent registered public accounting firm. In making its decision to utilize our independent registered public accounting firm, the Audit Committee considers whether the provision of such services is compatible with maintaining that firm’s independence and to that end receives certain representations from the firm regarding their independence and permissibility under applicable laws and regulations of non-audit services provided by the firm to us.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

☑ PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of KPMG as the Company’s Independent Registered Public Accounting Firm for fiscal 2010. KPMG has been the Company’s auditors since 2006. For additional information regarding the Company’s relationship with KPMG, please refer to the Audit Committee Report on page 18 of this proxy statement and the Audit Fees presented on page 19 of this proxy statement.

If the appointment of KPMG as auditors for 2010 is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for fiscal 2010 will stand, unless the Audit Committee finds other good reason for making a change.

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to questions at the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

2004 PERFORMANCE INCENTIVE PLAN MODIFICATIONS

On February 17, 2004, the stockholders of the Company approved our 2004 Performance Incentive Plan (the “Plan”), including the performance measurements and goals set forth therein. The Plan has been amended from time to time. The Plan is an “omnibus” type of equity compensation plan that provides the Company the means by which to grant annual incentive compensation (i.e., bonuses) as well as long-term incentive compensation to its key employees. The types of awards that are used for employees under the Plan are primarily performance-based cash and stock awards, restricted stock and stock unit awards, stock appreciation rights (“SARs”) and stock options. The Plan also allows the Company to provide equity compensation to its non-employee directors and consultants. Set forth below the Proposals is a description of the material features of the Plan.

On December 15, 2009, the Compensation Committee of the Board approved amendments to the Plan to (i) increase the number of shares authorized and available for issuance under the Plan from 3,250,000 to 5,750,000, (ii) modify the performance measurements and goals set forth in Section VI the Plan to include earnings before interest and taxes (“EBIT”), (iii) extend the period of time in which an option holder is permitted under the Plan (other than on account of death, total and permanent disability or qualified retirement) to exercise vested stock options from 90 days to 12 months and (iv) modify the change in control provisions set forth in Section XX of the Plan to provide for the vesting of awards only upon both a change in control and a termination event (a “double trigger event”) as opposed to the original vesting of awards solely upon a change in control (a “single trigger event”). The amendments numbered (iii) and (iv) discussed above do not require approval of stockholders and therefore your approval is not being requested hereunder. Amendment number (i) discussed above requires stockholder approval under NYSE rules and amendment number (ii) discussed above requires stockholder approval under the provisions of Section 162(m) of the Internal Revenue Code. Accordingly, stockholder approval is solely being requested on matters (i) and (ii) discussed above.

☑ PROPOSAL 3—APPROVAL OF AN AMENDMENT TO OUR 2004 PERFORMANCE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER FROM 3,250,000 TO 5,750,000

We are asking for the approval of an amendment to our Plan to increase the number of shares available for issuance thereunder from 3,250,000 to 5,750,000. We believe that issuing these additional shares under the Plan is necessary to continue to meet the Company’s objectives of attracting, motivating and retaining employees, directors and consultants. You are being asked to approve this amendment to the Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

☑ PROPOSAL 4—APPROVAL OF AN AMENDMENT TO OUR 2004 PERFORMANCE INCENTIVE PLAN TO MODIFY THE PERFORMANCE MEASURES

In accordance with Section 162(m) of the Internal Revenue Code, as amended (the “Code”) and the regulations promulgated thereunder, we are also asking for the authority to amend the Plan to include “earnings before interest and taxes” as one of the performance measures of the Plan. Specifically, the approval of the material terms of the performance measurements under the Plan is required under Section 162(m) of the Code to preserve the Company’s deduction for compensation relating to certain awards granted under the Plan to certain executive officers. We believe that revising the performance measures is necessary to continue to meet the Company’s objectives of attracting, motivating and retaining employees, directors and consultants. You are being asked to approve this amendment to the Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

Material Features of the Plan

The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the complete text of the Plan, which, as amended and restated, is attached to this proxy statement as Appendix A.

Eligibility. Employees eligible to be considered for awards under the Plan are key employees of the Company and its subsidiaries, including the Company’s executive officers, who are designated by the Compensation Committee (typically senior managers and above). All non-employee directors and consultants are also eligible to be considered for certain awards under the Plan. As of January 4, 2010, there were approximately 10 current or former non-employee directors, 2 current consultants and 303 current or former key employees eligible to participate in the Plan.

Shares Authorized under the Plan. A total of 3,250,000 shares of common stock are reserved for awards under the Plan. If the amendment authorizing the issuance of 2,500,000 additional shares is approved, there will be a total of 5,750,000 shares of common stock reserved for awards under the Plan. No more than 1,000,000 of these shares may be used over the term of the Plan for awards other than stock options. In addition, the total number of shares of common stock that will be available as awards under the Plan in any calendar year to any one individual will not exceed 1,000,000 shares. Shares subject to awards under the Plan or any other prior plan that are cancelled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again become available for awards under the Plan. The Compensation Committee may make appropriate adjustments in the number of shares available under the Plan to reflect any stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, spinoffs or other similar event. As of January 4, 2010, 561,090 shares of common stock remain available for issuance under the Plan.

Plan Benefits. Future benefits under the Plan are not currently determinable. Moreover, the benefits to any director, officer, employee or consultant from future equity awards will not increase by reason of approval of these proposals. Whether future awards will be made will depend on Compensation Committee action, and the value of any future equity awards will ultimately depend on the future price of the Company’s common stock, among other factors, and will be subject to such vesting conditions as the Compensation Committee determines from time to time. For further details on the awards granted for fiscal 2009, please refer to the executive and director compensation tables beginning on pages 43 and 61, respectively, of this proxy statement.

In accordance with SEC rules, the following table lists all options granted to the individuals and groups indicated below since the adoption of the Plan in 2004. The option awards listed below for the covered executives and directors include the option awards listed in the executive and director compensation tables beginning on pages 43 and 61, respectively, of this proxy statement and are not additional awards. As of January 4, 2010, the closing price of Navistar stock on the NYSE was $40.145 per share.

Persons or Groups of Persons	Number of Shares Underlying Options
Daniel C. Ustian	456,912
Chairman, President and Chief Executive Officer

William A. Caton(1)	89,642
Executive Vice President and Chief Risk Officer

Terry M. Endsley(2)	52,759
Former Executive Vice President and Chief Financial Officer

Andrew J. Cederoth	49,581
Executive Vice President and Chief Financial Officer

Deepak T. Kapur	159,318
President, Truck Group

Pamela J. Turbeville(3)	123,117	(4)
Senior Vice President and Chief Executive Officer Navistar Financial Corporation

Steven K. Covey	103,206
Senior Vice President, Chief Ethics Officer and General Counsel

All current executive officers as a group(5)	962,676

All current directors who are not executive officers as a group	85,600

Each nominee for election as a director	23,600

Each associate of any such director, executive officer or nominees	–

Each other person who received or is to receive 5% of such options, warrants or rights	–

All employees, including all current officers who are not executive officers as a group	1,559,980

(1)	Mr. Caton retired from the Company effective October 31, 2009.

(2)	Mr. Endsley passed away on April 14, 2009.

(3)	Ms. Turbeville’s employment terminated as of January 31, 2009.

(4)	Includes 40,614 restoration stock option grants.

(5)	Includes the executives listed above.

Administration. The Compensation Committee has been designated by the Board to administer all awards under the Plan. The Compensation Committee has the discretion to determine the employees, non-employee directors and consultants who will participate in the Plan, the size and types of the awards, the performance levels at which awards will be earned and the terms and conditions of such awards, subject to certain limitations set forth in the Plan. In addition, the Compensation Committee has full and final authority to interpret the Plan.

Effective Date; Term of the Plan. The effective date of the Plan is February 17, 2004 and the effective date of the amendments contemplated by these proposals if approved would be February 16, 2010. The term of the Plan is ten years from February 17, 2004. No awards may be granted under the Plan after February 16, 2014, but awards made before that date may continue to be exercisable and/or to vest after that date, and will otherwise be governed by the terms of the Plan.

Awards under the Plan. At the discretion of the Compensation Committee, (i) employees may be granted awards under the Plan in the form of annual cash incentive awards, stock options, restricted stock or stock unit awards, SARs or other awards, as described below, (ii) non-employee directors may be granted awards in the form of non-qualified stock options or restricted stock or stock units awards, as described below and (iii) consultants may be granted awards in the form of non-qualified stock options, restricted stock or stock units awards, SARs or other stock based awards as described below. Such awards may be granted singly, in combination, or in tandem.

Stock Options. The Plan provides for the granting of incentive stock options, which are intended to meet the requirements of Section 422 of the Code, to employees and non-qualified stock options to employees, directors and consultants. A stock option is a right to purchase a specified number of shares of common stock at a specified grant price. All stock options granted under the Plan must have an exercise price per share that is not less than 100% of the fair market value of the common stock on the date of grant and a term of no more than ten years. The grant price, number of shares, term and conditions of exercise, whether an option will qualify as an incentive stock option under the Code or a non-qualified stock option, and other terms of a stock option grant will be determined by the Compensation Committee as of the grant date.

Unless otherwise determined by the Compensation Committee, one-third of the stock options will become exercisable after one year from the date of the grant, an additional one-third after two years from the date of the grant and the final one-third after three years after the date of the grant. Subject to certain exceptions, (i) for stock options granted prior to December 15, 2009, they will expire three months after the termination of a participant’s employment or service with the Company and (ii) for stock options granted on or after December 15, 2009, they will expire twelve months after the termination of a participant’s employment or service with the Company. If a participant dies while employed by or serving the Company or after retirement, all outstanding stock options will fully vest, and may be exercised by the personal representatives or distributees, for a period of two years after the date of death. If an employee terminates employment or service on or after age 55 with ten or more years of continuous service, or in the case of a non-employee director, retires from the Board in accordance with Board’s retirement policy, the participant may thereafter exercise stock options according to their original terms.

The exercise price of any stock option must be paid in full at the time the stock option is exercised in cash, by means of net settlement or in common stock owned by the participant or by a combination of cash and common stock. In addition, the participant must remit an amount in cash or common stock sufficient to satisfy tax withholding requirements or choose to net settle the stock option exercise.

Provisions that permit a participant to elect to “restore” a stock option upon exercise may be contained in the terms of the stock options awarded to employees or consultants. However, the Compensation Committee may not reprice, or otherwise discount, any outstanding stock option. Restoration provisions under the Plan generally permit the exercise of vested non-qualified stock options (the “underlying option”) by use of common stock that has been owned by the participant, for at least six months if acquired from the Company. New “restoration” stock options are then granted to the participant at the fair market value of the common stock on the date of the grant of the restoration option in an amount equal to the number of shares that were used to exercise the underlying stock option, plus the number of shares that were withheld for the required tax liability. The restoration stock option will have a term equal to the remaining term of the underlying option, will generally become exercisable six months after the date of grant, and otherwise will have the same general terms and conditions of other non-qualified stock option granted under the Plan. The shares that represent the difference between the exercise price of the underlying option and the value of the shares on the date of exercise (less withholding taxes) generally cannot be transferred by the participant for a period of three years after exercise of the underlying option. Prior to January 1, 2005, a participant may have elected to defer delivery of those shares. For any grants made under the Plan after January 1, 2005, participants may no longer defer delivery of those shares. Non-employee directors may not be granted restoration stock options under the Plan. In December 2008, the Compensation Committee approved the elimination of the Restoration Stock Option Program under the Plan in connection with future long-term incentive grants, beginning with the grants made in December 2008.

Restricted Stock and Stock Units. The Plan also provides for the granting of stock awards to employees, consultants and non-employee directors that consist of grants of restricted common stock or units denominated in common stock. The terms, conditions and limitations applicable to any award of restricted stock or stock unit will be decided by the Compensation Committee. However, any restricted stock and stock unit award must have a minimum restriction period of three years from the date of grant, except that the Plan provides for earlier vesting upon a termination due to death. Participants holding restricted stock awarded under the Plan will be entitled to receive dividends, if and when declared by the Board.

Other Stock-Based Awards. The Plan also provides for the granting of stock appreciation rights (“SARs”) and other stock-based awards to employees and consultants that the Compensation Committee deems consistent with the purposes of the Plan. A SAR is a right to receive a payment, in cash or common stock, equal to the excess of the fair market value of a specified number of shares of common stock over a specified grant price. A SAR may be granted to the holder of a stock option with respect to all or a portion of the shares of common stock subject to such stock option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the stock option or the SAR, but not both. All SARs granted under the Plan must have an exercise price per share that is not less than the fair market value of the common stock on the date of grant and a term of no more than ten years. The grant price, term, number of shares, terms and conditions of exercise, and other terms of a SAR grant will be fixed by the Compensation Committee as of the grant date.

Annual Cash Incentive Awards. The Plan also provides for the granting of annual cash incentive awards to employees contingent on attainment of performance or other objectives established by the Compensation Committee at the beginning of each fiscal year. Generally, the terms, conditions and limitations applicable to any cash incentive award will be decided in the discretion of the Compensation Committee. At the discretion of the Compensation Committee, amounts payable in respect of cash incentive awards granted under the Plan may be deferred.

Performance Measures. At the discretion of the Compensation Committee, any of the above-described awards to employees may be contingent on attainment of performance goals which are based on one or more of the following pre-established criteria: (a) income measures; (b) return measures; (c) cash flow, cash flow return on investments, which equals net cash flows divided by owners equity; (d) gross revenues from operations; (e) total revenue; (f) cash value added; (g) economic value added; (h) share price; (i) sales growth; (j) market share; (k) the achievement of certain quantitatively and objectively determinable non-financial performance measures; (l) earnings before interest and taxes; and (m) any combination of, or a specified increase in, any of the foregoing (the “Performance Measures”). As noted in Proposal 4 on page 21, we are asking for authority to amend the Plan to include “earnings before interest and taxes” as one of the Performance Measures of the Plan.

Where applicable, Performance Measures will be expressed in terms of attaining a specified level of the particular criteria or attaining a specified increase (or decrease) in the particular criteria and may be applied to the performance of the employee or the Company as a whole, at a subsidiary level or at an operating unit level, or a combination thereof, all as determined by the Compensation Committee. Generally, the terms, conditions and limitations applicable to any award that is subject to the attainment of the Performance Measures will be decided by the Compensation Committee. Performance Measures may include varying levels of performance at which different percentages of the award will be made (or specified vesting will occur). The achievement of Performance Measures will be subject to certification by the Compensation Committee. The Compensation Committee has the authority to make equitable adjustments to the Performance Measures. In no event will the performance period for any performance-based equity award be less than one year.

At the discretion of the Compensation Committee, certain awards granted under the Plan that are subject to the attainment of one or more of the Performance Measures will be intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation. The Plan contains provisions consistent with the Section 162(m) requirements for performance-based compensation. However, the Compensation Committee may award non-deductible compensation when such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Employee Award Limitations. Under the Plan, no employee may be granted during any fiscal year:

• Stock Options and/or SARs that are exercisable for more than 1,000,000 shares of common stock in the aggregate;

• Restricted stock and/or stock units covering or relating to more than 1,000,000 shares of common stock in the aggregate; or

• Cash incentive awards having a value, as determined on the date of grant, in excess of $4,000,000.

Transferability. Awards made under the Plan may not be assigned or otherwise encumbered, except as provided by the participant’s last will and testament and by the applicable laws of descent and distribution.

Change in Control. For any award issued prior to January 1, 2010, the Plan provided that upon the occurrence of a Change in Control (as defined in the Plan), all restricted stock and stock unit awards would be immediately vested and free of all restrictions, and all outstanding unexercised stock options would become immediately exercisable and remain fully exercisable for a period of three years from the date of the Change in Control. For any award issued on or after January 1, 2010, the Plan provides that upon both (x) the occurrence of a Change in Control (as defined in the Plan) and (y) either immediately before the date on which the Change in Control occurred or during the 36 month period after the date of the then-most recent Change in Control, certain termination events should occur with respect to such Plan participant, then all of such participant’s restricted stock and stock unit awards will be immediately vested and free of all restrictions, and all outstanding unexercised stock options will become immediately exercisable and remain fully exercisable for a period of three years from the date of the Change in Control.

Amendment, Modification, and Termination. The Compensation Committee may amend, modify, or terminate the Plan, at any time, except that stockholder approval is required for any amendment that would (i) increase the number of shares of common stock available for issuance under the Plan or increase the limits applicable to awards under the Plan; (ii) lower the exercise price of a stock option or SAR grant value below 100% of the fair market value of the common stock on the date of grant; (iii) remove the prohibition on repricing set forth in the Plan; or (iv) require stockholder approval as a matter of law or under rules of the New York Stock Exchange.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This discussion is not to be construed as tax advice.

Restricted Stock and Stock Units Awards. Generally, the grant of restricted stock has no federal income tax consequences at the time of grant. Rather, at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), the grantee will recognize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture ceases over the participant’s cost for such stock (if any). A grantee may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a tax deduction at the time and in the amount that the grantee recognizes ordinary income.

In general, no taxable income is realized by a participant in the Plan upon the award of stock units. Such participant generally would include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered free of any substantial risk of forfeiture. The Company generally will be entitled to a tax deduction at the time and in the amount that the grantee recognizes ordinary income.

Stock Options and SARs. Some of the stock options issuable under the Plan may constitute incentive stock options within the meaning of Section 422 of the Code, while other options granted under the Plan may be non-qualified stock options. Generally, in the case of an incentive stock option, the optionee will not recognize any income for U.S. federal income tax purposes upon the grant of the incentive stock option. However, upon the exercise of an incentive stock option, the difference between the exercise price of the incentive stock option and the fair market value of the common stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. An optionee will generally realize taxable income upon the sale of shares acquired by exercise of an incentive stock option. If certain holding period requirements have been satisfied with respect to outstanding shares so acquired, taxable income will constitute long-term capital gain and the Company will not be entitled to a tax deduction.

In the case of the exercise of a non-qualified stock option, the optionee will generally not be taxed upon the grant of an option. Rather, at the time of exercise of the non-qualified stock option, the optionee will generally recognize ordinary taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company is generally entitled to a deduction at the time and in an amount equal to the income recognized by the optionee.

A grant of SARs has no federal income tax consequences at the time of grant. Upon exercise of SARs the amount of any cash received by the holder under the Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a corresponding deduction for federal income tax purposes.

Cash Incentive Awards. The recipient of a cash incentive award normally will recognize ordinary income at the time the payment is received, and the Company will be entitled to a corresponding deduction for federal income tax purposes.

General. In addition to ordinary income tax, amounts that are treated as wages will be subject to payroll tax and withholding by the Company.

Outstanding Stock Options

In order to provide stockholders with a better understanding of the outstanding stock options held by executives, employees and directors, we have provided the following tables, which sets forth information regarding stock options outstanding on January 4, 2010. As noted in the table below, our executives and employees have continued to hold their stock options after they vested, and, in some cases for periods in excess of 6 years. Consequently, as more stock options remain outstanding, this overhang increases our total potential dilution. Our total potential dilution, including all outstanding equity awards, as well as the shares being requested in this proposal would be 12.44%(1). If we exclude the in-the-money stock options that have been outstanding for more than 6 years, our dilution is only 10.38% (1).

	Vested Options Outstanding (in millions)	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life
Substantially in-the-money options outstanding in excess of six years	1,860,275	$29.9786	2.2 Years
Other options outstanding in excess of six years	1,074,489	$42.6870	3.6 Years
All options outstanding less than six years	2,958,831	$30.9234	6.9 Years

(1)

Dilution was calculated as all shares remaining available for grant under existing plans, plus the 2,500,000 shares requested in this proposal, plus all shares issuable upon exercise of outstanding stock options (with or without the in-the-money options outstanding for more than 6 years) and vesting of outstanding restricted stock, restricted stock units and performance shares divided by (i) basic common shares outstanding + (ii) shares in the numerator – all as of January 4, 2010.

“Substantially in-the-money options outstanding in excess of six years” was determined with an exercise price of less than $40.005, which was the average of the high and low of Navistar’s stock on January 4, 2010. Additional information regarding these options is as follows:

Grant Date	Outstanding Options	Exercise Price	Remaining Contractual Life (in years)
5/2/2002	1,800	34.5625	.3
6/1/2000	1,208	32.6250	.4
9/1/2000	483	37.7200	.6
12/12/2000	187,259	21.2200	.9
12/13/2000	8,500	21.4350	.9
2/1/2001	800	27.9500	1
7/1/2001	1,733	27.9500	1.5
7/2/2001	1,067	28.5900	1.5
8/1/2001	800	32.1800	1.5
12/11/2001	705,262	38.2000	1.9
12/12/2001	12,500	37.9250	1.9
12/21/2001	6,189	39.9200	.9
1/8/2002	6,000	39.7050	2
2/11/2002	4,280	39.0300	.9
6/1/2002	1,375	35.1850	2
12/10/2002	836,015	26.3850	2.9
12/11/2002	16,000	25.8200	2.9
1/1/2003	3,250	23.9550	2.9
2/15/2003	3,754	22.8000	3.1
2/19/2003	58,100	23.9650	3.1
3/26/2003	2,275	25.4300	3.2
7/1/2003	1,300	31.8100	3.5
10/1/2003	325	37.9600	3.7
Total substantially in-the-money options outstanding in excess of six years	1,860,275	29.9786	2.2

The Company continues to manage its burn rate of equity awards granted over time to levels it believes are reasonable and appropriate. The Company’s three-year average burn rate was 0.83%, significantly below the 2% limit used by many advisory groups. Burn rate was calculated as the three year average of the total number of stock options, restricted stock, restricted stock units and performance shares awarded during each year divided by the weighted average common shares outstanding for each fiscal year.

PART THREE – OTHER IMPORTANT INFORMATION

PERSONS OWNING MORE THAN FIVE PERCENT OF NAVISTAR COMMON STOCK

This table indicates, as of December 31, 2009, all persons we know to be beneficial owners of more than 5% of our common stock. This information is based on a review of Schedule 13D, Schedule 13G and Form 4 reports filed with the SEC by each of the firms listed in the table below.

Name and Address	Total Amount and Nature of Beneficial Ownership	Percent of Class

Oppenheimer Funds, Inc. Two World Financial Center 225 Liberty Street New York, NY 10281	8,248,640(A)	11.65%

FMR LLC Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	7,903,755(B)	11.096%

International Truck and Engine Corporation Non-contributory Retirement Plan Trust International Truck and Engine Corporation Retirement Plan for Salaried Employees Trust International Truck and Engine Corporation Retiree Health Benefit Trust c/o International Truck and Engine Corporation 4201 Winfield Road Warrenville, Illinois 60555	7,755,030(C)	10.30%

Evercore Trust Company, N.A. 55 East 52nd Street, 36th Floor New York, NY 10055	6,255,030(D)	8.88%

(A)

As reported in Schedule 13G, as amended by Amendment No. 4, filed November 5, 2009 with the SEC by Oppenheimer Funds, Inc. It is reported in the Schedule 13G/A that 8,248,640 shares, or 11.65% of the common stock outstanding of Navistar are beneficially owned by Oppenheimer Funds, Inc., over which it has shared voting power and shared dispositive power.

(B)

As reported in a Schedule 13G, as amended by Amendment No. 1 filed February 17, 2009 with the SEC by FMR LLC (“FMR”), Edward C. Johnson, 3d, Chairman of FMR, and Fidelity Management and Research Company, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (“Fidelity”). It is reported in the Schedule 13G/A that (1) Fidelity is the beneficial owner of 7,334,025 shares or 10.296% of the Common Stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, (2) Edward C. Johnson 3d, and FMR, through its control of Fidelity, and the funds each has sole power to dispose of 7,334,025 shares owned by such funds and neither FMR nor Edward C. Johnson 3d, has sole power to vote or direct the voting of the shares owned directly by such funds, which power resides with such funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by such funds’ Boards of Trustees, (3) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 46,000 shares or 0.065% of the Common Stock outstanding of the Company as a result of its serving as investment advisor to the institutional account(s), non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares, (4) Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power over 46,000 shares and sole power to vote or to direct the voting of 46,000 shares owned by the institutional account(s) or funds advised by PGALLC as reported above, (5) Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR, (6) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 352,990 shares or 0.496% of the outstanding Common Stock of the Company as a result of its serving as investment manager of institutional accounts owning such shares, (7) Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 352,990 shares and sole power to vote or to direct the voting of 352,990 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above, and (8) FIL Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 170,740 shares or 0.240% of the Common Stock outstanding of the Company.

(C)

As reported in Schedule 13G, as amended by Amendment No. 1, filed May 19, 2006 with the SEC by Navistar, Navistar, Inc. (formerly known as International Truck and Engine Corporation (“International”)), International Truck and Engine Corporation Non-Contributory Retirement Plan Trust (the “Hourly Trust”), International Truck and Engine Corporation Retirement Plan for Salaried Employees Trust (the “Salaried Trust”), and International Truck and Engine Corporation Retiree Health Benefit Trust (the “Health Benefit Trust” and together with Hourly Trust and Salaried Trust, the “Trusts”)). It is reported in the Schedule 13G/A that on November 8, 2002 Navistar sold an aggregate amount of 7,755,030 shares of its common stock, in three separate transactions as follows: 4,653,018 shares to the Hourly Trust, 1,551,006 shares to the Salaried Trust and 1,551,006 shares to the Health Benefit Trust. Each trust is a funding trust for an employee benefit plan sponsored by International. The trust agreements of the Hourly Trust and the Salaried Trust provide that the trustee of the trust is only a directed trustee with respect to Navistar stock held by the trusts and that the Pension Fund Investment Committee of International (whose members are for the most part executive officers of Navistar, the “PFIC”), or an investment manager designated by the PFIC, is to direct the trustee with respect to the voting or disposition of Navistar stock. The trust agreement for the Health Benefit Trust provides that International, or an investment manager appointed by International, is to direct the trustee with respect to voting and disposition of Navistar stock. International delegated authority for such matters related to the Health Benefit Trust to the PFIC. Jennison Associates LLC had subsequently been appointed the investment manager for each trust with respect to the Navistar stock, and Jennison had been given discretionary authority regarding voting and disposition of the Navistar stock. Subsequently, on May 8, 2006, the United States Trust Company, National Association (“US Trust”) was appointed as investment manager for each of the trusts to replace Jennison Associates, LLC who resigned its appointment effective the close of business May 7, 2006. Like Jennison, US Trust had been given discretionary authority regarding voting and disposition power over the Navistar stock. Bank of America Corporation (“BAC”) bought US Trust and served as successor in interest to US Trust’s business. Effective May 1, 2009, BAC completed the sale of its Special Fiduciary Services (“SFS”) business to Evercore Partners (“Evercore”), at which time Evercore became the successor trustee of certain trusts administered by SFS. A portion of the shares reported by BAC on Schedule 13G for Navistar were beneficially owned prior to May 1, 2009 by BAC as a result of SFS acting in its capacity as a trustee over certain shares of Navistar. In connection with the sale, from May 1 until May 29, 2009, BAC provided certain transitional services to Evercore as its agent with regard to the SFS accounts (the Accounts), as a result of which BAC may be deemed for Section 13 purposes to have had dispositive power over the shares of Navistar during that time. After May 29, 2009, BAC ceased to provide those services to Evercore with respect to the Accounts, including the shares of Navistar that Evercore held as trustee. See paragraph D below. Since the PFIC and Navistar have the power to revoke or change the appointment of Evercore (and therefore reacquire the voting and dispositive control over the Navistar stock), the committee, International or Navistar could be considered “beneficial owners” of the Navistar stock. Please note on May 6, 2009, the Trusts sold 1,500,000 shares of Navistar stock pursuant to Rule 144 under the Securities Act of 1933, but this sale is not reflected in the beneficial ownership amount above because under Rule 13d-2(b) of the Securities Exchange Act, the Trusts do not need to file an amended Schedule 13G until 45 days after the end of the calendar year.

(D)

As reported in Schedule 13G, as amended by Amendment No. 4, filed June 10, 2009 with the SEC by Evercore Trust Company, N.A (“Evercore Trust”). It is reported in the Schedule 13G/A that 6,255,030 shares or 8.88% of the common stock outstanding of Navistar are beneficially owned by Evercore Trust, over which it has sole voting power and sole dispositive power. This filing amends the statement on Schedule 13G filed by Bank of America Corporation (“BAC”) with the SEC on February 13, 2009. Effective May 1, 2009, BAC completed the sale of its Special Fiduciary Services (“SFS”) business to Evercore Partners (“Evercore”), at which time Evercore became the successor trustee of certain trusts administered by SFS. A portion of the shares reported by BAC on Schedule 13G for Navistar were beneficially owned prior to May 1, 2009 by BAC as a result of SFS acting in its capacity as a trustee over certain shares of Navistar. In connection with the sale, from May 1 until May 29, 2009, BAC provided certain transitional services to Evercore as its agent with regard to the SFS accounts (the Accounts), as a result of which BAC may be deemed for Section 13 purposes to have had dispositive power over the shares of Navistar during that time. After May 29, 2009, BAC ceased to provide those services to Evercore with respect to the Accounts, including the shares of Navistar Evercore held as trustee. Please note that the number of shares beneficially owned by Evercore differs from the amount reflected in (C) above because the Schedule 13G filed by Evercore reflects the 1,500,000 shares sold by the Trusts on May 6, 2009.

NAVISTAR COMMON STOCK OWNED BY EXECUTIVE OFFICERS AND DIRECTORS

This table shows how much common stock our executive officers and directors beneficially own as of December 31, 2009. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or transfer, and stock options exercisable within 60 days. Except as noted, the persons named in the table below have the sole voting and investment power with respect to all shares beneficially owned by them.

	Number of Shares

Name/Group	Owned(1)	Obtainable Through Stock Option Exercise	Total		Percent of Class
William A. Caton(3)	54,947	–	54,947		*
Andrew J. Cederoth	22,737	40,077	62,814		*
Eugenio Clariond	9,257	17,200	26,457		*
John D. Correnti	20,253	22,200	42,453		*
Steven K. Covey	31,754	78,401	110,155		*
Terry M. Endsley(4)	–	–	–		*
Diane H. Gulyas	–	–	–		*
Michael N. Hammes	5,166	15,700	20,866		*
David D. Harrison	2,787	1,200	3,987		*
Deepak T. Kapur	77,401	165,986	243,387		*
James H. Keyes	18,211	17,200	35,411		*
Steven J. Klinger	1,787	1,200	2,987		*
William H. Osborne	–	–	–		*
Pamela J. Turbeville(5)	38,993	227,541	266,534		*
Daniel C. Ustian	148,035	717,422	865,457		1.2
Dennis D. Williams	–	–	–		*
All Directors and Executive Officers as a Group (18 persons)(6)	407,114	1,243,564	1,650,678	(2)	2.3

*	Percentage of shares beneficially owned does not exceed one percent.

(1)

The number of shares shown for each executive officer (and all executive officers as a group) includes the number of shares of Company common stock owned indirectly, as of December 31, 2009, by such executive officers in our 401(k) Retirement Savings Plan and Retirement Accumulation Plan, as reported to us by the Plan trustee.

(2)	Includes shares over which there is shared voting and investment power as follows: Directors and Executive Officers as a Group – 6,722 shares.

(3)

Mr. Caton separated service with the Company on October 31, 2009. Amounts disclosed in this table are to the best of the Company’s knowledge and have not been independently verified with the former executive.

(4)	Mr. Endsley passed away on April 14, 2009 and as such no shares were beneficially owned by him as of December 31, 2009.

(5)

Ms. Turbeville separated service with the Company on January 31, 2009. Amounts disclosed in this table are to the best of the Company’s knowledge and have not been independently verified with the former executive.

(6)	Includes current directors and executive officers as a group.

The number of shares owned by each director and executive officer (and all directors and executive officers as a group) includes restricted stock units (“RSUs”) that were granted under the 2004 Performance Incentive Plan on September 18, 2008. It also includes RSUs granted to the executive officers on December 16, 2008 and December 15, 2009. The September 2008 RSUs vest ratably over a three year period with 25% vesting on each of the first and second anniversary of the date of grant, with the remaining 50% vesting on the third anniversary of the date of grant. The December 2008 and 2009

RSUs vest ratably over a three year period with 1/3rd vesting on each of the first three anniversaries of the date of grant, so that in 3 years the RSUs are 100% vested. At the request of the UAW, the UAW representative director, Dennis Williams, does not receive stock or stock option grant awards.

Under our Executive Stock Ownership Program, executives may defer their cash bonus into deferred share units (“DSUs”). If an executive officer has elected to defer a cash bonus, the number of shares shown for such executive officer includes these DSUs. These DSUs vest immediately. The number of shares shown as owned for each executive officer (and all executive officers as a group) also includes premium share units (“PSUs”) that were awarded pursuant to the Executive Stock Ownership Program. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded.

Under our Non-Employee Directors Deferred Fee Plan, directors may defer all or a portion of their annual retainer and meeting fees into phantom stock units. If a director has elected to defer a portion of their annual retainer and/or meeting fees into phantom stock units, these phantom stock units are shown as owned.

Under our 2004 Performance Incentive Plan and prior plans, executives may defer the receipt of shares of Company common stock due in connection with a restoration stock option exercise of non-qualified stock options that were vested prior to December 31, 2004. If an executive has elected to defer receipt of these shares into stock units, these stock units are also shown as owned. The deferral feature has been eliminated with respect to future stock option grants under the 2004 Performance Incentive Plan and for non-qualified stock options granted from prior plans that vest on or after January 1, 2005.

COMPENSATION

Compensation Discussion and Analysis for Fiscal 2009 (November 1, 2008 – October 31, 2009)

The Compensation Committee (the “Committee”) of our Board has the responsibility to approve and monitor all compensation and benefit programs for our executive officers (designated as Section 16 Officers) and makes recommendations for the compensation and benefits of our Chief Executive Officer (the “CEO”), which is then approved by the independent members of our Board. As part of its responsibility, the Committee reviews the performance of executive officers and approves compensation based on the overall successes of the individual executive, his or her specific business unit to the extent applicable, and the organization as a whole. The Committee is governed by a written charter, a copy of which is available on the Investor Relations section of our website at http://ir.navistar.com/documentdisplay.cfm?DocumentID=809.

Our executive compensation program for our named executive officers (“NEOs”), as well as other executives, is designed to closely align executive rewards with corporate, group and individual performance and the total return to stockholders. We developed an overall compensation philosophy that is built on a foundation of guiding principles:

•	Competitive Positioning: Total remuneration is designed to attract and retain the executive talent required to achieve our goals through a market competitive total remuneration package.

•

Performance Orientation: Executive compensation is performance-based with a direct link to Company, business unit, and individual performance. It is also designed to align the interests of executives and stockholders.

•

Fairness: Compensation programs are designed to be fair and equitable across all employee groups and should not unfairly discriminate in favor of any one individual or group on the basis of age, service, or other non-performance related criteria.

•

Ownership and Responsibility: Programs recognize individual contributions as well as link executive and stockholder interests through compensation programs that reward our executives, including our NEOs based on the financial success of the Company and increases to stockholder value.

Market Compensation Review

We continuously monitor the market competitiveness of our executive compensation program. Over the past couple of years, the Committee has reviewed various components of the program to ensure that (i) pay opportunities are competitive with the market, (ii) there is an appropriate link between performance and pay and (iii) the program supports our stated compensation philosophy. This process included consultation with Exequity, LLP (“Exequity”), which compared compensation of our executives, including our NEOs, on short-term incentive awards, long-term incentives, executive severance arrangements, other benefits and our overall compensation and benefits philosophy to that of our comparator group and broader market practice. Exequity was engaged by the Committee and is responsible solely to the Committee. The Committee considered both Exequity’s advice and management’s opinion in determining the compensation strategy. On an ad hoc basis, the Committee may engage Exequity to provide information regarding specific executive compensation topics of interest.

For fiscal 2009, our comparator group consisting of 24 companies was chosen from a cross section of manufacturing and transportation and equipment companies that have revenues from one half to two times our revenues. For fiscal 2009, Arvin Meritor, Incorporated and Emerson Electric were deleted and Oshkosh Corporation and Whirlpool Corporation were added to the list. Based upon our comparator group criteria stated above, Arvin Meritor was deleted because it was below the limit on lower revenues and Emerson Electric was deleted due to higher revenues in comparison to the range. We added Oshkosh Corporation based upon its revenue fit as well as its manufacture of specialty vehicles, specifically for the Department of Defense. Whirlpool Corporation was also added due to its revenue fit and manufacturing business. We review executive compensation against this peer group of companies with which we compete for talent. Information about this list of companies is used by Exequity and management when the Committee requests specific executive compensation analyses. The Committee approved the following peer group for fiscal 2009.

Fiscal 2009 Compensation Peer Group

AGCO Corporation	Goodrich Corporation	Oshkosh Corporation
Cummins Incorporated	Goodyear Tire and Rubber	PACCAR Incorporated
Danaher Corporation	Harley Davidson, Incorporated	Parker-Hannifin
Deere and Company	Illinois Tool Works	PPG Industries, Inc.
Dover Corporation	Ingersoll-Rand Co. Ltd.	Terex Corporation
Eaton Corporation	ITT Industries, Incorporated	Textron, Incorporated
General Dynamics	Lear Corporation	TRW Automotive Holdings Corporation
Genuine Parts Company	Masco Corporation	Whirlpool Corporation

A broader industry survey published by Hewitt Associates was also used to provide us with additional compensation market data. Please refer to Appendix B to this proxy statement for a list of participants in Hewitt’s 2009 TCM survey. For individual executive positions, if the market data from the peer group of companies was not statistically reliable because of the small sample size, we also used the manufacturing group (or if the sample size is large enough, the all-industry group) of this broader survey data. When we use broader industry surveys, we use market data within our revenue scope, either overall consolidated revenue for corporate roles and/or business unit revenue for business unit specific roles. This is especially true for the base salary competitive market review.

For base salary, short-term incentives, and long-term incentives, we target the 50th percentile (market median). We established a policy of targeting base salaries at the 50th percentile (market median) of the competitive market, based on the peer group, where available, or the broader industry survey. We refer to this as the competitive market data, competitive marketplace, or the like. We consider an executive to be compensated competitively if his or her base salary is within 85 to 115 percent of the market median. Under special circumstances when we are recruiting for critical roles, we target an executive’s salary at the 75th percentile. Our incentive compensation plans provide executives with the opportunity to earn total compensation at the 50th percentile of the competitive market for target corporate performance and at the 75th percentile for distinguished corporate and individual performance.

Typically, the CEO makes recommendations to the Committee on annual base salary increases for the NEOs other than himself (see the section entitled “Summary of the Executive Salary Planning Approval Process”). For our Annual Incentives, the CEO may recommend that the Committee adjust awards to reflect individual performance. For long-term incentives, awards generally follow our fixed share guidelines with no adjustments recommended by the CEO.

Pay Mix

Our pay mix of base salary, short-term incentives, and long-term incentives generally tracks to the marketplace with the majority of total compensation opportunity, specifically annual and long-term incentives, being contingent on and variable with performance. This structure supports our pay-for-performance compensation philosophy.

Elements of Executive Compensation

The key elements of our executive compensation program include base salary, short-term incentives, long-term incentives, retirement benefits, perquisites, and other benefits. We also maintain stock ownership guidelines for our executives, including our NEOs. Although decisions relative to each of these compensation elements are made separately, the Committee considers the total compensation and benefits package when making any compensation decision.

Base Salary

We pay each executive officer, a competitive base salary, on a monthly basis, for services rendered during the year. Base salaries for executive officers, including our NEOs, are typically reviewed and adjusted based on evaluating (i) the responsibilities of their positions, (ii) the competitive marketplace data and (iii) the performance of each executive during the fiscal year.

Summary of the Executive Salary Planning Approval Process

•	The head of each business unit reviews competitive salary market data relevant to his or her direct and indirect reports.

•	The head of each business unit provides salary recommendations for his or her direct and indirect reports.

•	The CEO reviews and approves and/or adjusts all of these salary recommendations.

•

The Committee reviews the salary for the CEO, and the CEO’s salary recommendations for all Section 16 Officers. The CEO does not recommend nor is he involved in decisions regarding his own compensation.

•

The Committee then recommends and the independent members of the Board approve or adjust the salary recommendation for the CEO. As described in greater detail below, we have a detailed procedure in place for reviewing the performance of the CEO and determining the annual salary of the CEO.

Due to the economic environment in fiscal 2009, traditional base salary performance increases to executives, including NEOs, did not occur.

CEO Performance Evaluation

Each year, typically in December, the Committee and the independent members of the Board evaluate the CEO’s performance for the prior fiscal year. This review is based on the CEO’s achievement of goals set prior to the start of that year. The CEO presents this information to the full independent members of the Board, who then discuss it in executive session. The CEO is not present during this discussion. The independent members’ evaluation of the CEO’s performance then forms the basis for the decision on the CEO award under our Annual Incentive Plan award (“AI Plan”) which is described below, for the prior fiscal year and base salary for the new fiscal year. The chair of the Committee then informs the CEO of the compensation decisions and the performance evaluation on which those decisions were based.

At the December 2009 Board meeting, the independent members of the Board did not recommend a base salary increase for Mr. Ustian. Mr. Ustian’s base salary was last increased in December 2007. In this regard, we have not yet determined whether there will be performance increases in general to base salary for executives, including NEOs, in fiscal year 2010. Also, in December 2009, the independent members of the Board approved a fiscal 2009 AI Plan award (“AI award”) at the distinguished level (150% of Target) for Mr. Ustian based upon both the Company’s successful financial results in the worst truck market in recent history and his strong performance in fiscal 2009 as a result of his achievements within our three strategic pillars of great products, competitive costs and profitable growth. As discussed in the Annual Incentive section below, the Company’s fiscal year 2009 financial results of $2.86 earnings per share (“EPS”) met the distinguished level of performance.

Annual Incentive

The AI Plan is a short-term incentive program that exists to reward, motivate and retain employees as well as align rewards with performance for the fiscal year. The AI Plan is a key element in the executive compensation package as the Company intends for a significant portion of an executive’s, including the NEO’s, total compensation to be performance-related. The AI Plan for 2009 was based on attaining financial and non-financial performance goals established and approved by the Committee. The AI Plan is authorized under our stockholder approved 2004 Performance Incentive Plan (the “Plan”). The Plan is an omnibus plan that allows for various awards such as cash, stock options, stock appreciation rights, restricted stock, premium share units, and deferred share units. The AI Plan and the Plan do not have claw-back provisions, which, for example, would retract a prior incentive award when financial results are restated after the award was paid.

The following were factors in the 2009 AI Plan:

•	Consolidated Financial Performance: For all of our executives, consolidated financial performance is heavily weighted in the calculation of incentive payments in order to encourage integrated execution across organizational boundaries within the Company. We believe that it is important to encourage executives to work together for the best consolidated results rather than to focus on results at one business unit at the expense of other business units. Consolidated financial goals are based on our Return on Equity (“ROE”), as determined by the Committee. We use ROE because we believe that, in the long term, it is highly correlated with stock price and stockholder value. We are in a volatile industry, in which demand for our products is subject to cyclical fluctuation. The profitability of our business is heavily influenced by the cycle of truck sales in North America. Consequently, we use the following truck industry demand-adjusted (volume-adjusted) ROE target methodology to evaluate Company performance. We target a 16.5% ROE on average over the business cycle based on a forecasted average truck industry volume, which is re-evaluated every year based upon industry forecast. This prevents us from giving management an unduly large incentive payment in years when the truck market is strong. Rather, financial results must be even stronger than industry performance for management to receive a payment. Conversely, this methodology is intended to prevent us from unduly under-compensating management in years when the truck market is weak. The volume-adjusted ROE target for 2009 was 12.8% which included an adjustment for the sustainable piece of the military business of $1.5 billion. The amount of income required to earn incentive payments was calculated using this ROE target which is then converted to an EPS goal, excluding a settlement gain, impairment charges and refinancing costs. The original earnings target was $5.62 per share based upon an average truck industry volume of 328,000 units. This EPS goal was adjusted mid-year to $0.80 per share due to the dramatic decrease in the truck volume to an estimated 165,000 -185,000 units. The following table outlines the revised goals. In light of the economy and the decrease in the expected truck volume, these EPS goals were challenging.

Goal	EPS

Threshold (25% of Target)	$(1.60)

Target (100%)	$0.80

Distinguished (150% of Target)	$2.42

Super Distinguished (200% of Target)	$3.20

•

Individual Performance: This is measured by our annual Total Performance Management (the “TPM”) assessment. The TPM process is a performance management tool that focuses on employee career development, goal setting, performance appraisals, and evaluation. The TPM assessment reviews how well the executive performed with regard to both individual goals and defined skills and behaviors. However, generally only financial goals are applicable to awards to our NEOs except where individual performance is used for downward discretion. For 2009, individual performance was used for downward discretion. For Mr. Cederoth, achievements included cost reductions, including but not limited to SG&A, postretirement costs and professional fees and refinancing initiatives. For Mr. Kapur, achievements included the School Bus, Medium Truck, Severe Service Truck, Class 8 Truck and Heavy Truck market share while investing in our future with mergers, acquisitions and joint ventures such as Monaco and NC2 (Caterpillar and Navistar joint venture) and preparing for global growth. For Mr. Covey, achievements included significant legal matters including commercial and regulatory issues.

In October 2008, the Committee originally approved a fiscal year 2009 plan under which the monetary pool for AI awards for the CEO and Level 13 and Corporate employees, as for the previous year, would be based 100% upon consolidated results, but for all other plan participants’ AI awards would be based 80% upon consolidated results and 20% upon business unit results.

Due to the dramatic decrease in truck industry volume, the Committee, using its authority under the Plan, revised its original goals mid–year and adjusted the fiscal 2009 EPS goal to $0.80 per share. In addition, the Committee also revised the AI award pool composition from a mix of consolidated and business unit performance to 100% consolidated performance. Based upon the mid-year adjusted goals, the final fiscal year 2009 EPS results of $2.86 per share, allowed the Committee to award distinguished performance level payments under the Plan. However, in determining final individual AI awards, the Committee used its downward discretion based upon the NEOs overall individual achievements.

The AI Plan has threshold, target, distinguished, and super-distinguished performance payout levels for the NEOs which range from 25% to 200% of target. Based upon performance, in some years, the Company may not make AI payments, but the Company also has the ability under the plan to make maximum payments at 200% of target bonus opportunity for super-distinguished performance. Consolidated financial results between performance levels are interpolated on a straight-line basis to determine payment amounts.

Generally, AI awards are not paid when consolidated results are below threshold. However, in rare circumstances, the AI Plan may allow for payments to executives, including NEOs, who work for a business unit with above-threshold performance when consolidated performance is below threshold. In any event, under no circumstances will the AI Plan provide payments when net income is negative.

The Committee has the discretion to adjust a bonus payment. In doing so, the Committee historically has considered the requirements of Section 162(m) of the Internal Revenue Code. While the Committee generally intends for incentive compensation to be tax deductible, there may be instances when the Committee decides to award a non-deductible amount. The Committee did not award a non-deductible AI amount for fiscal 2009.

Fiscal 2009 AI Plan Weights

Named Executive Officer	Corporate /Business Unit Weight	Business Unit
Daniel C. Ustian	100% / 0%	Corporate / Consolidated
William A. Caton	100% / 0%	Corporate / Consolidated
Terry M. Endsley	100% / 0%	Corporate / Consolidated
Andrew J. Cederoth	100% / 0%	Corporate / Consolidated
Deepak T. Kapur	100% / 0%	Truck
Pamela J. Turbeville	100% / 0%	Navistar Financial Corporation
Steven K. Covey	100% / 0%	Corporate / Consolidated

Final NEO awards were based upon consolidated financial performance and then the Committee used downward discretion to make individual award decisions.

Fiscal 2009 AI Target Award Percentages and Amount Earned

Named Executive Officer	Target as a % of Base Salary	2009 Annual Incentive Amount Earned
Daniel C. Ustian	110%	$1,946,000
William A. Caton	95%	N/A
Terry M. Endsley	75%	$175,000
Andrew J. Cederoth	75%	$350,000
Deepak T. Kapur	75%	$500,000
Pamela J. Turbeville	65%	N/A
Steven K. Covey	65%	$400,000

As previously discussed in the CEO Performance Evaluation section, Mr. Ustian’s award was granted at the distinguished level. Mr. Caton and Ms. Turbeville were not eligible for any additional AI award payments other than what was calculated per the terms of the Executive Severance Agreement formula / calculation, which is described in the “Potential Payments Upon Termination or Change in Control” section below. Mr. Endsley’s amount is pro-rated for his time as an active NEO and is payable to his Estate. Mr. Cederoth’s award is based upon a distinguished achievement level and also recognizes his performance and leadership while serving as interim CFO and the many credit and refinancing successes. Mr. Kapur’s award is between target and distinguished achievement levels of performance and rewards him for our strong Truck market share. Mr. Covey’s award is between target and distinguished achievement levels of performance and rewards him for many strategic legal department initiatives.

Long-Term Incentive

Traditionally, our objectives for including long-term incentives as part of our executives’ total compensation package include:

•	Aligning executive and stockholder interests; tying compensation to share price appreciation;
•	Emphasizing returns to stockholders; and
•	Cultivating ownership.

Historically, we have focused our long-term incentive plan on the use of stock options to align executives’ interests with those of stockholders. To manage the allocation of stock options, the Committee used a fixed share grant approach. The fixed share guideline takes into account the long-term incentive target by position, Black-Scholes valuation methodology, and estimated stock price. This approach was used because it:

•	Managed dilution;
•	Provided the same number of options for similar job roles; and
•	Provided a way for us to allocate stock options.

We have never backdated stock options. In addition, as set forth in the Plan, we prohibit stock option repricing. However, within the Plan, there is a Restoration Stock Option Program. Specifically, the Restoration Stock Option Program allows an executive to exercise vested non-qualified stock options by presenting shares that have a total market value equal to the option exercise price times the number of options. New restoration options are then granted with an exercise price equal to the fair market value of our stock at that time in an amount equal to the number of mature shares that were used to exercise the original option, plus the number of shares that were withheld for the required tax liability. The restoration stock options have a term equal to the remaining term of the original option, generally become exercisable six months after the date of grant, and otherwise have the same general terms and conditions of other non-qualified stock options granted under the Company’s stock plans. In 2008, none of the NEOs utilized this program. In December 2008, the Committee approved the elimination of the Restoration Stock Option Program under the Plan in connection with future long-term incentive grants, beginning with the grants made in December 2008.

In December 2008, a fiscal year 2009 long-term incentive grant under the Plan was approved to eligible plan participants. The grant was based upon our fixed share grant approach, however, we modified our use of 100% stock options to an equity mix of 67% stock options and 33% restricted stock units (RSUs). We changed the mix to manage our share pool usage.

As mentioned in previous proxies, in fiscal year 2007, we implemented a cash-based long-term incentive program under the Plan. It was a three-year plan (2007, 2008, and 2009) based upon earnings per share and free cash flow performance metrics. At the end of 2009, we reviewed actual results versus the plan targets and there were no payments earned for any of the three years.

In December 2009, a fiscal year 2010 long-term incentive grant under the Plan was approved to eligible plan participants. Similar to the December 2008 grant, and in an effort to maximize our share usage, the NEOs received a grant mix of 67% stock options and 33% RSUs. We also introduced cash-settled RSUs to certain eligible participants. Awards vest equally over a three year period.

Executive Stock Ownership Program

We feel that it is important to encourage senior executives to hold a material amount of Company stock and to link their long-term economic interest directly to that of the stockholders. To achieve this goal, we established stock ownership requirements. During fiscal 2009, our stock ownership guidelines applied to approximately 62 executives, including our NEOs, the majority of who hold the title of vice president and above. Executives are expected to meet the ownership level of their position within five years of attaining that position. The ownership requirements range from 75% to 300% of base salary and are fixed at the number of shares that are required to be held as of the date of an executive’s promotion or hire, based on the fair market value of the shares at that time.

Executive Stock Ownership as of October 31, 2009

Named Executive Officer	Ownership Requirement as a % of Base Salary	Number of Shares Required	Number of Shares Owned
Daniel C. Ustian	300%	60,806	132,559
William A. Caton(1)	225%	56,575	78,861
Terry M. Endsley(2)	225%	28,419	38,482
Andrew J. Cederoth(3)	225%	29,133	12,823
Deepak T. Kapur	225%	25,568	71,104
Pamela J. Turbeville(4)	225%	22,083	42,825
Steven K. Covey	225%	15,666	28,117

(1)	Upon his separation on October 31, 2009, Mr. Caton was no longer subject to the executive stock ownership program.

(2)	At the time of his death, Mr. Endsley was in good standing with his ownership requirements. All shares were transferred to his estate.

(3)	Mr. Cederoth was promoted to CFO on September 24, 2009. The due dates for his executive stock ownership requirements are as follows:

a.	1,227 additional shares by March 24, 2010
b.	5,550 additional shares by September 24, 2012
c.	3,983 additional shares by April 15, 2014
d.	5,550 additional shares by September 24, 2014

(4)	Upon her separation on January 31, 2009, Ms. Turbeville was no longer subject to the executive stock ownership program.

Executive Benefits and Perquisites

The following table summarizes the executive benefits and perquisites that we provide to our NEOs:

NEO	Life Insurance(1)	Executive Physical Program(2)	Flexible Perquisite Program(3)	Pension /Retirement/401(k) Plans(4)					Retiree Medical Benefits
				RPSE	MRO	RAP	SRAP	SERP

Daniel C. Ustian	X	X	X	X	X			X	X

William A. Caton	X	X	X			X	X	X

Terry M. Endsley	X	X	X	X	X			X	X

Andrew J. Cederoth	X	X	X	X			X	X	X

Deepak T. Kapur	X	X	X			X	X	X

Pamela J. Turbeville	X	X	X			X	X	X

Steven K. Covey	X	X	X	X	X			X	X

(1)	Life Insurance. We provide Company paid life insurance equal to five times base salary.

(2)

Physical Exams. This program provides a company-paid physical when an executive is first hired or promoted to an executive position. A physical is also required every two years prior to age 50 and every year after age 50. This program helps us ensure the health of our key executives.

(3)

Executive Perquisites for our NEOs. We maintain a perquisite program for our NEOs, which we believe is competitive and consistent with our overall compensation program, and which assists us in the attraction and retention of our executive officers. The Executive Flexible Perquisite Program provides a cash stipend to each of our NEOs, the amount of which varies by executive, based upon the executive’s organization level. The purpose of the cash stipend is to provide each of our NEOs with the ability to choose the perquisite that best fits his or her professional and personal situation. This program is in lieu of providing and administering such items as car leases, tax preparation, financial planning, and home security systems. We do not require the NEOs to substantiate the expenses for which they use this stipend. The annual perquisite amount is paid semi-annually in equal installments in May and November.

Annual Flexible Perquisite Payments During Fiscal 2009

Named Executive Officer	Annual Flexible Perquisite Payment - Actual
Daniel C. Ustian	$46,000
William A. Caton	37,000
Terry M. Endsley	21,500	(A)
Andrew J. Cederoth	17,917	(B)
Deepak T. Kapur	37,000
Pamela J. Turbeville	14,000	(C)
Steven K. Covey	28,000

(A)	Mr. Endsley’s amount is pro-rated based upon his date of death effective April 14, 2009.

(B)	Mr. Cederoth’s amount is pro-rated based upon his previous and current annual perquisite payment. As CFO, the annual amount is $37,000.

(C)	Ms. Turbeville’s amount is pro-rated based upon her separation from the Company effective January 31, 2009.

In certain circumstances, where a commercial flight is not available to meet a NEOs travel schedule, our NEOs and directors use chartered aircraft for business purposes only. In these situations, we believe chartered aircraft allows us to make effective use of the executive’s time. After a review of the chartered flight usage in 2009, we confirmed the use was for business purposes only. A spouse may accompany an NEO while he or she is traveling on Company business. Although this occurs on a limited basis, the reimbursement of the spouse travel expense is included in taxable compensation.

Effective November 1, 2009, the Committee approved a policy statement that eliminates all tax gross-ups for perquisites and other similar benefits to Section 16 Officers, including NEOs.

(4)	Pension/Retirement/401(k) Plans

We began transitioning to defined contribution/401(k) plans as the primary retirement income program for all non-represented employees hired on or after January 1, 1996. Thus participation in our defined benefit pension plans has been limited to those hired prior to that date.

•	RPSE (“Retirement Plan for Salaried Employees”). This is our tax-qualified defined benefit pension plan for salaried employees hired prior to January 1, 1996.
•

MRO (“Managerial Retirement Objective Plan”). The MRO is our unfunded non-qualified defined benefit pension plan designed primarily to restore the benefits that executives, including our NEOs, would otherwise have received if the Internal Revenue Code restrictions had not applied to the RPSE.

•

RAP (“Retirement Accumulation Plan”). This is our tax-qualified defined contribution/401(k) plan for salaried employees hired on or after January 1, 1996. Effective December 31, 2008, the RSP (“Retirement Savings Plan”) was merged into the RAP. For additional information about the merger and how certain NEO’s 401(k) plan benefits are affected are provided in the Pension Benefits section.

•

SRAP (“Supplemental Retirement Accumulation Plan”). This is our non-qualified deferred compensation plan designed primarily to restore the contributions that participants would otherwise have received under the RAP, if the Internal Revenue Code restrictions had not been in place.

•	SERP (“Supplemental Executive Retirement Plan”). This is designed as a pension supplement to attract and retain key executives. The SERP is unfunded and is not qualified for tax purposes.

Additional information on the pension/401(k) plans are provided in the Pension Benefits, Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation sections.

•	Retiree Medical Benefits. Non-represented employees, including our NEOs, hired on or after January 1, 1996, are not eligible for the retiree medical benefits program.

Employment Contracts and Executive Severance Arrangements

We do not have employment contracts with our NEOs as employment with each of them is “at will.” However, like many companies, to ensure stability and continuity of management, we provide those individuals with an Executive Severance Agreement (“ESA”), which provides for severance benefits in the event of a specified termination such as an involuntary termination and a termination in connection with a change in control. Our ESAs have been modified effective January 1, 2010.The Internal Revenue Code 280G excise tax gross up has been eliminated for all ESA’s, including the NEOs. The NEOs general severance, excluding the CEO, and all of the NEOs severance formula based upon a Termination Related to a Change in Control (CIC) did not change. The general severance formula for the CEO increased from 200% to 300% of the sum of his annual base salary plus annual target bonus, this percentage is now the same as the CIC formula of 300%. Please refer to the Potential Payments Upon Termination or Change in Control below for more information on the subject and a brief description of the changes.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the NEOs, excluding the CEO which decisions are approved by the independent members of the Board. The CEO makes recommendations to the Committee regarding the compensation for his direct reports (which includes the other NEOs) based on a review of their performance, job responsibilities, and importance to our business strategy. The CEO does not make recommendations to the Committee regarding his own compensation.

Tax and Accounting Implications

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code provides that a public company generally may not deduct the amount of non-performance based compensation paid to certain executive officers that exceeds $1 million in any one calendar year. However, this provision does not apply to performance-

based compensation that satisfies certain legal requirements including income from certain stock options and certain formula driven compensation. In general, the Committee has considered the effect of the Internal Revenue Code limitation and under certain circumstances may decide to grant compensation that is outside of the limits.

Non-Qualified Deferred Compensation

The American Jobs Creation Act of 2004 changed the tax rules applicable to non-qualified deferred compensation arrangements. We are complying in good faith with the statutory provisions, which generally became effective as of January 1, 2005, and the applicable regulations. Please refer to the Non-Qualified Deferred Compensation table below for more information on the subject.

Accounting for Stock-Based Compensation

In November 2005, we began accounting for our equity based long-term incentive vehicles under the Plan in accordance with the guidance on share-based payments.

Compensation Committee Report

The Committee reviewed and discussed the Compensation Discussion and Analysis required by item 402(b) of Regulation S-K with management, and based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. The independent members of the Board reviewed and discussed the compensation of the CEO.

The Compensation Committee	The Independent Members of the Board of Directors (non Compensation Committee members)
John D. Correnti, Chairperson	Eugenio Clariond
David D. Harrison	Diane Gulyas
Michael N. Hammes	William H. Osborne
James H. Keyes	Dennis D. Williams
Steven J. Klinger

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation paid to or earned by each of our NEOs for the years ended October 31, 2009, 2008, and 2007:

Summary Compensation Table(16)

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)(3)		All Other Compensation ($)(4)		Total ($)
Daniel C. Ustian	2009	$1,180,000	–		$409,081	$948,640	$1,946,000	$3,622,886		$74,519		$8,181,126
Chairman, President & Chief Executive Officer	2008	$1,170,833	–		$2,775,216	–	$2,589,500	–		$107,198		$6,642,747
	2007	$1,125,000	–		–	–	–	$1,041,054		$67,801		$2,233,855

William A. Caton	2009	$655,000	–		$482,823	$126,464	–	–	(13)	$3,644,912	(5)	$4,909,199
Former Executive Vice President & Chief Risk Officer(8)	2008	$650,533	–		$622,243	$180,784	$800,000	–		$159,059	(6)	$2,412,619
	2007	$628,200	$250,000	(7)	$564,217	$180,786	–	$299,332		$106,371	(9)	$2,028,906

Andrew J. Cederoth	2009	$321,534	–		$68,637	$13,333	$350,000	$455,558		$43,298		$1,252,360
Executive Vice President & Chief Financial Officer

Terry M. Endsley	2009	$280,000	–		$1,061,581	$297,839	$175,000	–	(14)	$25,408	(11)	$1,839,828
Former Executive Vice President & Chief Financial Officer(10)	2008	$459,683	–		$88,615	$43,859	$625,000	–		$99,640		$1,316,797

Deepak T. Kapur	2009	$640,000	–		$364,111	$96,363	$500,000	$1,041,363		$137,070		$2,778,907
President, Truck Group	2008	$640,000	–		$44,186	$201,159	$900,000	–		$103,649		$1,888,994
	2007	$613,200	–		–	$499,405	–	$407,922		$92,345		$1,612,872

Pamela J. Turbeville	2009	$106,750	–		$92,387	$214,276	–	$987,592	(15)	$1,629,141		$3,030,146
Former Senior Vice President & Chief Executive Officer,	2008	$427,000	–		$626,858	$119,919	$444,000	$94,630		$362,561		$2,074,968	(12)
Navistar Financial Corporation	2007	$407,100	–		–	$328,621	–	$274,768		$69,045		$1,079,534

Steven K. Covey	2009	$495,000	–		$92,387	$214,276	$400,000	$1,393,687		$37,257		$2,632,607
Senior Vice President, Chief Ethics Officer & General Counsel	2008	$495,000	–		$626,858	–	$640,000	$131,795		$36,916		$1,930,569

(1)

Reflects the amortized dollar amount recognized as expense for financial statement reporting purposes in accordance with the guidance on share-based payments and not the compensation realized by the named executive officers (“NEOs”). Where applicable, amounts expensed during fiscal year 2009 for grants made in prior years are also included in this column. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the assumptions made in the valuation for the fiscal year 2009 awards reflected in this column, please see Note 20 to the Consolidated Financial Statements contained in the Company’s 2009 Annual Report. For information on the valuation assumptions with respect to grants made in prior fiscal years, please see the corresponding note to the Consolidated Financial Statements contained in the Company’s Annual Report in the respective fiscal year. Includes amounts expensed for the following restricted stock units (“RSUs”) that were granted to our NEOs on December 16, 2008: Mr. Ustian – 18,057; Mr. Caton – 8,263; Mr. Cederoth – 871; Mr. Kapur – 6,296; Mr. Covey 4,078; Mr. Endsley – 6,296; and Ms. Turbeville – 4,078. The compensation expense recognized by us for the RSUs is spread out over the service period (3 years) and we do not adjust the expense based on actual gains or losses. The closing price of our stock on December 16, 2008 was $23.04. We recognize the entire expense of an RSU award made to retirement eligible employees on the date of grant because once an executive attains retirement eligibility there is no longer a substantial risk of forfeiture of their RSUs. Of the named executive officers, Mr. Ustian, Ms. Turbeville and Mr. Covey are retirement eligible.

Mr. Ustian became retirement eligible in 2005, Ms. Turbeville became retirement eligible in August 2008 and Mr. Covey became retirement eligible in 2006. Upon Mr. Endsley’s death on April 14, 2009, all of his outstanding awards vested as to 100% and the related expense was accounted for immediately.

Also includes the amortized expense recognized for premium share units (“PSUs”) during 2009. The PSUs represent shares of common stock granted pursuant to our Executive Stock Ownership Program and is based on the attainment of certain stock ownership thresholds. The PSUs vest over a 3 year period with 1/3rd of the shares vesting on each of the first three anniversaries of the date of grant. The PSUs convert into Common Stock upon termination of employment. We use the closing price of our stock on the date of grant to value the PSUs and then spread the expense out over the vesting period (generally 3 years). The following PSU awards had amounts expensed by us in 2009. Mr. Caton received 8,449 PSUs on November 23, 2005; the closing price of our stock on the date of grant was $27.98. Mr. Endsley received 3,622 PSUs on April 14, 2009, which were expensed immediately; the closing price of our stock on the date of grant was $35.31.

(2)

Reflects the amortized dollar amount recognized as expense for financial statement reporting purposes in accordance with the guidance on share-based payments and not the compensation realized by the NEOs. Where applicable, amounts expensed during fiscal year 2009 for grants made in prior years are also included in this column. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the assumptions made in the valuation for the current year awards reflected in this column, please see Note 20 to the Consolidated Financial Statements contained in the Company’s 2009 Annual Report. For information on the valuation assumptions with respect to grants made in prior fiscal years, please see the corresponding note to the Consolidated Financial Statements contained in the Company’s Annual Report in the respective fiscal year. Includes amounts expensed for the following stock options that were granted to our NEOs on December 16, 2008: Mr. Ustian – 91,656; Mr. Caton – 41,942; Mr. Cederoth – 4,422; Mr. Kapur – 31,959; Mr. Covey 20,703; Mr. Endsley – 31,959; and Ms. Turbeville – 20,703. The compensation expense recognized by us for stock options is calculated using the fair value of our common stock on the date of grant (we use the Black-Scholes option pricing model for this calculation) and then we amortize the expense over the vesting period of the options (generally 3 years) and we do not adjust the expense based on actual gains or losses. We recognize the entire expense of a stock option grant made to retirement eligible employees on the date of grant because once an executive attains retirement eligibility there is no longer a substantial risk of forfeiture of their options. As mentioned in footnote 1 above, Mr. Ustian became retirement eligible in 2005, Ms. Turbeville became retirement eligible in August 2008 and Mr. Covey became retirement eligible in 2006.

(3)

This amount represents the change in the actuarial present value of the RPSE and MRO for Messrs. Ustian, Endsley and Covey and the change in actuarial present value of the SERP and certain interest on the SRAP for Messrs. Caton, Kapur and Cederoth and Ms. Turbeville. For Mr. Cederoth the amount represents the change in actuarial present value of the RPSE and SERP as well as certain interest on the SRAP.

(4)

This includes such items as Flexible Perquisites cash allowances, company-paid life insurance premiums, company contributions to the Retirement Accumulation Plan and the SRAP. The annual flexible perquisite payments are as follows: $46,000 for Mr. Ustian, $37,000 for each of Messrs. Caton and Kapur, and $28,000 for Mr. Covey and $21,500 for Mr. Endsley, and $14,000 for Ms. Turbeville. Mr. Cederoth received flexible perquisite payments of $17,917 which is reflective of his promotion in April and October 2009. The company-paid life insurance premiums are as follows: $24,520 for Mr. Ustian, $12,131 for Mr. Caton, $3,780 for Mr. Endsley, $1,216 for Mr. Cederoth, $16,038 for Mr. Kapur, $8,873 for Ms. Turbeville and $9,167 for Mr. Covey. Our contribution to the Retirement Accumulation Plan was $ 24,175 for Mr. Caton, $ 24,175 for Mr. Kapur, and $0 for Ms. Turbeville. Our contribution for the Supplemental Retirement Accumulation Plan was $33,862 for Mr. Caton, $24,165 for Mr. Cederoth, $59,081 for Mr. Kapur, and $31,705 for Ms. Turbeville.

(5)

Includes severance payment of $3,176,750 and lump sum payment in lieu of outplacement in the amount of $25,000. This also includes the gross-up of $212,632 which represents the difference between the directed value of Caton’s home in the amount of $742,632 and the fair market value of $530,000 established by an external appraiser approved by our third party relocation vendor.

(6)	Includes $42,851.81 for country club dues reimbursement and $17,887.82 for the tax gross-up on this reimbursement in connection with Mr. Caton’s promotion to CFO.

(7)	Represents a guaranteed payment in connection with Mr. Caton’s recruitment to the Company in 2005. Mr. Caton’s date of hire was October 31, 2005.

(8)	Mr. Caton was formerly the Chief Financial Officer of the Company until June 2008.

(9)	Includes $10,000 for country club dues reimbursement and $4,174 for the tax gross-up on this reimbursement in connection with Mr. Caton’s promotion to CFO.

(10)	Mr. Endsley was Executive Vice President and Chief Financial Officer until his death on April 14, 2009.

(11)	Includes gross-up of $38 on a $90 non-cash recognition award.

(12)	Ms. Turbeville’s 2008 Total column was incorrect in last year’s proxy. All other columns in part were accurate, the Total column’s calculation inadvertently excluded her base salary.

(13)	Mr. Caton was not vested in his SERP benefits. He has not yet exercised his Deferred Premium Shares.

(14)	Mr. Endsley was not vested in his MRO or SERP benefits.

(15)	Represents the change in SERP benefits. Does not reflect the Deferred Premium Shares Ms. Turbeville exercised.

(16)	Effective November 1, 2009, the Committee approved a policy statement that eliminates all tax gross-ups for perquisites and other similar benefits to Section 16 Officers, including NEOs.

Grants of Plan-Based Awards Table – Fiscal 2009

The following table complements the disclosure set forth in columns captioned Stock Awards and Option Awards of the Summary Compensation Table on page 43 of this proxy statement. All Stock Awards and Option Awards were granted under the 2004 Performance Incentive Plan.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Of Option Awards ($/Sh)(2)	Market Price on Grant Date ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)
Daniel C. Ustian	RSU	12/16/2008	$324,500	$1,298,000	$2,596,000	18,057		–		$409,081
	Stock Option	12/16/2008					91,656	$22.655	$23.04	948,640

William A. Caton	RSU	12/16/2008	$155,563	$622,250	$1,244,500	8,263		–		187,198
	Stock Option	12/16/2008					41,942	22.655	23.04	434,100

Terry M. Endsley(4)	RSU	12/16/2008	$105,000	$420,000	$840,000	6,296		–		142,635
	Stock Option	12/16/2008					31,959	22.655	23.04	330,776
	Premium Shares Units	4/14/2009				3,622		–		127,965

Deepak T. Kapur	RSU	12/16/2008	$120,000	$480,000	$960,000	6,296		–		142,636
	Stock Option	12/16/2008					31,959	22.655	23.04	330,776

Pamela J. Turbeville	RSU	12/16/2008	$69,388	$277,550	$555,100	4,078		–		92,387
	Stock Option	12/16/2008					20,703	22.655	23.04	214,276

Steven K. Covey	RSU	12/16/2008	$80,438	$321,750	$643,500	4,078		–		92,387
	Stock Option	12/16/2008					20,703	22.655	23.04	214,276

Andrew J. Cederoth	RSU	12/16/2008	$88,125	$352,500	$705,000	871		–		19,733
	Stock Option	12/16/2008					4,422	22.655	23.04	45,768

(1)

These amounts represent compensation opportunity for fiscal 2009 under the Annual Incentive Plan. For additional information regarding such awards, see “Compensation Discussion and Analysis – Annual Incentives” on page 35 of this proxy statement.

(2)

The exercise price was determined based on the average of the high and low price of our common stock on the grant date, while the market price on the grant date is the closing price of our common stock on that date.

(3)	The grant date fair value is generally the amount that we will expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures.

(4)

The Premium Share Units represent shares of common stock granted pursuant to our Executive Stock Ownership Program and is based on the attainment of certain stock ownership thresholds. All granted awards were transferred to Mr. Endsley’s estate after his death.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information on the holdings of stock options and stock awards by our named executive officers as of the end of fiscal 2009. The table includes unexercised and unvested stock option awards; unvested premium share units (“PSUs”) and unvested restricted stock units (“RSUs”). The vesting information for each grant is provided in the footnotes to this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing price of our common stock as of October 31, 2009, which was $33.14. For additional information about the stock option awards and stock awards, see the description of long-term incentive compensation in the “Compensation Discussion and Analysis” on page 38 of this proxy statement.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Grant Date	Option Exercise Price ($)	Option Expiration Date	Market Value of Unexercisable Options ($)	Grant Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(2)(5)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)
Name	Exercisable	Unexercisable
Daniel C. Ustian	2,474	–	12/14/1999	$40.4063	12/14/2009	–	9/18/2008	34,200	1,133,388
	41,626	–	12/14/1999	40.4063	12/15/2009	–	12/16/2008	17,691	586,280
	4,713	–	12/12/2000	21.2200	12/12/2010	–	–	–	–
	32,953	–	12/12/2000	21.2200	12/13/2010	–	–	–	–
	61,983	–	12/11/2001	38.2000	12/12/2011	–	–	–	–
	2,617	–	12/11/2001	38.2000	12/11/2011	–	–	–	–
	7,204	–	4/16/2002	44.1500	04/17/2012	–	–	–	–
	2,873	–	12/10/2002	26.3850	12/10/2012	–	–	–	–
	106,027	–	12/10/2002	26.3850	12/11/2012	–	–	–	–
	58,100	–	02/19/2003	23.9650	02/20/2013	–	–	–	–
	133,905	–	12/09/2003	42.8850	12/10/2013	–	–	–	–
	2,895	–	12/09/2003	42.8850	12/09/2013	–	–	–	–
	136,800	–	12/14/2004	40.9150	12/14/2014	–	–	–	–
	136,800	–	10/18/2005	26.1500	10/18/2015	–	–	–	–
	–	91,656	12/16/2008	22.6550	12/16/2018	961,013	–	–	–
Total:	730,970	91,656				961,013		51,891	1,719,668
William A. Caton(3)	47,700	–	10/31/2005	27.4000	10/31/2015	–	9/18/2008	15,651	518,674
	–	41,942	12/16/2008	22.6550	12/16/2018	439,762	12/16/2008	8,263	273,836
Total:	47,700	41,942				439,762		23,914	792,510
Terry M. Endsley(4)	–	–	–	–	–	–		–	–
Total:	–	–				–		–	–
Deepak T. Kapur	12,233	–	09/02/2003	44.6600	09/03/2013	–	9/18/2008	11,925	395,195
	6,993	–	12/09/2003	42.8850	12/09/2013	–	12/16/2008	6,296	208,649
	40,707	–	12/09/2003	42.8850	12/10/2013	–	–	–	–
	47,700	–	12/14/2004	40.9150	12/14/2014	–	–	–	–
	47,700	–	10/18/2005	26.1500	10/18/2015	–	–	–	–
	–	31,959	12/16/2008	22.655	12/16/2018	335,090	–	–	–
Total:	155,333	31,959				335,090		18,221	603,844

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Grant Date	Option Exercise Price ($)	Option Expiration Date	Market Value of Unexercisable Options ($)	Grant Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(2) (5)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)
Name	Exercisable	Unexercisable
Pamela J. Turbeville	2,474	–	12/14/1999	40.4063	12/14/2009	–	9/18/2008	7,725	256,007
	2,760	–	12/14/1999	40.4063	12/15/2009	–	12/16/2008	3,995	132,394
	4,714	–	12/12/2000	21.2200	12/12/2010	–	–	–	–
	20,195	–	12/12/2000	21.2200	12/13/2010	–	–	–	–
	2,617	–	12/11/2001	38.2000	12/11/2011	–	–	–	–
	38,583	–	12/11/2001	38.2000	12/12/2011	–	–	–	–
	2,873	–	12/10/2002	26.3850	12/10/2012	–	–	–	–
	48,627	–	12/10/2002	26.3850	12/11/2012	–	–	–	–
	2,895	–	12/09/2003	42.8850	12/09/2013	–	–	–	–
	28,005	–	12/09/2003	42.8850	12/10/2013	–	–	–	–
	30,900	–	12/14/2004	40.9150	12/14/2014	–	–	–	–
	19,274	–	03/15/2005	42.4900	12/15/2009	–	–	–	–
	10,331	–	09/16/2005	34.1300	12/13/2010	–	–	–	–
	30,900	–	10/18/2005	26.1500	10/18/2015	–	–	–	–
	–	20,703	12/16/2008	22.6550	12/16/2018	217,071	–	–	–
Total:	245,148	20,703				217,071		11,720	388,401
Steven K. Covey	3,202	–	12/11/2001	38.2000	12/11/2011	–	9/18/2008	7,725	256,007
	98	–	12/11/2001	38.2000	12/12/2011	–	12/16/2008	3,995	132,394
	2,982	–	12/10/2002	26.3850	12/10/2012	–	–	–	–
	918	–	12/10/2002	26.3850	12/11/2012	–	–	–	–
	282	–	12/09/2003	42.8850	12/10/2013	–	–	–	–
	2,218	–	12/09/2003	42.8850	12/09/2013	–	–	–	–
	30,900	–	12/14/2004	40.9150	12/14/2014	–	–	–	–
	30,900	–	10/18/2005	26.1500	10/18/2015	–	–	–	–
	–	20,703	12/16/2008	22.6550	12/16/2018	217,071	–	–	–
Total:	71,500	20,703				217,071		11,720	388,401
Andrew J. Cederoth	2,900	–	12/14/1999	40.4063	12/14/2009	–	9/18/2008	2,325	77,051
	900	–	12/14/1999	40.4063	12/15/2009	–	12/16/2008	871	28,865
	36	–	12/12/2000	21.2200	12/13/2010	–	–	–	–
	1,067	–	12/12/2000	21.2200	12/12/2010	–	–	–	–
	1,300	–	7/1/2001	27.9500	7/2/2011	–	–	–	–
	5,427	–	12/11/2001	38.2000	12/11/2011	–	–	–	–
	1,773	–	12/11/2001	38.2000	12/12/2011	–	–	–	–
	2,464	–	12/10/2002	26.3850	12/10/2012	–	–	–	–
	6,736	–	12/10/2002	26.3850	12/11/2012	–	–	–	–
	3,391	–	12/9/2003	42.8850	12/10/2013	–	–	–	–
	3,209	–	12/9/2003	42.8850	12/9/2013	–	–	–	–
	6,600	–	12/14/2004	40.9150	12/14/2014	–	–	–	–
	6,600	–	10/18/2005	26.1500	10/18/2015	–	–	–	–
		4,422	12/16/2008	22.6550	12/16/2018	46,365	–	–	–
	42,403	4,422				46,365		3,196	105,916

(1)

All options, other than restoration options, became or will become exercisable under the following schedule: one-third on each of the first three anniversaries of the date of grant. In the event an optionee exercises a non-qualified option with already-owned shares, he or she may be eligible to receive restoration options, if at the time of exercise an election was made to restore the exercised options. Restoration options contain the same expiration dates and other terms as the options they replace except that they have an exercise price per share equal to the fair market value of the common stock on the date the restoration option is granted and become exercisable in full six months after they are granted or, if sooner, one month before the end of the remaining term of the options they replace.

(2)

All of the RSUs granted on September 18, 2008, become exercisable under the following schedule: 25% on each of the first two anniversaries of the date of grant and 50% on the third anniversary of the date of grant. All the RSUs granted on December 16, 2008 become exercisable under the following schedule: 1/3rd on each of the first three anniversaries of the date of grant. The PSUs become exercisable under the following schedule: 1/3rd on each of the first three anniversaries of the date of grant.

(3)	After Mr. Caton’s separation on October 31, 2009, all of his unvested stock options and RSUs were forfeited.

(4)

After Mr. Endsley’s death on April 14, 2009, all of his outstanding stock options, RSUs and PSUs were transferred to his estate. All unvested stock options immediately became exercisable. All unvested RSUs or PSUs were immediately vested and the units converted into common stock. A total of 27,765 shares of common stock were distributed to Mr. Endsley’s estate after shares were withheld to cover any applicable tax withholdings. Listed below is a summary of the options that were transferred to Mr. Endsley’s estate and that were outstanding at the end of the fiscal year.

Name	Number of Securities Underlying Unexercised Options (#)		Grant Date	Option Exercise Price ($)	Option Expiration Date	Market Value of Unexercisable Options ($)
	Exercisable	Unexercisable
The Estate of Terry Endsley	506	–	12/14/1999	$40.4063	12/14/2009	–
	3,094	–	12/14/1999	40.4063	12/15/2009	–
	7,200	–	12/11/2001	38.2000	4/14/2011	–
	10,400	–	12/9/2003	42.8850	4/14/2011	–
	10,400	–	12/14/2004	40.9150	4/14/2011	–
Total:	31,600	–				–

(5)	The vesting dates of outstanding unexercisable stock options, RSUs and unvested PSUs at October 31, 2009 are listed below:

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2009	Number of Shares Vesting and Vesting Date in 2010	Number of Shares Vesting and Vesting Date in 2011	Number of Shares Vesting and Vesting Date in 2012
Daniel C. Ustian	RSUs	9/18/2008	34,200		11,400 on 09/18/2010	22,800 on 09/18/2011	–
	RSUs	12/16/2008	17,691	5,653 on 12/16/2009	6,019 on 12/16/2010	6,019 on 12/16/2011	–
	Options	12/16/2008	91,656	30,552 on 12/19/2009	30,552 on 12/19/2010	30,552 on 12/19/2011	–
William A. Caton(1)	–	–	–	–	–	–	–
The Estate of Terry Endsley(2)	–	–	–	–	–	–	–
Deepak T. Kapur	RSUs	9/18/2008	11,925		3,975 on 09/18/2010	7,950 on 09/18/2011	–
	RSUs	12/16/2008	6,296	2,099 on 12/16/2009	2,098 on 12/16/2010	2,099 on 12/16/2011	–
	Options	12/16/2008	31,959	10,653 on 12/16/2009	10,653 on 12/16/2010	10,653 on 12/16/2011	–
Pamela J. Turbeville	RSUs	9/18/2008	7,725		2,575 on 09/18/2010	5,150 on 09/18/2011	–
	RSUs	12/16/2008	3,995	1,277 on 12/16/2009	1,359 on 12/16/2010	1,359 on 12/16/2010	–
	Options	12/16/2008	20,703	6,901 on 12/16/2009	6,901 on 12/16/2010	6,901 on 12/16/2011	–

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2009	Number of Shares Vesting and Vesting Date in 2010	Number of Shares Vesting and Vesting Date in 2011	Number of Shares Vesting and Vesting Date in 2012
Steven K. Covey	RSUs	9/18/2008	7,725		2,575 on 09/18/2010	5,150 on 09/18/2011	–
	RSUs	12/16/2008	3,995	1,277 on 12/16/2009	1,359 on 12/16/2010	1,359 on 12/16/2010	–
	Options	12/16/2008	20,703	6,901 on 12/16/2009	6,901 on 12/16/2010	6,901 on 12/16/2011	–
Andrew J. Cederoth	RSUs	9/18/2008	2,325		775 on 9/18/2010	1,550 on 9/18/2011	–
	RSUs	12/16/2008	871	291 on 12/16/2009	290 on 12/16/2010	290 on 12/16/2011	–
	Options	12/16/2008	4,422	1,474 on 12/16/2009	1,474 on 12/16/2010	1,474 on 12/16/2011	–

(1)	After his separation on October 31, 2009, Mr. Caton forfeited any unvested awards.

(2)

After Mr. Endsley’s death on April 14, 2009, all of his outstanding stock options, RSUs and PSUs were transferred to his estate. At the time of transfer 31,959 stock options granted on December 16, 2008 with an exercise price of $22.655 per share immediately became exercisable. In addition 22,916 RSUs granted on September 18, 2008, and 3,622 PSUs issued on April 14, 2009 became immediately vested.

Option Exercises and Stock Vested Table – Fiscal 2009

The following table provides information for our named executive officers on stock option exercises during 2009, including the number of shares acquired upon exercise and the value realized and the number of shares acquired upon the vesting of restricted stock and premium share units and the value realized by the executive before payment of any applicable withholding tax and broker commissions based on the fair market value (or market price) of our stock on the date of exercise or vesting, as applicable.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized Upon Vesting ($)
Daniel C. Ustian	–	$–	11,104	$442,463
William A. Caton(2)	–	–	8,033	259,875
Terry M. Endsley(3)	–	–	25,818	911,634
Deepak T. Kapur	–	–	3,975	160,670
Pamela J. Turbeville	–	–	2,508	99,931
Steven K. Covey	3,900	16,375	2,508	99,931
Andrew J. Cederoth	–	–	775	31,326

(1)

Amounts in this column include RSUs that vested and/or were surrendered to the Company in satisfaction of employment tax withholdings due upon receipt of RSUs that vested on September 18, 2009. The market price of our stock on September 18, 2009 was $40.42. It also includes RSUs that were surrendered to the Company by Mr. Ustian, Ms. Turbeville, Ms. Cochran and Mr. Covey in satisfaction of employment tax withholdings due upon receipt of RSUs that were awarded to each of them on December 16, 2008. The employment tax withholdings were a result of Mr. Ustian, Ms. Turbeville, Ms. Cochran and Mr. Covey having attained retirement eligibility status under the stock plan from which the RSUs were granted. The market price of our stock on the date the shares were surrendered was $23.04. Upon Mr. Endsley’s death on April 14, 2009, 22,196 RSUs he owned immediately vested and were delivered to his estate. The market price of our stock on the date the shares vested was $35.31.

(2)

Upon the vesting of premium share units on November 23, 2008, Mr. Caton acquired 2,817 shares with a market price of $17.41. The premium share units will be delivered to Mr. Caton in the form of common stock after he terminates employment with the Company.

(3)

Upon the vesting of premium shares units on April 14, 2009, Mr. Endsley acquired 3,622 shares with a market price of $35.31. The premium share units were delivered to Mr. Endsley’s estate upon his death in the form of common stock. Mr. Endsley’s estate acquired 65,992 shares on exercise. The value realized on the exercised shares was $991,697.

Pension Benefits – Fiscal 2009

The amounts reported in the table below equal the present value of the accumulated benefit at October 31, 2009, for the NEOs under each plan based on the assumptions described below the table:

Pension Benefits Table(1)

Named Executive Officers	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year
Daniel C. Ustian	RPSE	36.7	$808,414	$0
	MRO	36.7	$7,668,070	$0
	SERP	36.7		$0
William C. Caton(2)	SERP	4.0	$0	$0
Deepak T. Kapur	SERP	6.4	$2,044,615	$0
Terry M. Endsley(3)	RPSE	32.0	$297,695	$4,114
	MRO	32.0	$0	$0
	SERP	32.0	$0	$0
Andrew J. Cederoth	RPSE	14.6	$215,462	$0
	SERP	19.6	$358,836	$0
Pamela J. Turbeville(4)	SERP	10.7	$2,024,647	$117,124
Steven K. Covey	RPSE	28.5	$1,045,430	$0
	MRO	28.5	$1,676,811	$0
	SERP	28.5	$0	$0

(1)

Unless otherwise noted, all present values reflect benefits payable at the earliest retirement date when the pension benefits are unreduced. Also unless otherwise noted, form of payment, discount rate (8.40%) and mortality (RP-2000 Combined Mortality Table projected at 50% of scale AA) is based on assumptions from the guidance on accounting for pensions. Additionally, SERP benefits have only been offset by benefits under Navistar sponsored retirement programs. At actual retirement these benefits will also be offset by benefits accumulated under programs for employment prior to Navistar, Inc.

(2)	Mr. Caton was not vested in his SERP benefit when he terminated.

(3)

Mr. Endsley was not vested in either the MRO or SERP benefits when he passed away. The present value of accumulated benefits and the payments made are the value and payments of his surviving spouse benefits.

(4)

Ms. Turbeville retired during the year and the effective date of her first SERP payment was February 1, 2009. However, under the Internal Revenue Code her payments had to be deferred 6 months. Interest of $899 was credited on the 6 month deferral of payments and is included in the total listed above.

Historically, we have provided our employees with retirement income programs since 1908. Over the years the programs have changed for various reasons. Effective January 1, 1996, we began transitioning from defined benefit retirement income programs to defined contribution retirement income programs as the primary vehicle to deliver those benefits. Employees hired before that date participate in defined benefit pension plans and those hired on or after that date participate in defined contribution plans. We also provide non-tax qualified benefit restoration programs that provide benefits or contributions that are in addition to those provided under our tax-qualified programs. The following briefly describes the various programs.

•

Navistar, Inc. Retirement Plan for Salaried Employees (“RPSE”). The RPSE is a funded and tax qualified defined benefit retirement program. The plan provides benefits primarily based on a formula that takes into account the employee’s years of service, final average earnings and a percentage of final average earnings per year of service (accrual rates). The table below summarizes the benefit accrual rates under the RPSE.

RPSE Benefit as Percent of Final Average Pay

	Prior to 1989	After 1988	Maximum
Rate of Benefit Accrual per Year of Service	2.4%	1.7%	60%

The eligible earnings are averaged over the highest 60 consecutive months within the final 120 consecutive months prior to retirement. Eligible earnings include base compensation and specifically exclude AI Plan compensation. Thus any increase in AI payments will not increase benefits under the RPSE. Such compensation may not exceed an IRS-prescribed statutory limit applicable to tax-qualified plans ($245,000 for 2009).

The resulting benefit which may commence at age 62, is offset by a percentage of estimated or actual Social Security benefits. The percentage offset is equal to 1.7% for each year of service with a maximum offset equal to 60% of Social Security benefits.

The RPSE is available only to employees who were hired prior to January 1, 1996 and thus is closed to new participants. Additionally, effective January 1, 2005, service has been limited to the service accrued as of December 31, 2004, for the employees who were hired prior to January 1, 2005 and were under age 45 as of January 1, 2005.

Benefits under the RPSE are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2009 is $195,000 per year for a single life annuity payable at an Internal Revenue Service prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distributions and different starting dates.

Of the NEOs, Messrs. Ustian, Endsley and Covey participate in the RPSE. Mr. Cederoth also participates in the RPSE but his service is limited to the service accrued as of December 31, 2004.

•

Navistar, Inc. Managerial Retirement Objective Plan (“MRO”). We offer the MRO to approximately 300 eligible managers and executives. The MRO provides for retirement benefits that are either not covered by or that are above those provided under our tax-qualified pension plan (“RPSE”). The MRO is unfunded and is not qualified for tax purposes.

Benefits payable under the MRO are equal to the excess of (i) the amount that would be payable in accordance with the terms of the RPSE, disregarding the limitations imposed under the Internal Revenue Code over (ii) the retirement benefit actually payable under the RPSE, taking such Internal Revenue Code limitations into account. Benefits under the MRO are generally payable at the same time and in the same manner as the RPSE, other than if a delay is required under Internal Revenue Code Section 409A.

A pro-rated portion of AI Plan payments are included in the definition of eligible compensation and the amount included is also subject to a cap determined as a percentage of the executive’s annualized base salary. The pro-rated portion and the cap depend on the executive’s organizational level in the Company.

An executive must have been hired by us prior to January 1, 1996 to be eligible to participate in the MRO. Executives who were under age 45 as of December 31, 2004 no longer participate in the MRO. Instead, they now participate in the SRAP, which is described below. Normal retirement under the MRO is age 65 with at least 5 years of service while an executive may retire early with reduced benefits after having worked 10 years and is at least age 55 at retirement.

Of the NEOs, Messrs. Ustian, Endsley and Covey participate in the MRO. Mr. Cederoth no longer is eligible for the MRO. He now participates in the SRAP.

•

Navistar, Inc. Supplemental Executive Retirement Plan (“SERP”). The SERP is designed as a pension supplement to attract and retain key executives. Executives in organizational Levels 9 and above are eligible to participate in the SERP upon attainment of age 55 or upon their date of hire if later.

The SERP is unfunded and is not qualified for tax purposes. An eligible executive’s benefit under the SERP is equal to a percentage of his or her final average compensation. The final average compensation is computed similarly to that in the MRO plan. The following table summarizes the determination of the total percentage of final average compensation, which is the sum of the accrual rates described below.

	Up to Age 55	On or After Age 55
Each Year of Age	1/2%	1%
Each Year of Service	1/2%	1%

In no event shall the total percentage be greater than 50%.

That resulting benefit is offset by 50% of the executive’s Social Security benefit, and any defined benefit pension plan (qualified or non-qualified) of the Company or any prior employer. The benefit is also offset by the actuarial equivalent of any of our defined contribution pension plans (qualified or non-qualified) or that of any prior employer that is funded by the employer’s contributions and is an integral part of the employer’s retirement program. Normal retirement age is 65 and the program allows for an earlier commencement of payments.

All of the NEOs are eligible to participate in the SERP. However, because the 50% of final average earnings limit is lower than the target benefit provided under the MRO, generally no MRO participant will receive a benefit from the SERP.

•

Other Retirement Income Programs. We also sponsor the Navistar, Inc. 401(k) Plan for Represented Employees and the Navistar, Inc. Retirement Accumulation Plan (RAP). All employees are allowed to defer a portion of their compensation in to the RAP up to the Internal Revenue Code limitations. Employees that do not receive any additional service accruals receive non-elective employer retirement contributions. Additionally, employees that do not participate in our retiree medical plan receive matching contributions. For those executives whose employer contributions would be limited by the Internal Revenue Code, the Navistar, Inc. Supplemental Retirement Accumulation Plan (“SRAP”) provides for contributions in excess of the Internal Revenue Code limitations. This plan is described in more detail within Non-Qualified Deferred Compensation section of this proxy statement.

Of the NEOs, Messrs. Caton, Cederoth and Kapur, and Ms. Turbeville received non-elective age-weighted contributions in the RAP and also participate in the SRAP.

We do not have a policy for granting extra pension service.

Ms. Turbeville received pension benefits from the SERP as noted above. Additionally, she will be receiving a distribution of her account balance from the SRAP during 2010. Mr. Endsley’s wife is receiving surviving spouse benefits under the RPSE. No other pension benefits were paid to any of the NEOs in fiscal 2009.

The tax-qualified plans were amended to reflect the Company name change to Navistar, Inc. at the end of the 2008 calendar year.

Non-Qualified Deferred Compensation Plans

The table below provides information on the non-qualified deferred compensation that our NEOs participated in during the fiscal year ending October 31, 2009.

Non-Qualified Deferred Compensation Table

Named Executive Officers(1)	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year(1)	Aggregate Earnings In Last Fiscal Year(2)	Aggregate Balance As of Last Fiscal Year End(3)
Daniel C. Ustian	N/A	–	$87,621	$994,565
William A. Caton(4)	N/A	$33,862	$59,378	$526,380
Terry M. Endsley(5)	N/A	–	$–	$–
Deepak T. Kapur	N/A	$59,081	$35,385	$441,210
Pamela J. Turbeville(6)	N/A	$31,705	$–	$221,688
Steven K. Covey	N/A	–	$7,251	$79,569
A.J. Cederoth	N/A	$24,165	$19,907	$237,966

(1)

Our contributions represent the sum of any notional contribution credits to the SRAP during the year and the value, based on our common stock share price at year end, of the PSUs granted during that fiscal year.

(2)

“Aggregate Earnings” represent the notional interest credited during the year for participants in the SRAP, if applicable, plus the change in value from the beginning of the year to the end of the year in the PSUs and/or DSUs held by each NEO. For the SRAP, “Aggregate Earnings in Last Fiscal Year” is the interest credited to each NEO from the beginning of the fiscal year until the end of the fiscal year at a 7.5% interest crediting rate. “Aggregate Earnings in Last Fiscal Year” for purposes of the PSU is the aggregate change in value of the PSUs held during the year. For fiscal year 2008, aggregate earnings were negative because of the change in the share price during the year. The respective decreases in value are: Mr. Ustian ($990,050), Mr. Caton ($274,399), Mr. Endsley ($76,380), Mr. Kapur ($181,767), Ms. Turbeville ($113,967) and Mr. Covey ($78,945).

(3)

The “Aggregate Balance as of Last Fiscal Year End” consists of the sum of each NEO’s notional account balance in the SRAP at the end of the year and the value at year end of the outstanding PSUs and/or DSUs.

(4)

Mr. Caton received a contribution to the SRAP but his account balance will be forfeited at the end of the year as he was not vested when he serparated service. He had not yet exercised his Deferred Premium Share yet though.

(5)	Mr. Endsley’s Deferred Premium Shares were distributed during the year.

(6)	Ms. Turbeville’s SRAP account balance will be distributed during 2010. The accrued interest in her SRAP account was offset by the value of her Deferred Premium Shares being distributed during 2009.

We sponsor the following non-qualified deferred compensation programs.

•	Navistar, Inc. Supplemental Retirement Accumulation Plan (“SRAP”). The SRAP provides executives, including our NEOs, with contributions equal to the amount by which their annualized non-elective age-weighted contributions to the RAP are limited by the Internal Revenue Code. The SRAP is unfunded and is not qualified for tax purposes.

A bookkeeping account balance is established for each participant. The account balance is credited with notional contributions and notional interest. The SRAP does not permit any executives to electively defer any of their base compensation or bonuses. Any increase in AI payments will increase contributions to the SRAP.

The interest crediting rate is 7.5% per annum compounded on a daily basis. This is the rate used to design the SRAP as a comparable replacement for the MRO. The interest crediting rate constitutes an “above-market interest rate” under the Internal Revenue Code.

An executive is eligible for the SRAP if the executive is employed in Organization Level 7 or above unless the executive was hired prior to January 1, 1996 and is eligible for the MRO plan.

Executives who were hired prior to January 1, 1996 and who subsequently ceased participation in the MRO now participate in the SRAP. These individuals receive an adjustment to their notional contributions. The adjustment is a “Points Multiplier” designed to provide them with value from the SRAP comparable to what they would have received had they continued to participate in the MRO until they reached age 62.

At retirement, each participant may elect to receive the bookkeeping account balance by either or some combination of (1) a lump-sum payment or (2) annual installments over a period of 2 to 20 years. The NEOs cannot withdraw any amounts from their bookkeeping account balances until they either retire or otherwise terminate employment with us. No withdrawals or distributions were made in fiscal 2009.

Of the NEOs, Messrs. Caton, Cederoth and Kapur and Ms. Turbeville participate in the SRAP.

•

Premium Share Units (“PSU”). In general, our Executive Stock Ownership Program requires all of our executives, including our NEOs to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our common stock at specified timelines. Participants are required to hold such stock for the entire period in which they are employed by us. PSUs may be awarded under the Plan to participants who complete their ownership requirement on an accelerated basis. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Each vested PSU will be settled by delivery of one share of common stock. Such settlement will occur within 10 days after a participant’s termination of employment or at such later date as required by Internal Revenue Code Section Rule 409A.

All of the NEOs participate in the Executive Stock Ownership Program and are eligible to acquire PSUs.

•

Deferred Share Units (“DSU”). Under the Restoration Stock Option Program, participants generally may exercise vested options by presenting shares that have a total market value equal to the applicable option exercise price times the number of options. Restoration options are then granted with an exercise price equal to the then current fair market price in an amount equal to the number of shares held by the option holder for at least six months that were presented to exercise the original option, plus the number of shares that are withheld for the required tax liability. Participants who hold non-qualified stock options that were vested prior to December 31, 2004 may also defer the receipt of shares of our common stock that would have been acquired upon exercise of a restoration stock option exercise of these options. Participants who elect to defer receipt of these shares receive DSUs. DSUs are awarded under the Plan. DSUs are credited into the participant’s account at the then current market price. The DSUs are generally distributed to the participant in the form of our common stock at the date specified by the participant at the time of his or her election to defer. During the deferral period, the participants will have no right to vote the stock, to receive any dividend declared on the stock, and no other right as a shareholder. In December 2008, we eliminated the Restoration Stock Option Program for future restorations under the Plan.

Potential Payments Upon Termination or Change-in-Control

The amount of compensation payable to each of the NEOs upon voluntary termination, involuntary terminations for or not for cause, involuntary termination in the event of a change in control, death, disability or retirement are shown in the tables below. The amounts shown assume that such termination was effective October 31, 2009, are based on the terms of the applicable plans and agreements that were in effect on October 31, 2009, and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts of payments and benefits can only be determined at the time the relevant termination event occurs.

To assure stability and continuity of management, we entered into Executive Severance Agreements (“ESA”) with each of our NEOs. The ESAs were amended effective January 1, 2010, as described under the “ESA Amendments” below. The ESAs in effect prior to this amendment, provide that if the executive officer’s employment is terminated by us for any reason other than for cause, as defined in the ESA, the officer will receive a lump sum payment (the “Severance Payment”) varying in amounts from 150% of the sum of his or her annual base salary plus annual target bonus plus a pro rata portion of the annual target bonus (for Ms. Turbeville and Mr. Covey) to 200% of the sum of his annual base salary plus annual target bonus plus a pro rata portion of the annual target bonus (for Messrs. Ustian, Caton, Endsley, Cederoth and Kapur) in addition to other benefits described below.

Summary of the Circumstances, Rights and Obligations Attendant to Each Type of Termination

•

Voluntary and Involuntary (For Cause) Termination: A NEO may terminate his or her employment at any time and we may terminate a NEO at any time pursuant to the “at will” employment arrangement. We are not obligated to provide the executive with any additional or special compensation or benefits upon a voluntary termination by the executive or involuntary (for cause) termination by us. All compensation, bonuses, benefits, and perquisites cease upon a voluntary termination by the executive or involuntary (for cause) termination by us. In general, in the event of either such termination, a NEO would:

•	Be paid the value of unused vacation;

•	Not be eligible for an annual incentive payment if the termination occurred prior to year end or if the termination occurred after year end and prior to the payment date;

•	Be able to exercise vested stock options for three months following a voluntary termination;

•	Forfeit any unvested stock options; and

•	Forfeit any unvested restricted stock and RSUs.

As defined in the ESA, “cause” means the reason for the executive’s termination was for (i) willful misconduct involving an offense of a serious nature that is demonstrably and materially injurious to the company, (ii) conviction of, or entry of a plea of guilty or nolo contendere to, a felony as defined by the United States of America or by the laws of the State or other jurisdiction in which the executive is so convicted, or (iii) continued intentional failure to substantially perform required duties after written demand to so perform.

The NEOs would not receive any cash severance in the event of either a voluntary or involuntary (for cause) termination of employment.

•	Retirement and Early Retirement: If a NEO terminates employment due to retirement, then the officer would generally be eligible to receive:

•	The value of unused vacation;

•	Monthly income from any defined benefit pension plans, both tax-qualified and non-tax qualified, that the executive participated in solely to the extent provided under the terms of such plans; and

•	Lump sum distributions from any defined contribution plans, both tax-qualified and non-tax qualified, that the executive participated in solely to the extent provided under the terms of such plans.

Retirement and early retirement are defined in the respective plans in which the executive participate. In addition, if an executive meets the “qualified retirement” definition under the Plan and holds outstanding stock options, he or she may exercise those stock options to the extent that those stock options are exercisable or become exercisable in accordance with their terms, at any time during the term of the option grant. If he or she holds restricted stock or RSUs, they will continue to vest according to the terms of the restricted stock grant. If he or she holds PSUs, vesting accelerates and the shares are issued after retirement.

•

Involuntary Not-For-Cause Termination or Good Reason Termination: If the employment of a NEO is terminated due to either an involuntary, not-for-cause termination by us or a good reason (as defined below) termination by the executive, then the officer would generally be eligible to receive:

•	The Severance Payment;

•	Twelve months of continued health insurance and life insurance;

•	Outplacement counseling;

•	The value of unused vacation;

•	The right to exercise vested stock options for three months; and

•

Upon meeting certain conditions, an executive participating in a defined benefit pension plan, both tax-qualified or non-tax-qualified, will continue to grow into eligibility to retire early under each plan’s early retirement provisions for active employees but solely to the extent provided under the terms of such plans.

In addition, the officer would forfeit any unvested stock options and any unvested restricted stock, RSUs or PSUs.

As defined by the ESA, “good reason” means the executive’s termination of his or her employment if we: (i) reduce the executive’s base salary by 10% or more or (ii) take action which is a material diminution in the executive’s authority.

•

Termination Related to a Change in Control: If the employment of a NEO is involuntarily terminated for any reason other than for cause or if a Constructive Termination (as described below) occurs in connection with a change in control, the executive officer would generally be eligible to receive:

•	The Change in Control Payment;

•	Thirty-six months of continued health insurance and life insurance coverage;

•	Outplacement counseling;

•	Reimbursement of any excise tax imposed by Section 4999 of the Internal Revenue Code and any taxes on the reimbursement, generally referred to as an Internal Revenue Code Section 280G gross-up;

•	The value of unused vacation;

•

Acceleration of the exercisability of options that would otherwise have vested over a period of three years from the date of the change in control had the executive continued employment for that period; and

•

The value of any non-tax-qualified pension plan that the executive participates in payable in a single lump sum payment. The value is determined by assuming the executive has three additional years of service and is three years older at the time of the change in control. This single sum payment is in addition to the right to accrued benefits under the non-tax-qualified plan. (See below for more detail).

As defined in the ESA, “Constructive Termination” means the occurrence of any of the following events or conditions: (i) a material diminution in the executive’s authority, duties or responsibilities, (ii) the executive’s base salary is reduced by 10% or more, (iii) a material breach of this agreement, and (iv) the executive is required to be based more than 45 miles from the location of either the executive’s office or Company headquarter office.

•

Disability and Death: If a NEO is disabled and is prevented from working for pay or profit in any job or occupation, he or she may be eligible for our “Non-Represented Employee Disability Benefit Program” which provides for short-term and long-term disability (“LTD”) benefits. Our NEOs are not covered under a separate program. While covered under an LTD, a NEO is eligible for 60 percent of his or her base salary reduced (or offset) by other sources of income, such as social security disability. In the event of a total and permanent disability as defined by this program, a NEO may exercise outstanding stock options any time within three years after such termination. In the event a NEO has restricted stock, or RSUs, the restricted stock or RSUs will continue to vest according to the terms of the grant. In the event an NEO has PSUs, vesting accelerates and the shares are issued immediately. In addition, while classified as disabled, the NEO continues to accrue benefits under the defined benefit plans.

In the event of an NEOs death, a beneficiary of the NEO may exercise an outstanding stock option at any time within a period of two years after death. Restricted stock, RSUs or PSUs will vest as of the date of death and all restrictions lapse and the restricted stock, RSUs or PSUs will be immediately transferable to the NEO’s beneficiary or estate. The NEO’s beneficiary will also be eligible for a pro-rata annual incentive payment based upon the number of months the NEO was an active employee during the year. The executive’s beneficiary will also receive surviving spouse benefits under the defined benefit and defined contribution plans solely to the extent provided in those plans.

The table below shows the estimated cash payments that our NEOs would receive if their employment were terminated under various circumstances based on the terms of the plans and agreements that were in effect as of October 31, 2009. In accordance with applicable SEC regulations, we have not provided an estimate of the value of any payments or benefits that do not discriminate in scope, terms or operation in favor of a NEO and that are generally available to all salaried employees.

NEO	Severance Amount/ Cash Payment	Vested Options(4)	Unvested Options(4)	Restricted Stock/ Units(5)	Benefit Continuation(6)	Outplacement Counseling(7)	Estimated Tax Gross Up(9)	Total
Daniel C. Ustian
Involuntary Not for Cause or Good Reason Termination(1)	$6,254,000	$2,673,898	$961,013	$3,070,090	$33,295	$25,000	–	$13,017,296
Change in Control(2)	$19,790,509	$2,673,898	–	$3,070,090	$99,886	$25,000	$7,697,165	$33,356,548
Disability(3)	$708,000	–	–	$3,070,090	–	–	–	$3,778,090
Death(8)	–	–	–	$3,070,090	–	–	–	$3,070,090
Voluntary and Involuntary for Cause Termination	–	–	–	–	–	–	–	–
William A. Caton(10)(11)
Involuntary Not for Cause or Good Reason Termination(1)	$3,176,750	$273,798	–	$452,858	$38,456	$25,000	–	$3,966,862
Terry M. Endsley(12)
Death(8)	–	–	–	–	–	–	–	$0
Deepak T. Kapur
Involuntary Not for Cause or Good Reason Termination(1)	$2,720,000	$333,423	$335,090	$326,562	$29,271	$25,000	–	$3,769,346
Change in Control(2)	$8,388,256	$333,423	$335,090	$326,562	$87,812	$25,000	$3,014,243	$12,510,386
Disability(3)	$384,000	–	–	$326,562	–	–	–	$710,562
Death(8)	–	–	–	$326,562	–	–	–	$326,562
Voluntary and Involuntary for Cause Termination	–	–	–	–	–	–	–	–

NEO	Severance Amount/ Cash Payment	Vested Options(4)	Unvested Options(4)	Restricted Stock/ Units(5)	Benefit Continuation(6)	Outplacement Counseling(7)	Estimated Tax Gross Up(9)	Total
Pamela J. Turbeville(13)
Involuntary Not for Cause or Good Reason Termination(1)	$1,126,213	$860,789	$217,071	$468,766	$12,514	$25,000	–	$2,710,353
Steven K. Covey
Involuntary Not for Cause or Good Reason Termination(1)	$1,546,875	$242,336	$217,071	$548,335	$21,017	$25,000	–	$2,600,634
Change in Control(2)	$5,483,517	$242,336	$217,071	$548,335	$63,051	$25,000	$2,100,716	$8,680,026
Disability(3)	$297,000	–	–	$548,335	–	–	–	$845,335
Death(8)	–	–	–	$548,335	–	–	–	$548,335
Voluntary and Involuntary for Cause Termination	–	–	–	–	–	–	–	–
Andrew J. Cederoth
Involuntary Not for Cause or Good Reason Termination(1)	$1,997,500	$128,175	$46,365	$193,272	$14,448	$25,000	TBD	$2,404,760
Change in Control(2)	$3,617,596	$128,175	$46,365	$193,272	$43,345	$25,000	$1,293,960	$5,347,713
Disability(3)	$282,000	–	–	$193,272	–	–	–	$475,272
Death(8)	–	–	–	$193,272	–	–	–	$193,272
Voluntary and Involuntary for Cause Termination	–	–	–	_	–	–	–	–

(1)	This calculation, as described in the ESA, is 150% to 200% of the sum of the executive’s annual base salary plus annual target bonus plus a pro rata portion of the annual target bonus.

(2)

The Change in Control calculation, as defined in the ESA, is 300% of the sum of the executive’s annual base salary plus annual target bonus plus a pro rata portion of the annual target bonus. This amount also includes the lump sum payment equal to the actuarial present value of their benefits under each non-qualified pension plan based on assuming, when determining the amount of their benefit, that each of their ages are three years older and that each has three more years of credited service.

(3)

This amount is 60% of annualized base salary as of October 31, 2009 and is not offset by other sources of income, such as social security. It represents the amount that would be paid annually over the term of the disability.

(4)

The per share value for options is equal to the difference between the option exercise price and the closing price as of the last day of the fiscal year (October 31, 2009), which was $33.14 per share. Please refer to the Outstanding Equity Awards Table for more information on this subject.

(5)	The value of restricted stock, RSU or PSU is based on the October 31, 2009 closing price of $33.14 per share.

(6)

These amounts represent the Company’s cost and do not include the portion that the officer would pay for this extension of coverage. Company provided life insurance equal to five times base salary. Coverage may continue for 12 months for a termination following an involuntary not-for-cause termination or good reason termination. Coverage may continue for 36 months for a termination following a Change in Control.

(7)	This represents our cost for executive level outplacement counseling and services.

(8)

Surviving spouse benefits are payable under the applicable pension plan. Messrs. Ustian, Endsley and Covey are participants in the defined benefit pension plan that provide surviving spouse benefits. Messrs. Kapur and Cederoth and Ms. Turbeville participate in our defined contribution plans and a defined benefit plan that provides a surviving spouse benefit. Mr. Caton did not meet the service requirement to be eligible for surviving spouse benefits.

(9)	Internal Revenue Code Section 280G Tax Gross-up if any. In October 2009, the Committee eliminated the excise tax gross-up upon a Change in Control for the future ESA.

(10)

Due to Mr. Caton’s departure as of October 31, 2009, his amount reflects an actual payment for an involuntary not for cause or good reason termination only and not theoretical potential payments. Mr. Caton received thirty six months of healthcare continuation, twelve months of life insurance continuation and $25,000 in lieu of outplacement services.

(11)	Amended ESA provides for continued healthcare coverage for the 36 month period versus the standard 12 month period immediately following the date of termination.

(12)	Due to Mr. Endsley’s death as of April 14, 2009, equity awards were transferred to his estate. Please refer to the Pension Benefits Table for more information regarding surviving spouse benefits.

(13)

Due to Ms. Turbeville’s termination as of January 31, 2009, her amount reflects an actual payment for an involuntary not for cause or good reason termination only and not theoretical potential payments.

ESA Amendments

The Committee has approved several changes to the ESA effective January 1, 2010, based upon market competitive practice and regulatory compliance. The following is a summary of the key changes:

•	The Internal Revenue Code 280G excise tax gross-up upon a Change in Control has been eliminated.

•	Healthcare coverage has been extended so that the executives have the opportunity to purchase an additional 12 months at the cost of coverage rate, for a total of 24 months of available coverage.

•	General Severance for the CEO increased from 200% to 300%. Severance reduced for certain executives, excluding the NEOs, under a Termination Related to a Change in Control.

•	A cap on legal fees and costs reimbursed for certain executives’ enforcement of the ESA has been added.

•	The executives are required to sign a waiver and release agreement upon execution of the January 1, 2010, amended ESA and an additional waiver and release at the time of their termination.

•

Upon a general separation, not related to a Change in Control, the pro-rata annual target bonus portion of the severance formula will no longer be based upon target, but as amended, will be based upon actual results and will be paid only if and at the same time that the Company pays AI awards to active employees.

Compensation of Directors – Fiscal Year 2009

The following table provides information concerning the compensation of our non-employee directors for fiscal year 2009. Directors who are employees of the Company receive no compensation for their services as directors or as members of the Board or a committee thereof. For a complete understanding of the table, please review the footnotes and the narrative disclosures that follow the table.

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(1)(3)(4)(5)	Option Awards ($)(6)(7)(8)	All Other Compensation ($)	Total ($)
Y. Marc Belton(9)	$69,634	$92,397	$37,260	$–	$199,291
Eugenio Clariond	67,500	58,500	37,260	–	163,260
John D. Correnti	117,000	95,681	37,260	–	249,941
Dr. Abbie J. Griffin(10)	37,268	85,404	37,260	–	159,932
Diane H. Gulyas(11)	32,472	–	–	–	32,472
Michael N. Hammes	146,025	14,975	37,260	–	198,260
David D. Harrison	142,500	42,258	10,854	–	195,612
James H. Keyes	152,399	14,975	37,260	–	204,634
Steven J. Klinger	109,525	42,017	10,854	–	162,396
William H. Osborne(12)	16,695	–	–	–	16,695
Dennis D. Williams(13)	85,500	–	–	–	85,500

(1)

Under our Non-Employee Directors Deferred Fee Plan (the “Deferred Fee Plan”), our directors who are not employees receive an annual retainer and meeting fees payable at their election either in shares of our common stock or in cash. A director may also elect to defer any portion of such compensation until a later date in deferred share units or in cash. Each such election is made prior to December 31st for the next succeeding calendar year. Eugenio Clariond, John D. Correnti and David D. Harrison elected to defer the receipt of some or all of their cash compensation received for their quarterly retainer fees and meeting fees in 2009. Mr. Clariond deferred receipt of 50% of his quarterly retainer fees and 50% of his meeting fees from November 1, 2009 – December 31, 2009 in cash for a total cash compensation deferral amount of $12,000. Mr. Clariond deferred receipt of 100% percent of his 1st quarterly retainer fee and 50% of his 2nd, 3rd and 4th quarterly retainer fees and 50% of all of his meeting fees, from January 1, 2009 – October 31, 2009, in deferred share units and received 1,643.495 shares. Mr. Correnti deferred receipt of his entire 1st quarterly retainer fees in deferred share units and received 545.703 shares. Mr. Correnti deferred his 2nd, 3rd and 4th quarterly retainer fees for calendar year 2009 in cash for a total YTD cash deferral amount of $36,000. Mr. Harrison deferred receipt of 100% of his 1st quarterly retainer fee in deferred share units and received 454.752 shares. The amount of cash compensation deferred by Mr. Clariond and Mr. Correnti in 2009 has been allocated to a deferred cash account under each of their names. The deferred cash compensation earns interest compounded quarterly at the end of each calendar quarter at the rate equivalent to the then current “prime rate,” and will be distributed within 60 days after their separation from service with us. The amount of deferred stock units for Mr. Clariond, Mr. Correnti and Mr. Harrison has been credited as stock units in an account under each of their names at the then current market price of our common stock. The respective units issued during 2009 will be issued to Mr. Clariond, Mr. Correnti and Mr. Harrison within 60 days after their separation from service with us.

(2)

Included in these amounts are special service fees paid to non-employee directors in the amount of $1,500 per day for the below special services rendered at the request of a Committee Chair or the Chairman of the Board. The below categories of special services were determined by the Board to be consistent with director service and the provision thereof and payment of the fees therefor, in and of themselves, not to affect the independence of any such director:

	Types of Services Performed							Total Fees Earned for Special Services
Name	Financial Reporting Reviews	Oversight of Finance Initiatives	Oversight of SOX Remediation Initiatives	Compensation Matters	Finance Matters at NFC Mexico	Competitive Benchmarking Analysis	Other Misc. Services
Eugenio Clariond		15,000			7,500			$22,500
John D. Correnti				7,500			3,000	10,500
Michael N. Hammes				3,000	4,500		3,000	10,500
David D. Harrison	27,000	15,000	4,500				3,000	49,500
James H. Keyes	22,500	7,500	4,500				6,000	40,500
Steven J. Klinger		13,500				1,500	1,500	16,500

(3)

Effective April 1, 2009, each non-employee director received 454 shares of restricted stock in lieu of their 1st quarterly annual retainer, except for Eugenio Clariond, John Correnti, Abbie Griffin, Diane Gulyas, David Harrison, William Osborne and Dennis Williams. Mr. Clariond, Mr. Correnti and Mr. Harrison, who as noted under footnote 1, elected to defer receipt of their shares in deferred share units. Mr. Correnti received 545.703 share units because he also deferred receipt of his 1st quarterly retainer for serving on the Audit Committee. Ms. Griffin received a pro-rated amount of 242 shares due to her retirement from the board on February 17, 2009. Ms. Gulyas and Mr. Osborne did not receive amounts in payment of the 1st quarterly retainer because they were not yet appointed as members of the board. Mr. Williams, who as noted under footnote 13, does not receive compensation for his service on the board.

(4)

Reflects the amortized dollar amount recognized as expense for financial statement reporting purposes in accordance with the guidance on share-based payments and not the compensation realized by the directors. The amounts expensed during fiscal year 2009 were for 1,333 Restricted Stock Units (“RSU’s”) granted on September 18, 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the assumptions made in the valuation of these awards see the notes to the Consolidated Financial Statements contained in the Company’s FY 2008 Annual Report on Form 10-K. The RSUs vest ratably over a 3 year period (25% on the first two anniversary’s of the date of grant and 50% on the third anniversary of the date of grant, so that in three years the RSUs will be 100% vested). The grant date fair value of the RSUs granted in 2008 was $81,126, which was based on the closing price of our stock on September 11, 2008, which was $60.86. The date of the award agreement representing the RSUs was September 18, 2008, however, under the provisions of the guidance on share-based payments, September 11, 2008 was determined to be the grant date for calculating expense for financial statement reporting purposes (the closing price or our stock on September 18, 2008 was $55.365). The compensation expense recognized by us for the RSUs is spread out over the service period (3 years) and we do not adjust the expense based on actual gains or losses. We recognize the entire expense of an RSU award made to retirement eligible directors on the date of grant because once a director attains retirement eligibility there is no longer a substantial risk of forfeiture of their RSUs. Of the directors listed in the table above, Mr. Clariond, Mr. Hammes and Mr. Keyes were retirement eligible on the date the RSUs were granted and thus the expense of their RSUs was accounted for in 2008. On October 21, 2008, the Board amended Navistar’s Corporate Governance Guidelines to provide that non-employee directors were eligible to retire from the board after they attained 5 years of service. Mr. Belton, Mr. Correnti and Ms. Griffin were affected by the new eligibility requirement and the remaining expense on their RSUs, $77,422, was accelerated at the first measurement period in 2009. For other directors becoming retirement eligible we accelerate expense to the retirement eligibility date. Diane Gulyas and William Osborne were not yet directors when the RSUs were granted and, as noted under footnote 13, at the request of the UAW, the UAW representative director, Dennis Williams, does not receive RSUs.

(5)

The aggregate number of stock awards outstanding for each non-employee director as of October 31, 2009, including deferred stock units owned by Mr. Clariond, Mr. Correnti, Mr. Harrison and Mr. Keyes, is indicated in the table below. All of these stock awards and deferred units are 100% vested except for the 1,333 RSUs granted to the directors in September 2008, which vest over a three year period as described in footnote (3) above.

Name	Total Number of Stock Awards Outstanding (#)
Y. Marc Belton	3,746
Eugenio Clariond	8,957
John D. Correnti	16,253
Dr. Abbie J. Griffin	1,694
Michael N. Hammes	4,766
David D. Harrison	1,787
James H. Keyes	18,211
Steven J. Klinger	1,787

(6)

Reflects the amortized dollar amount recognized as expense for financial statement reporting purposes in accordance with the guidance on share-based payments and not the compensation realized by the directors. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the assumptions made in the valuation for the current year awards reflected in this column, please see Note 20 to the Consolidated Financial Statements contained in the Company’s 2009 Annual Report. Includes amounts expensed for 3,600 non-qualified stock options granted to our non-employee directors on December 16, 2008. The compensation expense recognized by us for stock options is calculated using the fair value of our common stock on the date of grant (we use the Black-Scholes option pricing model for this calculation) and then we amortize the expense over the vesting period of the options (generally 3 years) and we do not adjust the expense based on actual gains or losses. We recognize the entire expense of a stock option grant made to retirement eligible directors on the date of grant because once a director attains retirement eligibility there is no longer a substantial risk of forfeiture of their options. Mr. Belton, Mr. Clariond, Mr. Correnti, Ms. Griffin, Mr. Hammes and Mr. Keyes were retirement eligible on the date the stock options were granted and thus all of the expense of their stock options was accounted for in 2009. For other directors becoming retirement eligible we accelerate expense to the retirement eligibility date.

(7)

At the request of the UAW, the UAW representative director, Mr. Dennis D. Williams, does not receive stock option grant awards. Ms. Gulyas and Mr. Osborne were not members of the board when we last granted stock options and thus did not receive stock option grant awards.

(8)	The aggregate number of stock options outstanding for each non-employee director as of October 31, 2009 is indicated in the table below.

Name	Total Stock Option Awards Outstanding at 2009 Year End (#)	Option Awards Granted During 2009 (#)	Grant Price(a)	FMV(a)	Grant Date Fair Value of Option Awards Granted During Year ($)(b)
Y. Marc Belton	26,600	3,600	$22.655	$23.04	$37,260
Eugenio Clariond	19,600	3,600	22.655	23.04	37,260
John D. Correnti	26,600	3,600	22.655	23.04	37,260
Dr. Abbie J. Griffin	7,600	3,600	22.655	23.04	37,260
Michael N. Hammes	20,100	3,600	22.655	23.04	37,260
David D. Harrison	3,600	3,600	22.655	23.04	37,260
James H. Keyes	19,600	3,600	22.655	23.04	37,260
Steven J. Klinger	3,600	3,600	22.655	23.04	37,260

(a)

The stock options were granted on December 16, 2008 and the closing price of our stock on the date of grant was $23.04, which is the price the SEC determines to be the fair market value, however we grant stock options with an exercise price equal to the average of the high/low price of our common stock on the grant date, which was $22.655.

(b)	The grant date fair value is generally the amount that we will expense in our financial statement over the award’s service period, but does not include a reduction for forfeitures.

(9)	Mr. Belton retired from the Board effective August 25, 2009.

(10)	Ms. Griffin retired from the Board effective February 17, 2009.

(11)	Ms. Gulyas was appointed to the Board effective June 16, 2009.

(12)	Mr. Osborne was appointed to the Board effective August 24, 2009.

(13)

At the request of the UAW, the organization which elected Mr. Williams to the Board, the entire cash portion of Mr. Williams’ annual retainer and attendance fees, are contributed to a trust which was created in 1993 pursuant to a restructuring of our retiree health care benefits. The dollar amount of the cash compensation contributed to the trust during 2009 was $85,500.

Director Fees and Equity Compensation

Annual Retainer:	$60,000 (25% of each director’s annual retainer is paid in the form of restricted stock each year.)

Lead Director Additional Annual Retainer:	$20,000

Attendance Fees:	$1,500 for each Board or Committee meeting attended (including any telephone meetings), and $1,500 per day for any special services performed at the request of a Committee Chair and/or Chairman of the Board. We also reimburse directors for expenses related to attendance.

Committee Chairman Additional Annual Retainer:	$9,000 for the Chairman of Compensation, Nominating and Governance and Finance Committees, and $15,000 for the Chairman of the Audit Committee.

Committee Member Additional Annual Retainer:	$3,000 for members of the Audit Committee.

Stock Options:	4,000 shares annually. (The exercise price of these options is equal to the fair market value of our common stock on the date of grant. The options expire no more than 10 years after the grant date.)

Other Benefits:	We also pay the premiums on directors’ and officers’ liability insurance policies covering the directors and reimburse directors for expenses related to attending director continuing education seminars.

Share Ownership Requirements for Non-Employee Directors

To encourage directors to own our shares, one-fourth of each director’s annual retainer is paid in the form of restricted stock each year. The stock is priced as of the date the first quarterly disbursement of the annual retainer is due. The restricted stock portion of the annual retainer will be provided pursuant to the Plan. For additional information regarding the Plan, see Note 20, Stock-based compensation plans, to our consolidated financial statements included in our Form 10-K for the fiscal year ended October 31, 2009. Each director who has served on the Board for at least five years is expected to own a minimum of 2,000 shares of common stock or deferred stock units.

Deferred Fee Plan For Non-Employee Directors

Under our Non-Employee Directors Deferred Fee Plan, directors may defer fees otherwise payable in the form of cash or restricted stock. The amount otherwise payable in cash may be deferred in cash or in deferred stock units. Any amount deferred in cash is generally paid to the director, with interest at the prime rate, at the date specified by the director at the time of his or her election to defer. The amount otherwise payable in restricted stock may be deferred in deferred stock units. Any amount deferred in deferred stock units is credited into the director’s account at the then current market price. Such units are generally distributed to the director in the form of our common stock at the date specified by the director at the time of his or her election to defer. Elections to defer are made in the calendar year prior to year in which the fees are earned.

Lead Director

On October 20, 2009, the Board appointed Mr. Michael N. Hammes to serve as lead director for a second two-year term.

Compensation Committee Interlocks and Insider Participation

None

EQUITY COMPENSATION PLAN INFORMATION

This table provides information regarding the equity securities authorized for issuance under our equity compensation plans as of October 31, 2009.

Plan Category(1)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)
Equity compensation plans approved by stockholders	4,729,630	(2)	$32.55376	(3)	938,381	(4)
Equity compensation plans not approved by stockholders(5)	2,017,686	(6)	34.21364	(7)	–	(8)
Total	6,747,316		N/A		938,381

(1)

This table does not include information regarding our 401(k) plans. Our 401(k) plans consist of the following: Navistar, Inc. 401(k) Plan for Represented Employees and Navistar, Inc. Retirement Accumulation Plan. As of October 31, 2009, there were 437,966 shares of common stock outstanding and held in these plans.

(2)

This number includes stock options granted under our 1994 Performance Incentive Plan (the “1994 Plan”) and restoration stock options, deferred share units and premium share units (as described in the Executive Stock Ownership Program discussed below) granted under our 2004 Performance Incentive Plan (the “2004 Plan”). Prior to February 17, 2004, restoration stock options were granted under our 1998 Supplemental Stock Plan (a non-shareowner approved plan), as supplemented by the Restoration Stock Option Program. Under the Restoration Stock Option Program, generally one may exercise vested options by presenting shares that have a total market value equal to the option price times the number of options. Restoration options are then granted at the market price in an amount equal to the number of mature shares that were used to exercise the original option, plus the number of shares that are withheld for the required tax liability. Participants who own non-qualified stock options that were vested prior to December 31, 2004, may also defer the receipt of shares of common stock due in connection with a restoration stock option exercise of these options. Participants who elect to defer receipt of these shares will receive deferred stock units. The deferral feature is not available for non-qualified stock options that vest on or after January 1, 2005. The Restoration Stock Option Program was eliminated for all stock options granted on or after December 16, 2008. Stock options awarded to employees for the purchase of common stock from the 1994 Plan and the 2004 Plan were granted at the fair market value of the stock on the date of grant, generally have a 10-year contractual life and generally become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. Awards of restricted stock granted under the 1994 Plan and awards of restricted stock and restricted stock units (“RSUs”) granted under the 2004 Plan were established by the Board or committee thereof at the time of issuance. The 1994 Plan expired on December 16, 2003, and as such no further awards may be granted under the 1994 Plan. As of October 31, 2009, 1,387,648 stock option awards remain outstanding for shares of common stock reserved for issuance under the 1994 Plan, and 2,613,161 stock option awards, 3,607 deferred share units, 27,478 premium share units and 697,736 RSUs remain outstanding for shares of common stock reserved for issuance under the 2004 Plan. For more information on the 2004 Plan see footnote 4 below.

(3)

RSUs, deferred share units and premium shares units granted under such plans do not have an exercise price and are settled only for shares of our common stock on a one-for-one basis. These awards have been disregarded for purposes of computing the weighted-average exercise price. For more information on deferred share units and premium share units see the discussion under the paragraph below entitled “The Ownership Program.”

(4)

Our 2004 Plan was approved by the Board and the independent Compensation and Governance Committee on October 15, 2003, and, subsequently by our stockholders on February 17, 2004. Our 2004 Plan was subsequently amended on April 21, 2004, March 23, 2005, December 12, 2005, April 16, 2007, June 18, 2007, May 27, 2008, December 16, 2008, January 9, 2009 and December 15, 2009. The 2004 Plan replaced, on a prospective basis, our 1994 Plan, the 1998 Supplemental Stock Plan, both of which expired on December 16, 2003, and our 1998 Non-Employee Director Stock Option Plan (collectively, the “Prior Plans”). A total of 3,250,000 shares of common stock were reserved for awards under the 2004 Plan. Shares subject to awards under the 2004 Plan, or the Prior Plans after February 17, 2004, that are cancelled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again become available for awards. This number represents the remaining number of unused shares from the year ended October 31, 2009, which are available for issuance for the following year.

(5)

The following plans were not approved by our stockholders: The 1998 Supplemental Stock Plan (as supplemented by the Restoration Stock Option Program (the “Supplemental Plan”)), The Executive Stock Ownership Program (the “Ownership Program”), The 1998 Non-Employee Director Stock Option Plan (the “Director Stock Option Plan”), and The Non-Employee Directors Deferred Fee Plan (the “Deferred Fee Plan”). Below is a brief description of the material features of each plan, but in each case the information is qualified in its entirety by the text of such plans.

The Supplemental Plan. The Supplemental Plan was approved by the Board on December 15, 1998. A total of 4,500,000 shares of common stock are reserved for awards under the Supplemental Plan. Stock options awarded under the Supplemental Plan were granted at the fair market value of the stock on the date of grant, generally have a 10-year contractual life and generally become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. Awards of restricted stock granted under the Supplemental Plan are established by the Board or committee thereof at the time of issuance. As of October 31, 2009, 1,845,266 stock option awards remain outstanding for shares of common stock reserved for issuance under the Supplemental Plan. Prior to February 17, 2004 the Restoration Stock Option Program was administered under and supplemented by the Supplemental Plan. As of October 31, 2009 there were 18,101 deferred stock units outstanding under the Supplemental Plan which relate to restoration stock options. For more information on the Restoration Stock Option Program, please see the description contained in Note 2 above. The Supplemental Plan expired December 16, 2003, and as such no further awards may be granted under the Supplemental Plan.

The Ownership Program. On June 16, 1997, the Board approved the terms of the Ownership Program, and on April 17, 2001, October 15, 2002 and August 30, 2004, the Board of Directors approved certain amendments thereto. In general, the Ownership Program requires all of our officers and senior managers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in NIC by acquiring a designated amount of our common stock at specified timelines. Participants are required to hold such stock for the entire period in which they are employed by the Company. Participants may defer their cash bonus into deferred share units (“DSUs”). These DSUs vest immediately. There were 9,342 DSUs (which includes 3,607 DSUs granted under the 2004 Plan after February 17, 2004) outstanding as of October 31, 2009. Premium share units (“PSUs”) may also be awarded to participants who complete their ownership requirement on an accelerated basis. PSUs vest as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. There were 68,503 PSUs (which includes 27,478 PSUs granted under the 2004 Plan after February 17, 2004) outstanding as of October 31, 2009. Each vested DSU and PSU will be settled by delivery of one share of common stock. Such settlement will occur within 10 days after a participant’s termination of employment. DSUs and PSUs are no longer granted under the Ownership Program but instead are granted under the 2004 Plan.

The Director Stock Option Plan. The Director Stock Option Plan was approved by the Board on December 16, 1997 and amended on December 11, 2001. A total of 250,000 shares of common stock are reserved for awards under the Director Stock Option Plan. The Director Stock Option Plan provides for an annual grant to each of our non-employee directors an option to purchase 4,000 shares of common stock. The option price in each case will be 100% of the fair market value of the common stock on the business day following the day of grant. As of October 31, 2009, 71,000 stock option awards remain outstanding for shares of common stock reserved for issuance under the Director Stock Option Plan. Stock options awarded under the Director Stock Option Plan generally become exercisable in whole or in part after the commencement of the second year of the term of the option, which term is 10 years. The optionee is also required to remain in the service of the Company for at least one year from the date of grant. The Director Stock Option Plan was terminated on February 17, 2004. All future grants to non-employee directors will be issued under the 2004 Plan.

The Deferred Fee Plan. Under the Deferred Fee Plan, directors may elect to receive all or a portion of their annual retainer fees (in excess of their mandatory one-fourth restricted stock grant (as discussed above)) and meeting fees in cash or restricted stock, or they may defer payment of those fees in cash (with interest) or in phantom stock units. Deferrals in the deferred stock account are valued as if each deferral was vested in common stock as of the deferral date. As of October 31, 2009, there were 36,559 outstanding deferred stock units under the Deferred Fee Plan.

(6)

Includes 18,101 deferred stock units granted under the Supplemental Plan, 5,735 DSUs and 41,025 PSUs granted under the Ownership Program and 36,559 deferred stock units granted under the Deferred Fee Plan; all of which were outstanding as of October 31, 2009 under such plans.

(7)

Since the deferred stock units and DSUs and PSUs granted under such plans do not have an exercise price and are settled only for shares of our common stock on a one-for-one basis, these awards have been disregarded for purposes of computing the weighted-average exercise price.

(8)

Upon approval of the 2004 Plan by our stockholders on February 17, 2004, the Supplemental Plan and the Director Stock Option Plan were terminated, and there are no longer any shares available for issuance under these plans. There is no limit on the number of securities representing deferred share units remaining available for issuance under the Ownership Program or the Deferred Fee Plan.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own beneficially more than ten percent of a registered class of our equity securities to file reports of holdings and transfers of Company stock with the SEC and to provide copies of those reports to Navistar. Based solely on our review of copies of those reports received by us or written representations that all such reports were timely filed, we believe that our directors, executive officers and greater than ten beneficial percent stockholders made all required filings on time.

Availability of Form 10-K and Annual Report to Stockholders

The Company is providing an Annual Report to stockholders who receive this proxy statement. The Company will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees, and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, which also contains the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 (not including documents incorporated by reference) are available without charge to stockholders upon written request to Navistar c/o the Corporate Secretary at 4201 Winfield Road, P.O. Box 1488, Warrenville, IL 60555. You may review Company filings with the SEC by visiting the Company’s website at http://ir.navistar.com/sec.cfm.

Matters Raised at the Meeting not Included in this Proxy Statement

We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

ADMISSION & TICKET REQUEST PROCEDURE

Admission

Admission is limited to stockholders of record on January 4, 2010 or a stockholder’s authorized proxy holder or a representative. In each case, the individual must have an admission ticket and valid photo identification to be admitted to the meeting. In addition, share ownership will be verified.

Admission Ticket for Registered Holders

•	If your Navistar shares are registered in your name and you received your proxy material by mail, an admission ticket is attached to your proxy card.

•

If your Navistar shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, and you plan on attending the meeting, click the appropriate box on the electronic proxy card or follow the telephone instructions and when prompted, “if you plan to attend the meeting in person,” press 1, and an admission ticket will be held for you at the registration desk at the Annual Meeting. You will need a valid photo identification to pick up your ticket.

Admission Ticket for Beneficial Holders

•

If your Navistar shares are held in a bank or brokerage account you may obtain an admission ticket in advance by submitting a request by mail to our Corporate Secretary, 4201 Winfield Road, P.O. Box 1488, Warrenville, IL 60555 or by facsimile to (630) 753-3982

Ticket Request Deadline

Ticket requests for all Beneficial Holders and for Beneficial Holders and Registered Holders appointing a representative to attend and/or vote on his/her behalf, must include all information specified in the applicable table below and be submitted in writing and received by the Company on or before February 12, 2010. No requests will be processed after that date.

To Submit Request

Submit requests by mail to our Corporate Secretary, 4201 Winfield Road, P.O. Box 1488, Warrenville, IL 60555 or by facsimile to (630) 753-3982. Ticket requests by telephone will not be accepted.

Authorized Proxy Representative

A stockholder may appoint a representative to attend the meeting and/or vote on his/her behalf. The admission ticket must be requested by the stockholder but will be issued in the name of the authorized representative. Individuals holding admission tickets that are not issued in their name will not be admitted to the meeting. Stockholder information specified below and a written proxy authorization must accompany the ticket request.

Registered Stockholders (if appointing a representative to attend and/or vote on his/her behalf)	Beneficial Holders

For ownership verification provide:

•   name(s) of stockholder

•   address

•   phone number

•   social security number and/or stockholder account number; or

•   a copy of your proxy card showing stockholder name and address

For ownership verification provide:

•   a copy of your December/January brokerage account statement

•   showing Navistar stock ownership as of the record date (1/4/10);

•   a letter from your broker, bank or other nominee verifying your record date (1/4/10) ownership; or

•   a copy of your brokerage account voting instruction card showing stockholder name and address

Also include: • name of authorized proxy representative, if one appointed • address where tickets should be mailed and phone number	Also include: • name of authorized proxy representative, if one appointed • address where tickets should be mailed and phone Number

APPENDIX A

NAVISTAR INTERNATIONAL CORPORATION

2004 PERFORMANCE INCENTIVE PLAN

(AMENDED AND RESTATED AS OF DECEMBER 15, 2009)

SECTION I

ESTABLISHMENT OF THE PLAN

The Board of Directors of Navistar International Corporation approved the establishment of the Navistar International Corporation 2004 Performance Incentive Plan (“Plan”) on October 21, 2003, and approved by Stockholders at the Corporation’s annual meeting held on February 17, 2004. The Plan replaces the Navistar 1994 Performance Incentive Plan and the Navistar 1998 Supplemental Stock Plan, each of which terminated December 16, 2003 under the terms of the plans, and the Plan replaces and supersedes the Navistar 1988 Non-Employee Directors Stock Option Plan. The Plan was amended on December 14, 2004 and approved by Stockholders at the Corporation’s annual meeting held on March 23, 2005. The Plan was subsequently amended on December 13, 2005, April 16, 2007, June 18, 2007, May 27, 2008, December 16, 2008 and January 9, 2009. The Plan is hereby further amended and restated as of December 15, 2009.

SECTION II

PURPOSE OF THE PLAN

The purpose of the Plan is to enable the Corporation and its subsidiaries to attract and retain highly qualified Employees, Consultants, and Non-Employee Directors, and additionally to provide key Employees who hold positions of major responsibility the opportunity to earn incentive awards commensurate with the quality of individual performance, the achievement of performance goals and ultimately the increase in shareowner value.

SECTION III

DEFINITIONS

For the purposes of the Plan, the following words and phrases shall have the meanings described below in this Section III unless a different meaning is plainly required by the context.

(1) “Annual Incentive Award” means an award of cash determined by the Committee after the end of the Fiscal Year.

(2) “Award” means an award made under the Plan.

(3) “Award Agreement” means an agreement entered into by the Corporation and a Participant setting forth the terms and provisions applicable to an Award granted to a Participant.

(4) “Board of Directors” means the Board of Directors of Navistar International Corporation.

(5) “Change in Control” shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than employee or retiree benefit plans or trusts sponsored or established by the Corporation or International Truck and Engine Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities, (ii) the following individuals cease for any reason to constitute more than three-fourths of the number of directors then serving on the Board of Directors of the Corporation: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved by the vote of at least two-thirds (2/3) of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; (iii) any dissolution or liquidation of the Corporation or International Truck and Engine Corporation or sale or disposition of all or substantially all (more than 50%) of the assets of the Corporation or of International Truck and Engine Corporation occurs; or (iv) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board of Directors of the Corporation immediately prior to the first public announcement relating to such Control Transaction shall immediately thereafter, or with two (2) years, cease to constitute a majority of the Board of Directors of the Corporation. Notwithstanding the foregoing, the sale or disposition of any or all of the assets or stock of Navistar Financial Corporation shall not be deemed a Change in Control.

(6) “Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

(7) “Committee” means the Compensation Committee of the Board of Directors.

(8) “Common Stock” means the common stock of the Corporation.

(9) “Consultant” means a person engaged under a written contract with the Corporation or any subsidiary of the Corporation that was executed by the Corporation’s Chief Executive Officer or Chief Financial Officer to provide consulting or advisory services (other than as an Employee or a Non-Employee Director) to such entity, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Corporation from offering or selling Common Stock to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act of 1933, as amended, or, if the Corporation is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, registration on a Form S-8 (Registration Statement Under the Securities Act of 1933).

(10) “Corporation” means Navistar International Corporation.

(11) “Employee” means a person regularly employed by the Corporation or any subsidiary of the Corporation, including its officers.

(12) “Exercise Price” means the amount for which one share of Common Stock may be purchased upon exercise of a Stock Option, as specified in the applicable Award Agreement.

(13) “Fair Market Value” means the average of the high and the low prices of a share of Common Stock on the Grant Date as set forth in the New York Stock Exchange — Composite Transactions listing published in the Midwest Edition of The Wall Street Journal or equivalent financial publication.

(14) “Fiscal Year” means the fiscal year of the Corporation.

(15) “Freestanding SAR” means any SAR that is granted independently of any Stock Option.

(16) “Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves an Award, or (ii) such other date as may be specified by the Board or such Committee. The Grant Date of a Stock Option will, unless the Committee expressly determines otherwise, be the business day on which the Committee approves the grant of such Stock Option.

(17) “Incentive Stock Option” means a right, as evidenced by an Award Agreement to purchase a certain number of shares of Common Stock at Fair Market Value for a period of no longer than ten (10) years from the date of grant which options are designed to meet the requirements set out under Section 422 of the Code.

(18) “Non-Employee Director” means as of the Grant Date of an Award an individual who is a director of the Corporation and is neither a Consultant nor an Employee of the Corporation or any of its subsidiaries.

(19) “Nonqualified Stock Option” means a right, as evidenced by an Award Agreement to purchase a certain number of shares of Common Stock at Fair Market Value for a period of not more than ten (10) years which options are stated not to be Incentive Stock Options under the Code.

(20) “Participant” means (a) an Employee selected by the Corporation for participation in the Plan, (b) with respect to Nonqualified Stock Options, SARs, Restricted Stock and Stock Units, a Consultant, and (c) with respect to Nonqualified Stock Options, Restricted Stock and Stock Units, a Non-Employee Director.

(21) “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m) as set forth in Section 162(m)(4)(C).

(22) “Performance Measure” means the performance measurement provided by Section VI.

(23) “Performance Period” means the period during which performance goals must be met for purposes of the Performance Measure.

(24) “Plan” means the Navistar International Corporation 2004 Performance Incentive Plan as set forth herein and as it may be amended hereafter from time to time.

(25) “Qualified Retirement” means with respect to an Employee a termination from employment from the Corporation or any of its subsidiaries that occurs after the Employee attains age 55 and at the time of the termination the Employee has either: (i) 10 or more years of continuous service as a full-time Employee, or (ii) 10 or more years of service that would constitute credited service under the definition contained in the International Truck and Engine Corporation Retirement Plan for Salaried Employees (“RPSE”). Qualified Retirement for a Non-Employee Director means retirement under a retirement policy of the Board for Non-Employee Directors.

(26) “Restoration Stock Option” means a Nonqualified Stock Option granted pursuant to Section VII(7) and which is awarded upon the exercise of a Nonqualified Stock Option earlier awarded under the Plan or any other plan of the Corporation, including an earlier awarded Restoration Stock Option (an “Underlying Option”); provided, however, that in no event shall a Restoration Stock Option be granted in respect of any Underlying Option awarded under the Plan or any other plan of the Corporation on or after December 16, 2008.

(27) “Restricted Stock” means a right to acquire one or more shares of Common Stock, as evidenced by an Award Agreement, that is restricted as to sale or transfer and, except as otherwise specified in Section XI(3), subject to a substantial risk of forfeiture.

(28) “Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Stock Option, pursuant to the terms of Section X of the Plan.

(29) “Stock Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(30) “Stock Units” mean units for Restricted Stock granted pursuant to Section XI.

(31) “Tandem SAR” means an SAR granted with respect to a share pursuant to Section X hereof in connection with a related Stock Option, under which: (a) the exercise of the SAR with respect to the share shall cancel the right to purchase such share under the related Stock Option, and (b) the purchase of the share under the related Stock Option shall cancel the right to exercise the SAR with respect to such share.

SECTION IV

ELIGIBILITY

Management will, from time to time, select and recommend to the Committee Employees who are to become Participants in the Plan. Such Employees will be selected from those who, in the opinion of management, have substantial responsibility in a managerial or professional capacity. Similarly, management will, from time to time, select and recommend to the Committee Consultants who are to become Participants in the Plan for the purpose of Nonqualified Stock Option Awards, SARs, Restricted Stock and Stock Units. Such Consultants will be selected from those who, in the opinion of management, have substantial responsibility in an advisory or professional capacity. Non-Employee Directors shall also be Participants in the Plan for the purpose of Nonqualified Stock Option Awards, Restricted Stock and Stock Units.

SECTION V

ANNUAL INCENTIVE AWARDS

(1) As soon as practical following the end of the Fiscal Year, the Committee will certify performance achieved against the performance criteria established at the beginning of the Fiscal Year. The performance criteria shall be determined in the discretion of the Committee considering all factors relevant to the management of the Corporation, provided that an Award under this Section that is intended to qualify for the Performance-Based Exception shall satisfy the Performance Measures and the requirements of Section 162(m) of the Internal Revenue Code.

(2) The Committee, in its sole discretion, may reduce or eliminate any Award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the Award. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the Participant’s overall performance for the year; and (c) prevailing levels of total compensation among similar companies.

(3) Performance criteria for Annual Incentive Awards will not be increased or decreased within a Fiscal Year except for extraordinary circumstances approved by the Committee.

(4) Payment of an Annual Incentive Award will be made in cash to the Participant during the period beginning January 1 and ending March 15 of the year following the end of the Fiscal Year to which the Annual Incentive Award relates, subject to any acceleration or delay in payment permitted under Code Section 409A, as defined in Section XXII.

(5) The Committee may permit the deferral of any Award and may permit payment on deferrals to be made subject to rules and procedures it may establish; provided that in the case of any Nonqualified Stock Option, the Committee may permit a feature that provides for the deferral of compensation, including, but not limited to, a feature that allows a holder of a Nonqualified Stock Option to elect deferred delivery of profit shares, only with respect to any Nonqualified Stock Option that was earned and vested on December 31, 2004, determined pursuant to and in accordance with Code Section 409A, as defined in Section XXII. These rules may include provisions crediting interest on deferred cash accounts.

(6) The Committee shall set the performance criteria for each year’s Annual Incentive Awards no later than the first 90 days of the Fiscal Year.

(7) Its shall be presumed unless the Committee determines to the contrary, that all Awards to Employees under this Section are intended to qualify for Performance-Based Exception. If the Committee does not intend an Award to qualify for the Performance-Based Exception the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate. For the purpose of complying with the Performance-Based Exception rules of Section 162(m) of the Internal Revenue Code, the maximum Award under this Section of the Plan to any one Employee during any one Fiscal Year shall not exceed $4,000,000.

SECTION VI

PERFORMANCE MEASUREMENT

(1) Unless and until the Corporation’s stockholders approve a change in the general Performance Measures set forth in this Section VI, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the Performance Measures to be used for purposes of such Awards may be measured at the Corporation level, at a subsidiary level, or at an operating unit level and shall be chosen from among: (a) income measures (including, but not limited to, gross profits, operation income, earnings before or after taxes, earnings per share, cost reductions); (b) return measures (including, but not limited to, return on assets, capital, investment, equity, or sales); (c) cash flow, cash flow return on investments, which equals net cash flows divided by owners equity; (d) gross revenues from operations; (e) total revenue; (f) cash value added; (g) economic value added; (h) share price (including, but not limited to, growth measures and total shareholder return); (i) sales growth; (j) market share; (k) the achievement of certain quantitatively and objectively determinable non-financial performance measures (including, but not limited to, growth strategies, strategic initiatives, product development, product quality, corporate development, and leadership development); (l) earnings before interest and taxes; and (m) any combination of, or a specified increase in, any of the foregoing.

(2) The Committee shall set the Performance Measures for each year’s Annual Incentive Awards no later than the first 90 days of the Fiscal Year.

(3) The Committee shall have the discretion to adjust the determination of the degree of attainment of the preestablished goals; provided that the Awards that are designated to qualify for Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward). In no event shall the Performance Period for any performance-based equity Award be less than one year.

(4) In the case of any Award that is granted subject to the condition that a specific Performance Measure be achieved, no payment under such Award shall be made prior to the time the Committee certifies in writing that the Performance Measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a share of Common Stock from the date the Award is made.

SECTION VII

STOCK OPTIONS FOR EMPLOYEES AND CONSULTANTS

(1) The Committee may grant Nonqualified Stock Options or Incentive Stock Options or a combination of both to Employee Participants in the amount and at the time that the Committee approves. The Committee may grant Nonqualified Stock Options to Consultant Participants in the amount and at the time that the Committee approves. In order to provide a limitation on the number of shares as provided for in Section 162(m) of the Internal Revenue Code and the regulations thereunder, Stock Option grants shall be limited to a maximum of 1,000,000 shares per year for any Employee Participant.

(2) The Committee will document the terms of the Stock Option in an Award Agreement to include the Grant Date and Exercise Price, as well as any other terms that it may desire. The Exercise Price under a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date. Subject to adjustment pursuant to Section XII, the Exercise Price of outstanding Options fixed by the Committee shall not be modified.

(3) Unless otherwise determined by the Committee, a Stock Option granted under the Plan will become exercisable in whole or in part after the commencement of the second year of the term of the Stock Option to the extent of one third of the shares, to the extent of one third of the shares after commencement of the third year, and to the extent of one third of the shares after commencement of the fourth year.

(4) A Stock Option granted under the Plan will be exercisable during such period as the Committee may determine, and will be subject to earlier termination as hereinafter provided. In no event, however, may a Stock Option governed by the Plan be exercised after the expiration of its term. Except as provided herein, no Stock Option granted under this Section of the Plan to an Employee or Consultant may be exercised at any time unless the Participant who holds the Stock Option is then an Employee or Consultant, respectively. The option can be exercised in whole or in part through (i) cashless exercise, (ii) the Corporation withholding from the shares of Common Stock otherwise issuable upon exercise of the Stock Option a number of shares of Common Stock having a fair market value equal, as of the date of exercise, to the Exercise Price of the Stock Option multiplied by the number of shares of Common Stock in respect of which the Stock Option shall have been exercised (“Net-Exercise”), or (iii) other arrangements through agents, including stockbrokers, under arrangements established by the Corporation by paying the amounts required by instructions issued by the Secretary of the Corporation for the exercise of the Stock Options. If an exercise is not covered by instructions issued by the Corporate Secretary, the purchase price is to be paid in full to the Corporation upon the exercise of a Stock Option either (I) by cash including a personal check made payable to the Corporation, (II) by delivering at fair market value on the date of exercise unrestricted Common Stock already owned by the Participant, or (III) by any combination of cash and unrestricted Common Stock, and in either case, by payment to the Corporation of any withholding tax. In no event may successive simultaneous pyramiding be used to exercise a Stock Option. Shares which otherwise would be delivered to the holder of a Stock Option may be delivered, at the election of the holder, to the Corporation in payment of federal, state and/or local withholding taxes payable in connection with an exercise.

(5) The Participant who holds a Stock Option will have none of the rights of a shareowner with respect to the shares subject to a Stock Option until such shares are issued upon the exercise of a Stock Option.

(6) Neither the Corporation nor any subsidiary may directly or indirectly lend money to any Participant for the purpose of assisting the individual to acquire shares of Common Stock issued upon the exercise of Stock Options granted under the Plan.

(7) Provisions for Restoration Stock Options may be contained in the terms of a Underlying Option that was granted under the Plan prior to December 16, 2008. Restoration Stock Options granted under the Plan in respect of any Underlying Option awarded hereunder prior to December 16, 2008 may be granted pursuant to the following terms: (a) Restoration Stock Options may be granted if the Participant elects to make a restoration option exercise of an Underlying Option, pays the exercise price by transferring to the Corporation Common Stock of the Corporation held by the Participant, and pays the withholding tax by transferring Common Stock or cash. The number of Restoration Stock Options that will be granted is equal to the number of shares used to pay the exercise price and the number of shares with value equal to the tax liability; (b) The Restoration Stock Options will have a term equal to the remaining term of the Underlying Option, will have an Exercise Price equal to the Fair Market Value of the stock on the date of grant of the Restoration Option, and will become exercisable in six months after grant (or, if sooner, one month before the end of the term of the Underlying Option), and otherwise will have the same general terms and conditions Nonqualified Stock Options granted by the Corporation; (c) The shares that represent the difference between the Exercise Price of the Underlying Option and the value of the shares on the date of exercise, less withholding taxes, generally cannot be transferred for a period of three (3) years; and (d) To the extent permitted by the Committee under Section V(5), at the election of the Participant delivery of the shares may be deferred.

(8) In the event of the termination of the employment of an Employee who holds an outstanding Stock Option, awarded prior to December 15, 2009, other than by reason of death, total and permanent disability or a Qualified Retirement, the Employee may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within three (3) months after such termination, but not after the expiration of the term of the grant, to the extent of the number of shares which were exercisable at the date of the termination of employment. In the event of the termination of the employment of an Employee who holds an outstanding Stock Option, awarded on or after December 15, 2009, other than by reason of death, total and permanent disability or a Qualified Retirement, the Employee may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within twelve (12) months such termination, but not after the expiration of the term of the grant, to the extent of the number of shares which were exercisable at the date of the termination of employment. In the event of termination of service as a Consultant who holds an outstanding Stock Option, awarded prior to December 15, 2009, other than by reason of death or total and permanent disability, the Consultant may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within three (3) months after such termination, but not after the expiration of the term of the grant, to the extent of the number of shares which were exercisable at the date of the termination of service. In the event of the termination of service as a Consultant who holds an outstanding Stock Option, awarded on or after December 15, 2009, other than by reason of death, total and permanent disability or a Qualified Retirement, the Consultant may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within twelve (12) months such termination, but not after the expiration of the term of the grant, to the extent of the number of shares which were exercisable at the date of the termination of service. Stock Options granted under this Section of the Plan to an Employee will not be affected by any change of employment so long as the Participant continues to be an Employee. Provided, however, if the Participant is terminated for cause as defined in the International Truck and Engine Corporation

Income Protection Plan, or if the Participant is covered by a different severance plan or agreement, then as defined in such plan or agreement, the three-month period provided by this subsection shall not apply and the Stock Option shall cease to be exercisable and shall lapse as of the effective date of the termination of the Employee.

(9) Except as provided in Section VII(12), in the event of a Qualified Retirement an Employee who holds an outstanding Stock Option may exercise the Stock Option to the extent the option is exercisable or becomes exercisable under its terms, at any time during the term of the option grant.

(10) In the event of a total and permanent disability, as defined by the Corporation’s long term disability programs, an Employee or Consultant who holds an outstanding Stock Option may exercise the Stock Option, to the extent the Stock Option is exercisable or becomes exercisable under its terms, at any time within three (3) years after such termination or, if later, the date on which the option becomes exercisable with respect to such shares, but not after the expiration of the term of the option grant.

(11) In the event of the death of an Employee or Consultant who holds an outstanding Stock Option, the Stock Option may be exercised by a legatee, or by the personal representatives or distributees, at any time within a period of two (2) years after death, but not after the expiration of the term of the grant. If death occurs while employed by the Corporation or a subsidiary or performing services as a Consultant, or after a Qualified Retirement, or during the three- year period specified in Section VII(10), Stock Options may be exercised to the extent of the remaining shares covered by Stock Options whether or not such shares were exercisable at the date of death. If death occurs during the three-month period specified in Section VII(8), Stock Options may be exercised to the extent of the number of shares that were exercisable at the date of death.

(12) Notwithstanding the other provisions of Sections VII(9) or VII(11), no Stock Option which is not exercisable at the time of a Qualified Retirement shall become exercisable after such Qualified Retirement if, without the written consent of the Corporation, a Participant engages in a business, whether as owner, partner, officer, employee, or otherwise, which is in competition with the Corporation or one of its affiliates, and if the Participant’s participation in such business is deemed by the Corporation to be detrimental to the best interests of the Corporation. The determination as to whether such business is in competition with the Corporation or any of its affiliates, and whether such participation by such person is detrimental to the best interests of the Corporation, shall be made by the Corporation in its absolute discretion, and the decision of the Corporation with respect thereto, including its determination as to when the participation in such competitive business commenced, shall be conclusive.

(13) Notwithstanding any provision of the Plan to the contrary, (a) the exercise of a Stock Option granted under the Plan at any time on or after April 16, 2007 shall be settled solely in shares of Common Stock, and under no circumstances whatsoever shall a Stock Option be exercisable with respect to any period during which the exercise of such Stock Option would violate Applicable Law, as defined in Section XXII, and (b) in accordance with both the terms of the Prospectus for the Plan and the power and authority reserved to the Committee under Section XIII, and to the fullest extent permitted under Applicable Law, as defined in Section XXII, the exercise of a Stock Option granted under the Plan at any time before April 16, 2007 shall be settled solely in shares of Common Stock, and under no circumstances whatsoever shall a Stock Option be exercisable with respect to any period during which the exercise of such Stock Option would violate Applicable Law, as defined in Section XXII.

SECTION VIII

STOCK OPTIONS NON-EMPLOYEE DIRECTORS

(1) The Committee may grant Nonqualified Stock Options to Non-Employee Directors.

(2) The Committee will document the terms of the Stock Option to include the Grant Date and Exercise Price, as well as any other terms that it may desire. The Exercise Price under a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date. Subject to adjustment pursuant to Section XII, the Exercise Price of outstanding Stock Options fixed by the Committee shall not be modified.

(3) Unless otherwise determined by the Committee, a Stock Option granted under this Section of the Plan will become exercisable in whole or in part after the commencement of the second year of the term of the Stock Option to the extent of one third of the shares, to the extent of one third of the shares after commencement of the third year, and to the extent of one third of the shares after commencement of the fourth year.

(4) A Stock Option granted this Section of the Plan will be exercisable during such period as the Committee may determine, and will be subject to earlier termination as hereinafter provided. In no event, however, may a Stock Option governed by the Plan be exercised after the expiration of its term.

(5) Except as provided herein, no Stock Option granted under this Section of the Plan may be exercised at any time unless the Participant who holds the Stock Option is then a Non-Employee Director.

(6) A Stock Option granted under this Section of the Plan can be exercised in whole or in part through cashless exercise, Net-Exercise, as defined in Section VII(4), or other arrangements through agents, including stockbrokers, under arrangements established by the Corporation by paying the amounts required by instructions issued by the Secretary of the Corporation for the exercise of the options. If an exercise is not covered by instructions issued by the Corporate Secretary, the purchase price is to be paid in full to the Corporation upon the exercise of a Stock Option either (i) by cash including a personal check made payable to the Corporation; (ii) by delivering at fair market value on the date of exercise unrestricted Common Stock already owned by the Participant, or (iii) by any combination of cash and unrestricted Common Stock, and in either case, by payment to the Corporation of any withholding tax. In no event may successive simultaneous pyramiding be used to exercise a Stock Option. Shares which otherwise would be delivered to the holder of a Stock Option may be delivered, at the election of the holder, to the Corporation in payment of federal, state and/or local withholding taxes payable in connection with an exercise.

(7) The Non-Employee Director who holds a Stock Option will have none of the rights of a shareowner with respect to the shares subject to a Stock Option until such shares are issued upon the exercise of a Stock Option.

(8) Neither the Corporation nor any subsidiary may directly or indirectly lend money to any Non-Employee Director for the purpose of assisting the individual to acquire shares of Common Stock issued upon the exercise of Stock Options granted under the Plan.

(9) In the event of the termination of service as a Non-Employee Director, other than by reason of death, total and permanent disability or a Qualified Retirement, a Non-Employee Director who holds an outstanding Stock Option awarded prior to December 15, 2009 may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within three (3) months after such termination, but not after the expiration of the term of the grant, to the extent of the number of shares which were exercisable at the date of the termination of service. In the event of the termination of service as a Non-Employee Director, other than by reason of death, total and permanent disability or a Qualified Retirement, a Non-Employee Director who holds an outstanding Stock Option awarded on or after December 15, 2009, may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within twelve (12) months such termination, but not after the expiration of the term of the grant, to the extent of the number of shares which were exercisable at the date of the termination of service.

(10) Except as provided in Section VII(13), in the event of Qualified Retirement a Non-Employee Director who holds an outstanding Stock Option may exercise the Stock Option to the extent the Stock Option is exercisable or becomes exercisable under its terms, at any time during the term of the option grant.

(11) In the event of a total and permanent disability, as determined by the Committee, a Non-Employee Director who holds an outstanding Stock Option may exercise the Stock Option, to the extent the option is exercisable or becomes exercisable under its terms, at any time within three (3) years after such termination or, if later, the date on which the Stock Option becomes exercisable with respect to such shares, but not after the expiration of the term of the option grant.

(12) In the event of the death of a Non-Employee Director who holds an outstanding Stock Option, the Stock Option may be exercised by a legatee, or by the personal representatives or distributees, at any time within a period of two (2) years after death, but not after the expiration of the term of the grant. If death occurs while the Participant is serving as a Non-Employee Director, or after a Qualified Retirement, or during the three-year period specified in Section VIII(11), Stock Options may be exercised to the extent of the remaining shares covered by the Stock Options whether or not such shares were exercisable at the date of death. If death occurs during the three-month period specified in Section VIII(9), Stock Options may be exercised to the extent of the number of shares that were exercisable at the date of death.

(13) Notwithstanding the other provisions of Sections VIII(10) or VIII(12), no option which is not exercisable at the time of a Qualified Retirement shall become exercisable after such Qualified Retirement if, without the written consent of the Corporation, a Non-Employee Director engages in a business, whether as owner, partner, officer, employee, or otherwise, or serves as a director for such business, which is in competition with the Corporation or one of its affiliates, and if the Non-Employee Director’s participation in such business is deemed by the Corporation to be detrimental to the best interests of the Corporation. The determination as to whether such business is in competition with the Corporation or any of its affiliates, and whether such participation by such person is detrimental to the best interests of the Corporation, shall be made by the Corporation in its absolute discretion, and the decision of the Corporation with respect thereto, including its determination as to when the participation in such competitive business commenced, shall be conclusive.

SECTION IX

PROHIBITION ON REPRICING AND DISCOUNTED OPTIONS

Notwithstanding any other provision in the Plan, no Stock Option issued under the Plan may be amended or modified in any way that changes the Exercise Price of the Stock Option, and no Stock Option may be issued with an Exercise Price that is less than the Fair Market Value of one share of Common Stock on the Grant Date of the Stock Option or in any other way discounted. This provision shall not limit any adjustments provided by Section XII relating to adjustments upon changes in capitalization.

SECTION X

STOCK APPRECIATION RIGHTS AND OTHER AWARDS

(1) Subject to the terms of the Plan, the Committee may grant any types of Awards other than Stock Options provided for in Sections VII and VIII, and Restricted Stock provided for in Section XI, including but not limited to SARs. The Committee shall determine the terms and conditions of such Awards.

(2) The Committee may, subject to the terms of the Plan, grant SARs to Employee and Consultant Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion in determining the number of SARs, subject to the terms of the Plan, and to determine the terms of the SARs. The grant price of a Freestanding SAR shall equal the Fair Market Value of one share of Common Stock on the Grant Date. The Exercise Price of Tandem SARs shall equal the Exercise Price of the related Stock Option.

(3) Tandem SARs may be exercised for all or part of the shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A related Stock Option is then exercisable.

(4) Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) The Tandem SAR shall expire no later than the expiration than the expiration of the Incentive Stock Option; (b) The value of the payout with respect to the Tandem SAR shall not exceed the excess of the fair market value of the shares subject to Incentive Stock Option at the time the Tandem SAR is exercised over the Exercise Price under the Incentive Stock Option; and (c) The Tandem SAR may be exercised only when the fair market value on the date of exercise of the shares subject to the Incentive Stock Option exceed the Exercise Price of the Incentive Stock Option.

(5) Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its discretion, impose upon them, subject, however, to the terms of the Plan.

(6) The term of SARs shall be determined by the Committee, in its discretion; provided that such term shall not exceed 10 years.

(7) Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying: (a) the excess of fair market value of one share of Common Stock on the date of exercise over the Exercise Price, by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in share equivalent fair market value, or in a combination thereof.

(8) Its shall be presumed unless the Company determines to the contrary, that all awards to Employees under this Section are intended to qualify for Performance-Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate. For the purpose of complying with the Performance-Based Exception rule of Section 162(m) of the Internal Revenue Code, the number of SARs that can be granted to any one Employee in any Fiscal Year shall not exceed 1,000,000 shares, less the number of stock options grant to such Employee during the year. Any Award the value of which is not solely dependent on value of the stock on which the award is based shall not exceed $4,000,000 for any Employee for the year.

SECTION XI

RESTRICTED STOCK AND STOCK UNITS

(1) Restricted Stock, or Stock Units, may be granted during a Fiscal Year or at any time thereafter. Awards under the Plan may be granted in the form of Restricted Stock, in the form of Stock Units, or in any combination of both. Restricted Stock or Stock Units may also be awarded in combination with Stock Options, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the terms of the Award Agreement are not fulfilled.

(2) Awards of Restricted Stock or Stock Units may be made under the Plan to Participants for meeting the stock ownership requirements as described in the Navistar Executive Stock Ownership Program, as may be amended from time to time by the Board of Directors, in their sole discretion, or for any other purpose.

(3) Each Award of Restricted Stock or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. In no event will an Award of Restricted Stock or Stock Units granted under the Plan vest in full prior to the commencement of the third year anniversary of the Grant Date, except that any Award (or portion thereof) of Restricted Stock or Restricted Stock Units granted under the Plan representing a Non-Employee Director’s first quarterly retainer shall be immediately vested upon the Grant Date.

(4) The Participant will be entitled to all dividends paid with respect to all Restricted Stock awarded under the Plan during the period of restriction and will not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock. The Participant also will be entitled to vote Restricted Stock during the period of restriction.

(5) All Restricted Stock certificates awarded under the Plan are to be delivered to the Participant with an appropriate legend imprinted on the certificate.

(6) In the event a Participant dies while employed by the Corporation or a subsidiary, performing services as a Consultant, or serving as a Non-Employee-Director of the Corporation, or following a Qualified Retirement or total or permanent disability, the Restricted Stock or Stock Units will vest as of the date of death and all restrictions shall lapse and the Restricted Stock or Stock Units will be immediately transferable to the named beneficiary or to the Participant’s estate. Any Restricted Stock or Stock Units that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. A beneficiary designation may be changed by filing the prescribed form with the Secretary of the Corporation at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Restricted Stock or Stock Units that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(7) In the event a Participant who holds unvested Restricted Stock or Stock Units, terminates employment or service as a Non-Employee Director with the Corporation by reason of Qualified Retirement or total and permanent disability, the Restricted Stock or Stock Units will continue to vest according to the terms of the Restricted Stock. In the event a Participant who holds unvested Restricted Stock or Stock Units, terminates service as a Consultant by reason of total and permanent disability, the Restricted Stock or Stock Units will continue to vest according to the terms of the Restricted Stock.

(8) In the event a Participant otherwise terminates employment or service as a Consultant or Non-Employee Director, any Restricted Stock or Stock Units that is not vested forfeits to the Corporation.

(9) Its shall be presumed unless the Committee determines to the contrary, that all awards to Employees under this Section of the Plan are intended to qualify for Performance-Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate. For the purpose of complying with the Performance-Based Exception rules of Section 162(m) of the Internal Revenue Code, the maximum Award under this Section of the Plan to any one Employee during any one Fiscal Year shall not exceed 1,000,000 shares.

SECTION XII

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

Notwithstanding any other provision of the Plan, the Award Agreements may contain such provisions as the Committee determines to be appropriate for the adjustment of the number and class of shares, subject to each outstanding Stock Option or SAR, the exercise prices in the event of changes in, or distributions with respect to, the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares, spinoffs and the like, and, in the event of any such changes in, or distribution with respect to, the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the limits applicable to Awards under the Plan, in each case, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

SECTION XIII

ADMINISTRATION OF THE PLAN

Full power and authority to construe, interpret and administer the Plan is vested in the Committee. Decisions of the Committee will be final, conclusive and binding upon all parties, including the Corporation, shareowners, Employee, Consultants, and Non-Employee Directors. The foregoing will include, but will not be limited to, all determinations by the Committee as to (a) the approval of Employees, Consultants, and Non-Employee Directors for participation in the Plan, (b) the amount of the Awards, (c) the performance levels at which different percentages of the Awards would be earned and all subsequent adjustments to such levels and (d) the determination of all Awards. Any person who accepts any Award hereunder agrees to accept as final, conclusive and binding all determinations of the Committee. The Committee will have the right, in the case of Employees or Consultants who are employed or engaged to perform services, respectively, outside the United States, or Non-Employee Directors not resident in the United States, to vary from the provision of the Plan to the extent the Committee deems appropriate in order to preserve the incentive features of the Plan.

SECTION XIV

NON-ASSIGNMENT

Awards under the Plan may not be assigned or alienated. In case of a Participant’s death, the amounts distributable to the deceased Participant under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the designated beneficiary or beneficiaries. The amount distributable to a Participant upon death and not subject to such a designation shall be distributed to the Participant’s estate. If there is any question as to the right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Corporation will have no further liability to anyone with respect to such amount.

SECTION XV

WITHHOLDING TAXES

A Participant may elect, subject to the provisions of the applicable Sections of the Plan and the terms of the Award, to pay any withholding tax due in connection with the exercise of any Stock Option or SAR or upon the vesting of Restricted Stock or the settlement of any other Award either (i) by cash including a personal check made payable to the Corporation or (ii) by delivering at fair market value, on the date that the amount of tax to be withheld is determined, unrestricted Common Stock already owned by the Participant, or (iii) by any combination of cash or unrestricted Common Stock. In addition, the Committee may permit, in the Award Agreement or otherwise, that in the event that a Participant is required to pay to the Corporation any amount to be withheld in connection with the exercise, vesting or settlement of an Award denominated in shares, the Participant may satisfy such obligation (in whole or in part) by electing to have the Corporation withhold a portion of the shares of Common Stock otherwise to be issued upon exercise, vesting or settlement of such Award equal in value to the minimum amount required to be withheld. The value of the shares to be withheld shall be the fair market value on the date that the amount of tax to be withheld is determined.

SECTION XVI

RIGHTS OF PARTICIPANT

To the extent that any Participant, beneficiary or estate acquires a right to receive payments or distributions under the Plan, such right will be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder will be paid from the general assets of the Corporation. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create any contracted right or trust of any kind or fiduciary relationship between the Corporation and any Participant, beneficiary or estate.

SECTION XVII

MODIFICATION, AMENDMENT OR TERMINATION

The Committee may modify, amend, or terminate the Plan at any time, provided that, unless the requisite approval of stockholders is obtained, no amendment shall be made to the Plan if such amendment would (i) increase the number of shares of Common Stock available for issuance under the Plan or increase the limits applicable to Awards under the Plan, in each case, except as provided in Section XII; (ii) lower the Exercise Price of the Stock Option or SAR grant value below 100% of the Fair Market Value of one share of Common Stock on the Grant Date, except as provided in Section XII; (iii) remove the repricing restriction set forth in Section IX; or (iv) require stockholder approval as a matter of law or under rules of the New York Stock Exchange. No Plan amendment shall, without the affected Participant’s consent, terminate or adversely affect any right or obligation under any Stock Option or other Award previously granted under the Plan.

SECTION XVIII

RESERVATION OF SHARES

(1) The total number of shares of Common Stock reserved and available for delivery pursuant to this Plan is 3,250,000. Effective December 15, 2009, and subject to stockholder approval, an additional 2,500,000 shares of Common Stock are reserved and available for delivery pursuant to this Plan. The number of shares authorized and available shall be increased by shares of Common Stock subject to an option or award under this Plan or any other plan, including the Navistar 1994 Performance Incentive Plan, the Navistar 1998 Supplemental Stock Plan, or the 1998 Non-Employee Director Stock Option Plan, that is cancelled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant of the plan, including shares used to pay the option exercise price of an option issued under the Plan or any other plan or to pay taxes with respect to such an option.

(2) In order to provide a limitation on the number of shares that may be issued as Incentive Stock Options as provided by the Code, no more than 1,000,000 shares of Common Stock, or if less the number of shares that may be issued under the Plan, shall be granted as Incentive Stock Options in any calendar year. Such shares may be in whole or in part, as the Board of Directors shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Corporation.

(3) In order to provide a limitation on the number of shares that may be issued as Restricted Stock, Stock Units, SARs, and Awards other than Stock Options, no more than 1,000,000 shares of Common Stock that may be issued under the Plan shall be granted as Restricted Stock, Stock Units, SARs, or Awards other than Stock Options. Effective December 15, 2009, and subject to stockholder approval, an additional 50,000 shares of Common Stock are reserved and may be issued as Restricted Stock, Stock Units, SARs, and Awards other than Stock Options.

SECTION XIX

RIGHTS OF EMPLOYEES

Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional future Awards. Nothing in the Plan will confer on any Employee or Participant any right to continue in the employ of the Corporation or any of its subsidiaries or interfere with or prevent in any way the right of the Corporation or any of its subsidiaries to terminate an Employee or Participant’s employment at any time for any reason.

SECTION XX

CHANGE IN CONTROL

(1) Notwithstanding any provision contained herein to the contrary and with respect to an Award made prior to January 1, 2010, in the event of a Change in Control, all awarded Restricted Stock and Stock Units will immediately be free of all restrictions and performance contingencies and will be deemed fully earned and not subject to forfeiture and all outstanding Stock Options governed by the Plan will be immediately exercisable and shall continue to be exercisable for a period of three (3) years from the date of the Change in Control regardless of the original term or employment status, except that the term of any Incentive Stock Option shall not be extended beyond ten (10) years from the date of grant.

(2) Notwithstanding any provision contained herein to the contrary and with respect to an Award made on or after January 1, 2010, in the event of both (x) a Change in Control and (y) either immediately before the date on which a Change in Control occurs or during the 36 month-period after the date of the then-most recent Change in Control, an Employee experiences (1) a separation for “Good Reason” or an involuntary termination for any reason other than “Cause” (both, as defined in the Employee’s Executive Severance Agreement) or (2) an involuntary termination for any reason other than “Cause” (as defined in the company’s Income Protection Plan for those Employees who are not a party to an Executive Severance Agreement), all awarded Restricted Stock and Stock Units will immediately be free of all restrictions and performance contingencies and will be deemed fully earned and not subject to forfeiture and all outstanding Stock Options governed by the Plan will be immediately exercisable and shall continue to be exercisable for a period of three (3) years from the date of the Change in Control regardless of the original term or employment status, except that the term of any Incentive Stock Option shall not be extended beyond ten (10) years from the date of grant.

(3) Notwithstanding any provision contained herein to the contrary and with respect to an Award made on or after January 1, 2010, in the event of both (x) a Change in Control and (y) either immediately before the date on which a Change in Control occurs or during the 36 month-period after the date of the then-most recent Change in Control, a Consultant or Non-Employee Director experiences a separation in service, all awarded Restricted Stock and Stock Units will immediately be free of all restrictions and performance contingencies and will be deemed fully earned and not subject to forfeiture and all outstanding Stock Options governed by the Plan will be immediately exercisable and shall continue to be exercisable for a period of three (3) years from the date of the Change in Control regardless of the original term or service status, except that the term of any Incentive Stock Option shall not be extended beyond ten (10) years from the date of grant.

SECTION XXI

LIMITATION OF ACTIONS

Every right of action by or on behalf of the Corporation or any shareowner against any past, present or future member of the Board of Directors, officer or Employee arising out of or in connection with the Plan will, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer or Employee, cease and be barred by the expiration of three (3) years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises or (b) the first date upon which there has been made generally available to shareowners an annual report of the Corporation and a proxy statement for the annual meeting of shareowners following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate amount of Awards under the Plan during such period; and any and all right of action by an Employee, Consultant, or Non-Employee Director (past, present or future) against the Corporation arising out of or in connection with the Plan shall, irrespective of the place where action may be brought, cease and be barred by the expiration of three (3) years from the date of the act or omission in respect of which such right of action arises.

SECTION XXII

GOVERNING LAW

The Plan will be governed by and construed in accordance with applicable Federal laws and, to the extent not inconsistent therewith or pre-empted thereby, with the laws of the State of Delaware (without regard to the conflicts of laws provisions of that State or any other jurisdiction), including applicable regulations, rules, and such other applicable authorities thereunder (“Applicable Law”). Accordingly, for the avoidance of doubt, the receipt, exercise, issuance, and disposition, as appropriate, of any Award, Common Stock, Stock Option, or other incentive or award under the Plan is expressly conditioned upon and subject to any and all limitations, restrictions, prohibitions, or such other conditions imposed by Applicable Law, including, but not limited to, applicable Federal and state securities law. Without limiting the generality and applicability of the foregoing and notwithstanding any provision of the Plan to the contrary, if and to the extent any amounts payable or benefits provided under this Plan are subject to, and would otherwise violate, the requirements of Section 409A of the Internal Revenue Code, including applicable regulations, rules, and such other applicable authorities thereunder (“Code Section 409A”), such amounts or benefits shall be paid or provided under such other conditions, determined by the Committee in its sole discretion, that cause the provision of such amounts or benefits to comply with, or not to be subject to, Code Section 409A and this Plan shall be construed and administered accordingly to achieve that objective.

SECTION XXIII

EFFECTIVE DATE

The effective date of the Plan shall be February 17, 2004 (the “Effective Date”), subject to approval by the stockholders at the Corporation’s Annual Meeting to be held on February 17, 2004, or any adjournment thereof. The Plan shall continue in effect for ten (10) years from the Effective Date, expiring February 16, 2014. No Awards may be granted under the Plan subsequent to February 16, 2014, but Awards theretofore granted may extend beyond that date in accordance with their terms.

APPENDIX B

Total Compensation by Industry: Executive – 2009

Participants-Alpha Listing

3M	The Boeing Company
7-Eleven, Inc.	Boise Cascade LLC
Abbott Laboratories	Boise, Inc.
Abercrombie & Fitch	The Bon-Ton Stores, Inc.
ACCO Brands Corporation	BorgWamer Inc.
ACI Worldwide	Brady Corporation
Acxiom Corporation	Bristol-Myers Squibb Company
AEI Services LLC	Brown Shoe Company, Inc.
Aerojet-General Corporation	Brunswick Corporation
The Aerospace Corporation	Burger King Corporation
AGL Resources Inc.	Burlington Northern Santa Fe Corporation
Air Products and Chemicals, Inc.	Bush Brothers & Company
Alberto-Culver Company	C. R. Bard, Inc.
Allegheny Energy, Inc.	Cameron International Corporation
Allergan, Inc.	Campbell Soup Company
ALLETE, Inc.	Caterpillar Inc.
Alliant Techsystems Inc.	CenterPoint Energy
Altria Group, Inc.	CH2M Hill Companies, Ltd.
Ameren Corporation	Chemtura Corporation
American Electric Power	Chevron Corporation
Ameron International Corporation	Chicago Bridge and Iron Company
Ametek, Inc.	Chiquita Brands International, Inc.
Amgen Inc.	Cleco Corporation
AMR Corporation	Cliffs Natural Resources Inc.
Amway	The Clorox Company
Andersen Corporation	CMS Energy Corporation
Anheuser-Busch Companies, Inc.	Colgate-Palmolive Company
Applied Industrial Technologies	Collective Brands, Inc.
Armstrong World Industries, Inc.	Comcast Corporation
ArvinMeritor, Inc.	ConAgra Foods, Inc.
Ash Grove Cement Company	Consolidated Edison
Associated Electric Cooperative Inc.	Constellation Brands, Inc.
AutoZone, Inc.	Cooper Industries, Inc.
Avery Dennison Corporation	Com Products International Inc
Avis Budget Group	Covidien
Avon Products, Inc.	Crane Co.
BAE Systems, Inc.	Cummins, Inc.
Ball Corporation	Curtiss-Wright Corporation
Banner Health	CVS Corporation
Baxter International Inc.	Daimler Trucks North America LLC
Belk, Inc.	Dal-Tile International Inc.
BG US Services, Inc.	Dana Corporation
Big Lots, Inc.	Darden Restaurants, Inc.
BJ Services Company	Deere & Company
Black Hills Corporation	Del Monte Foods Company

Total Compensation by Industry: Executive – 2009

Participants-Alpha Listing

Deloitte	GATX Corporation
Delphi Corporation	General Dynamics Corporation
Deluxe Corporation	General Electric Company
Denso International America, Inc.	General Mills, Inc.
Diageo North America, Inc.	General Motors Corporation
Dole Food Company, Inc.	Global Payments Inc.
Dollar General Corporation	Goodrich Corporation
Dominion Resources, Inc.	The Goodyear Tire & Rubber Company
Donaldson Company, Inc.	Graco Inc.
Dover Corporation	Granite Construction Incorporated
The Dow Chemical Company	Graphic Packaging Corporation
DTE Energy Company	Greyhound Lines, Inc.
Duke Energy Corporation	H. B. Fuller Company
The Dun & Bradstreet Corporation	H. J. Heinz Company
Dynegy Inc.	Hallmark Cards, Inc.
Eastman Chemical Company	Hanesbrands, Inc.
Eastman Kodak Company	Harland Clarke
Eaton Corporation	Harley-Davidson Motor Company Inc.
Ecolab Inc.	Harris Teeter, Inc.
Eddie Bauer, Inc	Hasbro, Inc.
Edison International	Haskell
Edison Mission Energy	Haworth, Inc.
Edwards Lifesciences LLC	Hayes Lemmerz International, Inc.
EI Paso Corporation	HCA Inc.
Eli Lilly and Company	Henkel of America, Inc.
Emerson Electric Co.	Herman Miller, Inc.
Energizer Holdings, Inc.	The Hershey Company
Energy Future Holdings Corporation	Hewitt Associates LLC
Entergy Corporation	Hexion Specialty Chemicals, Inc.
Equifax Inc.	HNTB Companies
ESCO Technologies Inc.	The Home Depot, Inc.
Federal Signal	Honeywell International Inc.
Federal-Mogul Corporation	Hormel Foods Corporation
FedEx Corporation	Hot Topic
Fellowes, Inc	Hubbell Incorporated
FirstEnergy Corp.	Hy-Vee, Inc.
Fiserv, Inc.	IBM Corporation
Fluor Corporation	Idearc Media, Inc.
FMC Corporation	IHS Group
FMC Technologies	Illinois Tool Works Inc.
Fortune Brands, Inc.	Imation
Foster Wheeler Corporation	Ingersoll-Rand Company
Foster’s Wine Estates Americas	International Paper Company
GAF Materials Corp	International Specialty Products
The Gap, Inc.	ITT Corporation

Total Compensation by Industry: Executive – 2009

Participants-Alpha Listing

J. C. Penney Company, Inc.	Molson Coors Brewing Company
Johnson & Johnson	Motor Coach Industries
Johnson Controls, Inc.	Mueller Water Products
Johnson Outdoors Inc.	Nalco Company
Johnson Diversey	Navistar International
Joy Global Inc.	NCR Corporation
Kaman Corporation	Neenah Paper, Inc.
Kellogg Company	Nestle Purina PetCare Company
Kennametal Inc.	Nestle USA
Kimberly-Clark Corporation	New York Power Authority
Kinder Morgan	Nicor
Kohler Company	The Nielsen Company
Kraft Foods, Inc.	NIKE, Inc.
L’Oreal USA, Inc.	Nintendo of America
L-3 Communications Corporation	NiSource Inc.
L. L. Bean Incorporated	Nordstrom
Land O Lakes	Northrop Grumman Corporation
Leggett & Platt Inc.	OfficeMax Incorporated
Lennox International Inc.	Olin Corporation
LG Electronics USA	ONEOK Inc.
Limited Brands	Oshkosh Truck Corporation
LINK-BELT	Owens Corning
Lockheed Martin Corporation	Owens-Illinois, Inc.
Lorillard Tobacco Company	Packaging Corporation of America
Lowe’s Companies, Inc.	Pactiv Corporation
Luxottica Retail	Panasonic Corp of North America
Macy’s, Inc.	Panduit Corp.
Manitowoc Company, Inc.	Papa John’s International
Marriott International, Inc.	Pella Corporation
Mars, Incorporated	PepsiCo, Inc.
Martin Marietta Materials, Inc.	Pfizer Inc.
Masco Corporation	PG&E Corporation
Mattel, Inc.	Philip Morris International
McCormick & Company, Inc.	Phillips-Van Heusen Corporation
McDermott International, Inc.	Pinnacle West Capital Corporation
McDonald’s Corporation	Pioneer Natural Resources Company
McGraw-Hill Companies	Portland General Electric Company
MeadWestvaco Corporation	PPG Industries, Inc.
Medco Health Solutions, Inc.	PPL Corporation
Medtronic, Inc.	Praxair, Inc.
Merck & Co., Inc.	The Procter & Gamble Company
Merrill Corporation	Progress Energy, Inc.
Michelin North America, Inc.	Qwest Communications
ModusLink	R. R. Donnelley & Sons Company
Mohawk Industries	The Rand Corporation

Total Compensation by Industry: Executive – 2009

Participants-Alpha Listing

Rayonier Inc.	Terex Corporation
Raytheon Company	Textron Inc.
Reckitt Benckiser Inc.	Thomas & Betts Corporation
Redcats USA	Time Warner Cable
RehabCare Group, Inc.	Time Warner Inc.
Reliant Energy, Inc.	Timex Group USA, Inc.
Reynolds American Inc.	Total System Services
Rhodia, Inc.	Toys R Us
Rich Products Corporation	TransUnion, LLC
Rockwell Automation	Trinity Industries, Inc.
Rockwell Collins	True Value Company
Rolls-Royce North America Inc.	Tupperware Corporation
S.C. Johnson & Son, Inc.	Tyco Electronics
Sandia National Laboratories	Tyco International
Sanofi Pasteur	UAL Corporation
Sara Lee Corporation	Uline, Inc.
Sauer-Danfoss Inc.	Unilever United States, Inc.
SCANA Corporation	Union Pacific Railroad Co.
Schering-Plough Corporation	Unisys Corporation
Schneider Electric USA	United Stationers Inc.
Schreiber Foods Inc.	United Technologies Corporation
The Scotts Miracle-Gro Company	USG Corporation
Sealed Air Corporation	Valero Energy Corporation
Sears Holding Corporation	Valmont Industries, Inc.
Sempra Energy	The Valspar Corporation
The ServiceMaster Company	Viacom Inc.
The Sherwin-Williams Company	Viad Corp
Siemens	Visteon Corporation
Sodexo, Inc.	Vulcan Materials Company
Solo Cup	W.W. Grainger, Inc.
Solutia Inc.	The Walt Disney Company
Sonoco Products Company	Warner Bros.
Southern Company	Waste Management, Inc.
Staples, Inc.	Waters Corporation
Starwood Hotels & Resorts Worldwide, Inc.	Westinghouse Electric Co.
Steelcase Inc.	Weyerhaeuser Company
T-Mobile U.S.A.	WGL Holdings Inc
Takeda Pharmaceuticals North America, Inc.	Whirlpool Corporation
Target Corporation	The Williams Companies, Inc.
TDS Telecommunications Corporation	Williams-Sonoma, Inc.
Tech Data Corporation	Wm. Wrigley Jr. Company
Tecumseh Products Company	Xcel Energy, Inc.
Temple-Inland Inc.	Xerox Corporation
Tenet Healthcare Corporation	Yum Brands, Inc.
Tenneco Automotive Inc.

NAVISTAR INTERNATIONAL CORPORATION 4201 WINFIELD ROAD P.O. BOX 1488 WARRENVILLE, IL 60555	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies in the same manner as if you had executed a proxy card.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery please visit our Investor Relations Website at http://ir.navistar.com.

 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M18994-P87365	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVISTAR INTERNATIONAL CORPORATION The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors	☐	☐	☐
1. ELECTION OF DIRECTORS Nominees: 01) Eugenio Clariond 02) Diane H. Gulyas 03) William H. Osborne

Vote on Proposals					For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposals:
2. Vote to ratify the selection of KPMG LLP as our independent registered public accounting firm.					☐	☐	☐
3. Vote to approve an amendment to our 2004 Performance Incentive Plan to increase the number of shares available for issuance thereunder from 3,250,000 to 5,750,000.					☐	☐	☐
4. Vote to approve an amendment to our 2004 Performance Incentive Plan to modify the performance measures.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this card. The Board of Directors of the Company has fixed the close of business on January 4, 2010, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Company’s Board of Directors. The shares represented by this proxy will be voted in accordance with the instruction given by the undersigned Stockholder(s). The Board of Directors recommends a vote “For” each of the above proposals.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting	☐ Yes	☐ No		Please indicate if you would like to keep your vote confidential under the current policy	☐ Yes	☐ No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

(Not Transferable)

NAVISTAR INTERNATIONAL CORPORATION

2010 Annual Meeting of Stockholders

Tuesday, February 16, 2010

11:00 a.m. Central Time

Hyatt Lisle Hotel

1400 Corporetum Drive

Lisle, Illinois 60532

PHOTO IDENTIFICATION WILL BE REQUIRED

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report with Form 10-K, Post Card Sized Letter and Notice are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M18995-P87365

NAVISTAR INTERNATIONAL CORPORATION

PROXY AND VOTING INSTRUCTION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 16, 2010

At the Annual Meeting of Stockholders of Navistar International Corporation (the “Company”) on February 16, 2010, or at any adjournments thereof, the undersigned hereby appoints Daniel C. Ustian, Andrew J. Cederoth and Steven K. Covey, and each of them, proxies with power of substitution to vote, as indicated on the matters set forth on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting.

This card also serves to instruct the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote the shares of the Company’s stock credited to the accounts of the undersigned under any such plan at the close of business on January 4, 2010, as directed herein on the matters listed on the reverse side, and, in their discretion, on any other matters that may come before the meeting. To the extent that the trustee has not received the directions from the undersigned by February 11, 2010, the trustee will act in accordance with the Employee Benefit Plan documents.

You are encouraged to specify your choices by marking the appropriate boxes. However, if you wish to vote in accordance with the Board of Directors’ recommendations, simply sign and return this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

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